                                 [AUTOCAM LOGO]




                           --------------------------
                           BOARD OF DIRECTORS MEETING
                           --------------------------




                              SEPTEMBER 7TH, 1999



                                  RONEY & CO.

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------
                              AUTOCAM CORPORATION
                           BOARD OF DIRECTORS MEETING
                               SEPTEMBER 7, 1999
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.   PREPARATION PHASE
     A.   Table of Contents - May 14th, 1999,
          Preparation Meeting with Management
     B.   Table of Contents - June 14th, 1999,
          Preparation Meeting with Special Committee
     C.   Outline of Issues
     D.   Autocam Offering Memorandum

II.  MARKETING PHASE
     A.   Phase I Introductory Letter/Confidentiality Agreement
     B.   Initial Contact List
     C.   Phase I Activity Summary
     D.   Phase II Letter and Summary Information Memorandum Sent
     E.   Phase II Indications of Interest/Transaction Participant Details
     F.   Summary of Phase II Indications of Interest
     G.   Phase III Letter and Offering Memorandum Sent
     H.   Phase III Indications of Interest
     I.   Management Presentation Meetings
     J.   Bidding Procedures Letter
     K.   Summary of Final Offer Letters
     L.   Merger Agreement Dated               1999
                                -------------,

III. TRANSACTION PHASE
     A.   Autocam Corporation
          1.   Stock Price/Volume Analysis
          2.   Discounted Cashflow Analysis
          3.   Comparable Company Analysis
          4.   Comparable Transactions Analysis
          5.   Premium Analysis
     B.   Purchaser Information
     C.   Roney & Co. Fairness Opinion Letter
     D.   Roney & Co. Fairness Narrative
     E.   Transaction Timeline










--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 1 OF 1                      INVESTMENT BANKING
--------------------------------------------------------------------------------

                             I.   PREPARATION PHASE

--------------------------------------------------------------------------------
                              AUTOCAM CORPORATION
                           BOARD OF DIRECTORS MEETING
                               SEPTEMBER 7, 1999
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.   PREPARATION PHASE

     A.   Table of Contents - May 14th, 1999,
          Preparation Meeting with Management

     B.   Table of Contents - June 14th, 1999,
          Preparation of Meeting with Special Committee

     C.   Outline of Issues

     D.   Autocam Offering Memorandum











--------------------------------------------------------------------------------
RONEY & CO.                    PAGE 1 OF 1                    INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IA - PREPARATION PHASE
                                  Table of Contents
                                  5/14/99 Meeting

--------------------------------------------------------------------------------
                                  PROJECT TITAN
                               MANAGEMENT MEETING
                                     AGENDA
                                  MAY 14, 1999
--------------------------------------------------------------------------------
I       DISCUSS TALKING POINTS

II.     REVIEW MEMORANDUM

III.    REVIEW TIMELINE

IV.     REVIEW MERGER PARTNER LIST

V.      REVIEW DUE DILIGENCE ITEMS/RESPONSIBILITY






--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 1 OF 1                     INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IB - PREPARATION PHASE
                                  Table of Contents
                                  6/14/99 Meeting

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  PROJECT TITAN
                        DISCUSSION WITH SPECIAL COMMITTEE
                                     AGENDA
                                  JUNE 14, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I.      SPECIAL COMMITTEE PRESENTATION

II.     MERGER BUYERS LIST

        A. Development -73 Financial / 15 Strategic
        B. Selection Criteria

III.    MERGER PROCESS UPDATE

        A. Status of Phase I Letter and Confidentiality Agreement
           1. Implemented changes from Counsel
           2. 44 Total / 32 Agreements executed / 12 with changes pending
           3. Deadline - Monday June 7, 1999

        B. Status of Phase II and Summary Information Memorandum
           1. Faxed & Federal Expressed Tuesday June 8th, 1999
           2. Deadline - Friday June 18, 1999

        C. Status of Memorandum

IV.     SPECIAL COMMITTEE ITEMS

        A. Procedures, Controls
        B. Level of involvement moving forward
        C. Interview Process / Approval of Engagement Letter
        D. Communication Issues
        E. Other Items

V.      CONFIDENTIALITY/COMMUNICATION/PEOPLE ISSUES

        A. Pre-Transaction
        B. Pending Transaction
        C. Post-Transaction
           1. Key People in the Transaction
           2. Shareholders
           3. Management/Employees
           4. Position Statement
           5. Customers

VI.     OTHER ISSUES




--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 1 OF 1                     INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IC - PREPARATION PHASE
                                  Outline of Issues

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------


I.      CONTINUITY OF BUSINESS
        A. Culture
        B. Leadership Issues
        C. People
        D. After Transaction Completion Structure Issues
           1.   Completely Separate Identities
           2.   Knowledge Transfer
           3.   Common Leadership
           4.   Crunch Help
           5.   Merge Selected Functions
                a)  Presentation

II.     POSSIBLE COMBINATION BENEFITS
        A. Sales
        B. Purchasing
        C. Finance
        D. Accounting
        E. Union

III.    TRANSACTION STRUCTURE
        A. Valuation
        B. Approvals
           1.   Equity-Treatment (Board of Directors)
           2.   Senior-Treatment (Advisors)
        C. Assets vs. Stock
           1.   Tax Considerations
           2.   Legal Considerations
           3.   Seller of Assets

                a)  Company
                b)  Shareholders
                c)  Senior Lender

        D. Type of Alternative Consideration
           1.   Cash
           2.   Stock
           3.   Alternative-Notes/Preferred Stock
           4.   Tax Status/Impact on Type of Consideration



--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 1 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------

        E. Benefits of Alternative Consideration
           1.   Taxation
           2.   Flexibility
           3.   Capital Conservation
           4.   Due Diligence Implications
        F. Negatives of Alternative Consideration
           1.   Value-Equity Risk/Return
           2.   Complexity
           3.   Organizational Flexibility
                a)  Shift Capacity
                b)  Shift People
           4.   Entity
        G. Equity Infusion
           1.   Option Structure
           2.   Equipment Collateral
           3.   Customer Follow-Thru

IV.     FINANCING
        A. Proforma Capital Structure of Entities
           1.   Standalone
           2.   Merged Entity
        B. Margin of Safety
        C. Timing

V.      DUE DILIGENCE
        A. Team
           1.   Legal-US
           2.   CPA-US
        B. Timing
        C. Disciplined Structured Approach
        D. Impact of Alternative Consideration
           1.   Reps/Warranties
        E. Financing Sources-Due Diligence
           1.   US
           2.   Other



--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 2 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------

VI.     OFFERING MEMORANDUM
        A. Content
        B. Availability
        C. Additional Information

VII.    LETTER OF INTENT
        A. Content
           1.   Confirms Valuation/Structure
           2.   Establishes Due Diligence Time Frame
        B. Timing

VIII.   Misc. Issues
        A. Hart Scott Rodino
        B. Compliance with Facility Closing Law

IX.     NEGOTIATION OF DEFINITIVE AGREEMENTS
        A. Content
           1.   Terms
           2.   Reps/Warranties
           3.   Indemnification
        B. Impact on Hart Scott Filing
        C. Responsibility-Drafting
        D. Timing

X.      CLOSING
        A. Timing
        B. Completion by
        C. Due Diligence Impact
        D. Influence of Financing Source




--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 3 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------

XI.     DUE DILIGENCE OVERVIEW / RESPONSIBILITY

        A. Facility & Operations Analysis by Location

           1.   Analysis of Customer Commitments
                a)  Purchase Order for Current Products
                b)  Commitments for Future Products
                c) Meet with Customers on the Viability of Continuing Operations as a Going Concern
           2.   Product by Product Analysis
                a)  BOM review
                b)  Labor Standard Actual
                c)  Labor Standard Variances
                d)  Raw Material Cost Review (Actual PO vs. Invoices)
                e)  Pending Price Increases/Decreases
                f)  Vendor Contracts
           3.   Physical Product/Raw Material Inventory
                a)  Current (On Release)
                b)  New Model (On Release or New Releases Pending)
                c)  Obsolete (No Release)
           4.   Analysis of Process Changes
                a)   Short Term
                b)   Long Term
           5.   Analysis of Equipment
                a)  Fair Market Value (Current Orders)
                b)  New Product Value
                c)  Forced Sale Value (No Current or New Model Orders)
                    (1) Specialty Equipment (No Industry Value Dedicated Product Line)
                    (2)  General Use Equipment (Value to Industry)
                d)  Overall Capacity (Utilization Study)
                e)  New Equipment Commitments
                    (1)  Review Purchase Orders
                f)  Proforma Review- Profit and Loss
                g)  Location Review Schedule
                    (1)  Location Visitation




--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 4 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------

        B. Financial Review

           1.   Financial Review/Review and Analysis of Current Financial Data
                a)  Balance Sheet
           2.   Income Statement
                a)  Contribution Margin Approach
                b)  Audited Financial Statements
                    (1)  Balance Sheet
                    (2)  YTD Financial Results
                    (3)  A/R Agings
                    (4)  A/P Agings
                    (5)  Status of Accrued Liabilities
                    (6) Perform and Complete Audit Procedures Upon Presentation of Financial Review Materials
                    (7)  Auditor to Provide Schedule of Schedule
                    (8)  Auditor to Review Auditor Work Papers
                    (9) Analysis and Appraisal of Book Value of Current Assets (A/R, Inventory, etc.) and all Property, Plant and Equipment

        C. Appraisal Information; Obtain Detailed Information and Description of all Assets
           1. Obtain Current FMV and Forced Sale Value Appraisals for all Property, Plant and Equipment
           2.   Going Concern Valuation and Liquidation Valuation

        D. Debt Structure Analysis
           1.   Secured Debt
                a)  Current Loan to Value Analysis
                b) Determine Participation Level of Accrued Debt and Meet with Secured Lender
           2.   Unsecured Debt
                a)  Analysis of
                b)  Treatment of
           3.   Determine Liquidation Value vs. Going Concern Value
           4.   Meet with Unsecured Creditors Committee




--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 5 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                               TRANSACTION ISSUES
--------------------------------------------------------------------------------

        E.  Review and Analysis of Contingent Liabilities

            1.  Disclosure by Target
            2.  Pending and/or Threatened Litigation
            3.  Environmental Reports and Analysis
            4.  Testing Procedures
            5.  Worker's Compensation, Experience and Charges
            6.  Contracts Review
            7.  Lease Commitments
            8.  Pension Plans
            9.  Miscellaneous Commitments; Benefit Plan Analysis
            10. Labor Agreements
            11. Determine Required Reserves or Sinking Fund Requirements

        F.  Analysis of Transaction Structure
            1. Determine Possible Structure after Financial Review, Due Diligence and Obtaining Commitments from Customers, Secured Debt Holders and Unsecured Creditor Commitments
            2.  Obtain Financial Commitments
                a)  Commitment Letter
                b)  Finalize Loan Documents
                c)  Title Survey
                d)  Closing
            3.  Obtain Labor Union Approval
            4.  Obtain Customer Approval

        G.  Negotiation of Proposed Transaction
            1.  Shareholder
            2.  Secured Debt
            3.  Unsecured Debt/Creditors Committee
            4.  Unions
            5.  Customers

        H.  Prepare Closing Timetable



--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 6 OF 6                                AUTOCAM
--------------------------------------------------------------------------------

                             ID - PREPARATION PHASE
                          Autocam Offering Memorandum

                              II - MARKETING PHASE

--------------------------------------------------------------------------------
                               AUTOCAM CORPORATION
                           BOARD OF DIRECTORS MEETING
                                SEPTEMBER 7, 1999
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

II.     MARKETING PHASE
        A. Phase I Introductory Letter / Confidentiality Agreement - June 1,
           1999

        B. Initial Contact List

        C. Phase I Activity Summary

        D. Phase II Letter and Summary Information Memorandum Sent - June 8,
           1999

        E. Phase II Indications of Interest / Transaction Participant Details

        F. Phase III Letter and Offering Memorandum Sent (See ID) - June 29,
           1999

        G. Phase III Indications of Interest

        H. Management Presentation Meetings - August 3, 1999 - August 26, 1999

        I. Bidding Procedures Letter - August 9, 1999

        J. Summary of Final Offer Letters - August 27, 1999

        K. Merger Agreement Dated             , 1999







--------------------------------------------------------------------------------
RONEY&CO.                     PAGE 1 OF 1                     INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IIA - MARKETING PHASE
                          Phase I Introductory Letter/
                           Confidentiality Agreement

--------------------------------------------------------------------------------




                          PHASE I INTRODUCTORY LETTER




-------------------------------------------------------------------------------

                            [RONEY & CO. LETTERHEAD]

June 1, 1999

Salutation ContactFirstName ContactLastName
Title
Company_Name
Address
Address1
City, StateorProvince  PostalCode
                                                          PRIVATE & CONFIDENTIAL
Dear Salutation ContactLastName:

Roney & Co. ("Roney") has been retained on an exclusive basis to manage a potential business combination of our client's business ("Project Titan"). Project Titan (hereinafter the "Company") DESIGNS AND MANUFACTURES HIGH VOLUME PRECISION MACHINED EXTREMELY CLOSE TOLERANCE, SPECIALTY METAL ALLOY COMPONENTS sold primarily to the automotive and medical device industries. The following information is intended to provide an overview of the business of the Company to those companies ("Transaction Participants") that may be interested in a business combination with the Company.


    REVENUES:
                                    Sales for the twelve months ended June 30th are as follows: ($000'S)

                                    ============================================

                                               1998           1999F         2000F
                                               ----           -----         -----
                                    Sales     $180,601      $200,459      $203,577

                                    ============================================

                                    Forecasted sales represent only sales
                                    supported by a Purchase Order. The Company's operating margins are consistent with industry standards.

    PRODUCTS/MANUFACTURING
    PROCESSES:
                                    The Company designs and  manufactures
                                    high volume precision machined extremely close tolerance specialty metal alloy components sold primarily to the automotive and medical device industries. In the automotive industry, the Company's components are used in fuel system, power steering system and braking system applications. In the medical products industry, the Company's products are used to make stents used in surgical applications and to make surgical tools used in orthopedic and ophthalmic applications.


    FACILITIES:                     The  Company has eleven  manufacturing
                                    facilities,  including  six in the
                                    United States, two in Europe and three
                                    in South America.

    CUSTOMERS:                      The  Company's  customers/products
                                    are  industry and  technology  leaders
                                    in the automotive and medical device
                                    industries.

    EMPLOYEES:                      The Company employs over 1,800 people.

--------------------------------------------------------------------------------

                           CONFIDENTIALITY AGREEMENT

--------------------------------------------------------------------------------

                           CONFIDENTIALITY AGREEMENT



June 1, 1999

<<Salutation>> <<ContactFirstName>> <<ContactLastName>>
<<Title>>
<<Company_Name>>
<<Address>>
<<Address1>>
<<City,>> <<StateorProvince>>  <<PostalCode>>
                                                          PRIVATE & CONFIDENTIAL
Dear <<Salutation>> <<ContactLastName>>:

         In order to allow you to evaluate the possible business combination (the "Business Combination") with Project Titan and its affiliates and subsidiaries, a designer and manufacturer of high volume precision machined extremely close tolerance specialty metal alloy components (hereinafter the "Company"), you have requested certain information regarding the Company. For purposes of this Confidentiality Agreement, Business Combination shall include any recapitalization, acquisition, merger or other transaction involving any of the Company, whereby any common stock or assets of the Company is exchanged. As a condition to your being furnished such information, you agree:

a) to treat all information concerning the Company (the "Proprietary Information") which is furnished to you by us or our respective directors, members, officers, employees, agents, advisors and any other persons, whether before or after the date hereof, and regardless of the manner in which it is furnished, in accordance with the terms of this letter; and

b)   to take or abstain from taking certain other actions as herein set forth.

Unless otherwise agreed to in writing by us, you agree:

c) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than those employed by you or engaged on your behalf who are actively and directly participating in the evaluation of the Business Combination or who otherwise need to know the Proprietary Information for the purpose of evaluating the Business Combination and to cause those persons to observe the terms of this letter agreement; and

d) not to use the Proprietary Information for any purpose other than in connection with the evaluation and consummation of the Business Combination. You will be responsible for any breach of the terms hereunder by you or the persons entitled to such information as referred to herein.

         In the event that you are required by applicable law or regulation or by legal process to disclose any Proprietary Information, you agree that you will provide us with prompt notice of such requirement to enable us to seek a protective order or other appropriate remedy.

         In addition, unless otherwise required by law, neither you nor your representatives will, without our prior written consent, disclose to any person (other than those actively and directly participating in the Business Combination or your proposed financing thereof) any information about the Business Combination, or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Proprietary Information has been made available to you.

June 1, 1999
Page 2 of 3

         If we determine that we do not wish to proceed with the Business Combination, we will promptly advise you of that decision. In that case, or in the event that the Business Combination is not consummated by you, you will, at our request, either destroy or promptly deliver to us all of the Proprietary Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon, in your possession or in the possession of any of your representatives, and certify to us that you have done so.

         Although the Proprietary Information contains information which we believe to be relevant for the purpose of your evaluation of the Business Combination, we do not make any representation or warranty as to the accuracy or completeness of the Proprietary Information. Neither we, our affiliates, nor any of our respective representatives shall have any liability to you or any of your representatives relating to or arising from any use of the Proprietary Information.

         You acknowledge that we and our affiliates will suffer irreparable injury if you or any of your representatives breach or threaten to breach any of the provisions of this letter agreement and agree that in such event we shall be entitled, without prejudice to the rights and remedies otherwise available to us, to equitable relief, including an injunction to enjoin any breach or threatened breach or an order to enforce specific performance of any provision.

         It is further understood and agreed that no delay or failure by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege thereunder.

         Without the prior written consent of the Company, you further agree that you will not for a period of two years from the date hereof, directly or indirectly, solicit for employment or employ any person who is now employed by the Company in a managerial, executive or technical/machine operators position.

         You agree that, for a period of three years from the date of this agreement, unless such shall have been specifically invited in writing by the Company, neither you nor any of your affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act") or representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

         This letter agreement is signed in the state of Michigan, shall be governed by and construed in accordance with the laws of the State of Michigan and each party agrees to the exclusive jurisdiction of the court located in the County of Kent, Michigan for any action, suit or proceeding arising out of or relating to thisa agreement and agree not to commence or attempt to remove any action other than in such court. This letter agreement shall supersede any and all prior agreements and understandings relating to the Proprietary Information. No amendment or waiver of any provision of this letter agreement shall be effective unless the same shall be in writing and signed by us.

June 1, 1999
Page 3 of 3

         Except as advised by outside counsel in writing as required by applicable law, without our prior written consent, until such time as a letter of intent, or similar document, has been entered into, you will not and will direct your representatives not to disclose to any person either the fact that any investigations, discussions or negotiations are taking place concerning a possible Business Combination between the Company and you, or any of the terms, conditions or other facts with respect to any such possible Business Combination, including the status hereof.

         For purposes of this letter, the term "Proprietary Information" does not include information which you can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by you or your representatives; (ii) was available to you on a non-confidential basis prior to its disclosure by us; or (iii) becomes available to you on a non-confidential basis from a source other than us, who is not otherwise bound by a confidentiality agreement with us or our Representatives or is not otherwise prohibited from disclosing such information.

         As used in this letter, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership and individual.

         Please confirm your agreement with the foregoing by signing and returning this Confidentiality Agreement to:

                              Mr. C. Kirk Haggarty
                                    Director
                                   Roney & Co.
                                  One Griswold
                                Detroit, MI 48226
                               Tel: (313) 225-5748
                               Fax: (313) 963-2303


Very truly yours,

RONEY & CO.

C. Kirk Haggarty

C. Kirk Haggarty
Director



AGREED AND ACCEPTED this ______ day of ________, 1999.

By:  ________________________________________________

Title:  _____________________________________________

Company Name:  ______________________________________

Address:  ___________________________________________



Phone Number: _______________________________________

Fax Number:  ________________________________________

E-Mail Address:  ____________________________________

                             IIB - MARKETING PHASE
                              Initial Contact List

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

(73)   FINANCIAL BUYER
1   COMPANY NAME:    Advent International
    CONTACT NAME:    Mr. Scott Castle
    CONTACT TITLE:   Associate
    ADDRESS:         75 State Street

                     Boston, MA  02109
    PHONE NUMBER:    (617) 951-9794
    FAX NUMBER:       617-951-0736
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

2   COMPANY NAME:    AEA Investors Inc.
    CONTACT NAME:    Mr. Kevin J. Kruse
    CONTACT TITLE:   Vice President
    ADDRESS:         65 East 55th Street
                     27th Floor
                     New York, NY  10022
    PHONE NUMBER:    (212) 644-5900
    FAX NUMBER:       212-702-0518
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

3   COMPANY NAME:    American Industrial Partners
    CONTACT NAME:    Mr. Ken Diekroeger
    CONTACT TITLE:   Managing Director
    ADDRESS:         One Maritime Plaza
                     Suite 2525
                     San Francisco, CA 94111
    PHONE NUMBER:    (415) 788-7354
    FAX NUMBER:       415-788-5302
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
4   COMPANY NAME:    Ampton Investments Inc.
    CONTACT NAME:    Mr. Elliott Pratt
    CONTACT TITLE:   Vice President
    ADDRESS:         399 Park Avenue
                     38th Floor
                     New York, NY 10022
    PHONE NUMBER:    (212) 319-9404
    FAX NUMBER:      (212) 593-0140
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
5   COMPANY NAME:    Apollo Management IV, L.P.
    CONTACT NAME:    Mr. Darrin Cozzolino
    CONTACT TITLE:
    ADDRESS:         1301 Avenue of the Americas
                     38th Floor
                     New York, NY 10019
    PHONE NUMBER:    (212) 515-3200
    FAX NUMBER:       212-515-3263
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
6   COMPANY NAME:    Aurora Capital Group
    CONTACT NAME:    Mr. John Mapes
    CONTACT TITLE:   Principal
    ADDRESS:         10877 Wilshire Blvd., Suite 2100

                     Los Angeles, CA 90024
    PHONE NUMBER:    (310) 551-0101
    FAX NUMBER:      (310) 227-5591
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 1 of 16               INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

7   COMPANY NAME:    B.G. Affiliates, LLC
    CONTACT NAME:    Mr. John Sweeney
    CONTACT TITLE:   Vice President
    ADDRESS:         470 Atlantic Avenue

                     Boston, MA 02210
    PHONE NUMBER:    (617) 556-1495
    FAX NUMBER:      (617) 423-8916
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

8   COMPANY NAME:    Bain Capital, Inc.
    CONTACT NAME:    Mr. Ronald Mika
    CONTACT TITLE:   Managing Director
    ADDRESS:         Two Copley Place

                     Boston, MA  02116
    PHONE NUMBER:    (617) 572-3225
    FAX NUMBER:       617-572-3274
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

9   COMPANY NAME:    Beacon Group, LLC
    CONTACT NAME:    Mr. Stephen P. Hines
    CONTACT TITLE:   Managing Director
    ADDRESS:         399 Park Avenue
                     17th Floor
                     New York, NY  10022
    PHONE NUMBER:    (212) 339-9100
    FAX NUMBER:      (212) 339-9109
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
10  COMPANY NAME:    Berkshire Partners, LLC
    CONTACT NAME:    Ms. Jeanine Neumann
    CONTACT TITLE:   Director - Client Services
    ADDRESS:         One Boston Place
                     Suite 3300
                     Boston, MA  02108
    PHONE NUMBER:    (617) 227-0050
    FAX NUMBER:       617-227-6105
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
11  COMPANY NAME:    Bessemer Partners & Co.
    CONTACT NAME:    Mr. Adam P. Godfrey
    CONTACT TITLE:   President
    ADDRESS:         630 Fifth Avenue
                     39th Floor
                     New York, NY  10111
    PHONE NUMBER:    (212) 708-9158
    FAX NUMBER:       212-969-9032
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
12  COMPANY NAME:    Blackstone Group
    CONTACT NAME:    Mr. Bret Pearlman
    CONTACT TITLE:
    ADDRESS:         345 Park Avenue
                     31st Floor
                     New York, NY  10154
    PHONE NUMBER:    (212) 583-5888
    FAX NUMBER:      (212) 583-5716
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                 PAGE 2 of 16                      INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

13  COMPANY NAME:    Brockway Moran & Partners
    CONTACT NAME:    Ms. Kathy J. Mankin
    CONTACT TITLE:   Partner
    ADDRESS:         225 NE Mizner Boulevard
                     Seventh Floor
                     Boca Raton, FL  33432
    PHONE NUMBER:    (561) 750-2000
    FAX NUMBER:      (561) 750-2001
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

14  COMPANY NAME:    Bruckmann, Rosser, Sherrill & Co.
    CONTACT NAME:    Mr. Bruce Bruckmann
    CONTACT TITLE:   Managing Director
    ADDRESS:         126 E. 56th Street
                     29th Floor
                     New York, NY  10022
    PHONE NUMBER:    (212) 521-3724
    FAX NUMBER:      (212) 521-3799
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

15  COMPANY NAME:    Butler Capital Corp.
    CONTACT NAME:    Mr. David Barr
    CONTACT TITLE:   Managing Director
    ADDRESS:         767 Fifth Avenue

                     New York, NY  10153
    PHONE NUMBER:    (212) 980-0606
    FAX NUMBER:      (212) 759-0876
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

16  COMPANY NAME:    Carreras, Kestner & Co., LLC
    CONTACT NAME:    Mr. Joseph W. Carreras
    CONTACT TITLE:   Chairman and CEO
    ADDRESS:         50 Public Square, 32nd Floor

                     Cleveland, OH  44113
    PHONE NUMBER:    (216) 574-4968
    FAX NUMBER:       216-344-7631
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

17  COMPANY NAME:    Castle Harlan, Inc.
    CONTACT NAME:    Mr. Howard Weiss
    CONTACT TITLE:   Chief Financial Officer
    ADDRESS:         150 E. 58th Street
                     37th Floor
                     New York, NY  10155
    PHONE NUMBER:    (212) 644-8600
    FAX NUMBER:       212-759-0486
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

18  COMPANY NAME:    Centre Partners Management, LLC
    CONTACT NAME:    Mr. Scott Perekslis
    CONTACT TITLE:   Principal
    ADDRESS:         30 Rockefeller Plaza
                     Suite 5050
                     New York, NY  10020
    PHONE NUMBER:    (212) 332-5800
    FAX NUMBER:      (212) 332-5801
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 3 of 16               INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
================================================================================
19  COMPANY NAME:    Charter Oak Capital Partners, L.P.
    CONTACT NAME:    Mr. Robert Sarrazin
    CONTACT TITLE:   Vice President
    ADDRESS:         10 Wright Street

                     Westport, CT 06880
    PHONE NUMBER:    (203) 221-4752
    FAX NUMBER:      203-222-2720
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
20  COMPANY NAME:    Charterhouse Group International Inc.
    CONTACT NAME:    Ms. Denise Merkura
    CONTACT TITLE:   Director
    ADDRESS:         535 Madison Avenue
                     28th Floor
                     New York, NY 10022-4299
    PHONE NUMBER:    (212) 421-3214
    FAX NUMBER:      (212) 750-9704
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
21  COMPANY NAME:    Chase Capital Partners
    CONTACT NAME:    Mr. Donald Hoffman
    CONTACT TITLE:   Principal
    ADDRESS:         380 Madison Avenue
                     12th Floor
                     New York, NY 10017
    PHONE NUMBER:    (212) 622-3066
    FAX NUMBER:      (212) 622-3755
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
22  COMPANY NAME:    Citicorp Venture Capital
    CONTACT NAME:    Mr. Richard Cashen
    CONTACT TITLE:   President
    ADDRESS:         399 Park Avenue
                     14th Floor
                     New York, NY 10043
    PHONE NUMBER:    (212) 559-1129
    FAX NUMBER:      212-888-2940
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
23  COMPANY NAME:    Clayton, Dubilier & Rice, Inc.
    CONTACT NAME:    Mr. Don Gogel
    CONTACT TITLE:   Chief Executive Officer
    ADDRESS:         375 Park Avenue
                     18th Floor
                     New York, NY 10152-0002
    PHONE NUMBER:    (212) 407-5200
    FAX NUMBER:      (212) 893-7061
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
24  COMPANY NAME:    Cornerstone Equity Investors, LLC
    CONTACT NAME:    Mr. John A. (Tony) Downer
    CONTACT TITLE:   Managing Director
    ADDRESS:         717 Fifth Avenue

                     New York, NY 10022
    PHONE NUMBER:    (212) 207-2367
    FAX NUMBER:      212-826-6798
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
RONEY & CO.                   PAGE 4 of 16                    INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
================================================================================
25  COMPANY NAME:    Cortec Management LLC
    CONTACT NAME:    Mr. David L. Schnadig
    CONTACT TITLE:   Managing Director
    ADDRESS:         200 Park Avenue
                     20th Floor
                     New York, NY 10166
    PHONE NUMBER:    (212) 916-0171
    FAX NUMBER:      212-682-4195
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
26  COMPANY NAME:    Cravey, Green & Wahlen Inc.
    CONTACT NAME:    Mr. Edwin A. Wahlen, Jr.
    CONTACT TITLE:   Partner
    ADDRESS:         Twelve Piedmont Center
                     Suite 210
                     Atlanta, GA 30305
    PHONE NUMBER:    (404) 816-3255
    FAX NUMBER:      404-816-3258
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
27  COMPANY NAME:    Cypress Advisors, LP
    CONTACT NAME:    Mr. Michael Finley
    CONTACT TITLE:   Director
    ADDRESS:         65 East 55th Street
                     19th Floor
                     New York, NY 10022
    PHONE NUMBER:    (212) 705-0156
    FAX NUMBER:      (212) 705-0199
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
28  COMPANY NAME:    DLJ Merchant Banking II, Inc.
    CONTACT NAME:    Mr. Keith Palumbo
    CONTACT TITLE:   Vice President
    ADDRESS:         277 Park Avenue
                     19th Floor
                     New York, NY 10172
    PHONE NUMBER:    (212) 892-7085
    FAX NUMBER:      212-892-7696
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
29  COMPANY NAME:    Doughty Hanson & Company
    CONTACT NAME:    Mr. Nigel E. Doughty
    CONTACT TITLE:   Partner
    ADDRESS:         Times Place
                     45 Pall Mall
                     London, UK SW1Y5JG
    PHONE NUMBER:    011-44-171-663-9300
    FAX NUMBER:      011-44-171-663-9350
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
30  COMPANY NAME:    Dubilier & Company
    CONTACT NAME:    Mr. Michael Dubilier
    CONTACT TITLE:   Partner
    ADDRESS:         64 W. 21st Street

                     New York, NY 10010
    PHONE NUMBER:    (212) 727-2327
    FAX NUMBER:      212-727-3349
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 5 OF 16                     INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN         WEDNESDAY, AUGUST 11,1999
                                 MARKETING LIST
================================================================================
31  COMPANY NAME:    E.M. Warburg, Pincus & Co., LLC
    CONTACT NAME:    Mr. Jonathan Kane
    CONTACT TITLE:   Vice President
    ADDRESS:         466 Lexington Avenue
                     10th Floor
                     New York, NY 10017
    PHONE NUMBER:    (212) 878-0620
    FAX NUMBER:      212-716-5005
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
32  COMPANY NAME:    Evergreen Capital
    CONTACT NAME:    Mr. Richard Y. Smith
    CONTACT TITLE:   President
    ADDRESS:         150 East 58th Street

                     New York, NY 10155-0189
    PHONE NUMBER:    (212) 813-0758
    FAX NUMBER:      (212) 750-6501
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
33  COMPANY NAME:    First Atlantic Capital, Ltd.
    CONTACT NAME:    Mr. Joseph Levy
    CONTACT TITLE:   Vice President
    ADDRESS:         135 East 57th Street
                     29th Floor
                     New York, NY 10022
    PHONE NUMBER:    (212) 207-0300
    FAX NUMBER:      212-207-8842
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
34  COMPANY NAME:    Frontenac Company
    CONTACT NAME:    Mr. Roger McKiniery
    CONTACT TITLE:   Director
    ADDRESS:         135 South LaSalle Street
                     Suite 3800
                     Chicago, IL 60603
    PHONE NUMBER:    (312) 368-0044
    FAX NUMBER:      (312) 368-9520
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
35  COMPANY NAME:    Golder Hawn Johnson & Morrison Inc.
    CONTACT NAME:    Mr. Ed Riecklman
    CONTACT TITLE:   Managing Director
    ADDRESS:         5250 Norwest Center
                     90 South Seventh St.
                     Minneapolis, MN 55402-4123
    PHONE NUMBER:    (612) 338-5912
    FAX NUMBER:      (612) 338-2860
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
36  COMPANY NAME:    GTCR Golder Rauner, LLC
    CONTACT NAME:    Mr. Greg Huey
    CONTACT TITLE:   Analyst
    ADDRESS:         6100 Sears Tower
                     233 South Wacker Drive
                     Chicago, IL 60606
    PHONE NUMBER:    (312) 382-2223
    FAX NUMBER:      312-382-2201
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 6 OF 16                     INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
================================================================================
37  COMPANY NAME:    Haas, Wheat & Partners
    CONTACT NAME:    Mr. Wyche Walton
    CONTACT TITLE:   Senior Vice President
    ADDRESS:         300 Cresent Court
                     Suite 1700
                     Dallas, TX 75201
    PHONE NUMBER:    (214) 871-8303
    FAX NUMBER:      (214) 871-8317
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
38  COMPANY NAME:    Harbour Group Ltd.
    CONTACT NAME:    Mr. Mark Leeker
    CONTACT TITLE:   Director of Corporate Development
    ADDRESS:         7701 Forsyth Blvd.
                     Suite 600
                     St. Louis, MO 63105
    PHONE NUMBER:    (314) 727-5550
    FAX NUMBER:      314-727-9912
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
39  COMPANY NAME:    Harvest Partners, Inc.
    CONTACT NAME:    Mr. William J. Kane
    CONTACT TITLE:   General Partner
    ADDRESS:         280 Park Avenue
                     33rd Floor
                     New York, NY 10017
    PHONE NUMBER:    (212) 599-6300
    FAX NUMBER:      212-812-0100
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
40  COMPANY NAME:    Hicks, Muse, Tate & Furst, Inc.
    CONTACT NAME:    Mr. Dan Blanks
    CONTACT TITLE:   Partner
    ADDRESS:         200 Crescent Court
                     Suite 1600
                     Dallas, TX 75201
    PHONE NUMBER:    (214) 740-7399
    FAX NUMBER:      (214) 720-7888
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
41  COMPANY NAME:    Industrial Growth Partners
    CONTACT NAME:    Mr. Gottfried P. Tittiger
    CONTACT TITLE:
    ADDRESS:         100 Spear Street
                     Suite 310
                     San Francisco, CA 94105
    PHONE NUMBER:    (415) 882-4550
    FAX NUMBER:      (415) 882-4551
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
42  COMPANY NAME:    J.F. Lehman & Company
    CONTACT NAME:    Mr. Stephen Brooks
    CONTACT TITLE:   Associate
    ADDRESS:         450 Park Avenue
                     6th Floor
                     New York, NY 10022
    PHONE NUMBER:    (212) 634-1157
    FAX NUMBER:      (212) 634-1162
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------


================================================================================
RONEY & CO.                 PAGE 7 of 16                      INVESTMENT BANKING
================================================================================

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
================================================================================
43  COMPANY NAME:    Jordan Company
    CONTACT NAME:    Mr. David W. Zalaznick
    CONTACT TITLE:   Managing Partner
    ADDRESS:         9 West 57th Street
                     Suite 4000
                     New York, NY 10019
    PHONE NUMBER:    (212) 572-0800
    FAX NUMBER:      (212) 755-5263
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
44  COMPANY NAME:    Joseph, Littlejohn & Levy
    CONTACT NAME:    Mr. Jeffrey Lightcap
    CONTACT TITLE:   Principal
    ADDRESS:         450 Lexington Avenue
                     Suite 3350
                     New York, NY 10017
    PHONE NUMBER:    (212) 286-8600
    FAX NUMBER:      (212) 286-8626
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
45  COMPANY NAME:    Kelso & Company
    CONTACT NAME:    Mr. James J. Connors, II
    CONTACT TITLE:   Vice President and General Counsel
    ADDRESS:         320 Park Avenue
                     24th Floor
                     New York, NY 10022
    PHONE NUMBER:    (212) 751-3939
    FAX NUMBER:      212-223-2379
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
46  COMPANY NAME:    Kirtland Capital Partners
    CONTACT NAME:    Mr. Michael DeGrandis
    CONTACT TITLE:   Partner
    ADDRESS:         2550 SOM Center Road, Suite 105

                     Willoughby Hills, OH 44094
    PHONE NUMBER:    (440) 585-9010
    FAX NUMBER:      440-585-9699
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
47  COMPANY NAME:    Kohlberg Kravis Roberts & Company
    CONTACT NAME:    Mr. Thomas Uger
    CONTACT TITLE:   Analyst
    ADDRESS:         9 West 57th Street
                     Suite 4200
                     New York, NY 10019
    PHONE NUMBER:    (212) 230-9748
    FAX NUMBER:      (212) 750-0003
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------
48  COMPANY NAME:    Lehman Brothers Merchant Banking
    CONTACT NAME:    Mr. Mark MacTavish
    CONTACT TITLE:   Managing Director
    ADDRESS:         200 Vesey Street

                     New York, NY 10285
    PHONE NUMBER:    (212) 526-4699
    FAX NUMBER:      212-526-3836
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 8 OF 16                     INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------
49   COMPANY NAME:    Leonard Green & Partners
     CONTACT NAME:    Mr. Gregory J. Annick
     CONTACT TITLE:   Vice President
     ADDRESS:         11111 Santa Monica Boulevard
                      Suite 2000
                      Los Angeles, CA 90025
     PHONE NUMBER:    (310) 954-0430
     FAX NUMBER:      310-954-0404
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
50   COMPANY NAME:    Liberty Partners
     CONTACT NAME:    Mr. Carl Ring
     CONTACT TITLE:   Managing Director
     ADDRESS:         1177 Ave of the Americas
                      34th Floor
                      New York, NY 10036
     PHONE NUMBER:    (212) 354-7676
     FAX NUMBER:      (212) 354-0336
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
51   COMPANY NAME:    Linsalata Capital Partners
     CONTACT NAME:    Mr. Donald Molten
     CONTACT TITLE:   Senior Vice President
     ADDRESS:         5900 Landerbrook Drive
                      Suite 280
                      Mayfield Heights, OH 44124
     PHONE NUMBER:    (440) 684-1400
     FAX NUMBER:      (440) 684-0984
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
52   COMPANY NAME:    Long Horizons Group
     CONTACT NAME:    Mr. James J. Pike
     CONTACT TITLE:   President and Chief Executive Officer
     ADDRESS:         20500 Civic Center Drive,Suite 3100

                      Southfield, MI 48076
     PHONE NUMBER:    (248) 204-2375
     FAX NUMBER:      (248) 204-2361
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
53   COMPANY NAME:    Madison Dearborn Partners, Inc.
     CONTACT NAME:    Mr. Nick Alexos
     CONTACT TITLE:   Managing Director
     ADDRESS:         Three First National Plaza
                      Suite 3800
                      Chicago, IL 60602
     PHONE NUMBER:    (312) 895-1260
     FAX NUMBER:      (312) 895-1256
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
54   COMPANY NAME:    Metal Forming Technologies, Inc.
     CONTACT NAME:    Mr. David W. Riesmeyer
     CONTACT TITLE:   Executive Vice President & CFO
     ADDRESS:         150 N. Wacker Drive
                      Suite 1870
                      Chicago, IL 60606
     PHONE NUMBER:    (312) 782-9655
     FAX NUMBER:      312-782-9644
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                       PAGE 9 OF 16                INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------
55   COMPANY NAME:       Morgan Stanley Capital Partners
     CONTACT NAME:       Mr. Eric Fry
     CONTACT TITLE:      Vice President
     ADDRESS:            1221 Avenue of the Americas
                         33rd Floor
                         New York, NY  10020
     PHONE NUMBER:       (212) 762-7042
     FAX NUMBER:         (212) 762-7987
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:
--------------------------------------------------------------------------------
56   COMPANY NAME:       Odyssey Investment Partners, LLC
     CONTACT NAME:       Mr. Brian Kwait
     CONTACT TITLE:      Managing Principal
     ADDRESS:            280 Park Avenue
                         38th Floor
                         New York, NY  10017
     PHONE NUMBER:       (212) 351-7970
     FAX NUMBER:          212-351-7925
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:
--------------------------------------------------------------------------------
57   COMPANY NAME:       Palladium Equity Partners, LLC
     CONTACT NAME:       Mr. Timothy Mayhew
     CONTACT TITLE:      Principal
     ADDRESS:            1270 Avenue of Americas
                         Suite 2200
                         New York, NY  10020
     PHONE NUMBER:       (212) 218-5150
     FAX NUMBER:         (212) 218-5155
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:
--------------------------------------------------------------------------------
58   COMPANY NAME:       Penske Capital Partners
     CONTACT NAME:       Mr. Steven Carrel
     CONTACT TITLE:      Associate
     ADDRESS:            399 Park Avenue, 36th Floor

                         New York, NY  10022
     PHONE NUMBER:       (212) 207-9643
     FAX NUMBER:          212-207-9653
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:
--------------------------------------------------------------------------------
59   COMPANY NAME:       Questor Management Company
     CONTACT NAME:       Mr. Jason Runco
     CONTACT TITLE:      Associate
     ADDRESS:            4000 Town Center
                         Suite 530
                         Southfield, MI  48075
     PHONE NUMBER:       (248) 213-2222
     FAX NUMBER:          248-213-2215
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:
--------------------------------------------------------------------------------
60   COMPANY NAME:       Recovery Equity Partners
     CONTACT NAME:       Mr. Jeffrey Lipkin
     CONTACT TITLE:      General Partner
     ADDRESS:            901 Mariner's Island Blvd., Suite 465

                         San Mateo, CA  94404-1592
     PHONE NUMBER:       (650) 578-9752
     FAX NUMBER:         (650) 578-9842
     EMPLOYEES:
     PARTS/PROCESSES:


     SOURCE:             Financial Buyers





--------------------------------------------------------------------------------
RONEY & CO.                   PAGE 10 of 16                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------
61   COMPANY NAME:            Saunders Karp & Megrue, L.P.
     CONTACT NAME:            Mr. John Clark
     CONTACT TITLE:           Partner
     ADDRESS:                 667 Madison Avenue
                              21st Floor
                              New York, NY 10021
     PHONE NUMBER:            (212) 303-6622
     FAX NUMBER:               212-755-1624
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
--------------------------------------------------------------------------------
62   COMPANY NAME:            Stonington Partners, Inc.
     CONTACT NAME:            Ms. Judith A. Witterschein
     CONTACT TITLE:           Vice President & Corporate Counsel
     ADDRESS:                 767 5th Avenue
                              48th Floor
                              New York, NY 10153
     PHONE NUMBER:            (212) 339-8536
     FAX NUMBER:               212-339-8585
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
-------------------------------------------------------------------------------
63   COMPANY NAME:            Texas Pacific Group, Inc.
     CONTACT NAME:            Mr. Jeff Shaw
     CONTACT TITLE:           Director
     ADDRESS:                 345 California Street
                              Suite 3300
                              San Francisco, CA   94104
     PHONE NUMBER:            (415) 743-1500
     FAX NUMBER:              (415) 743-1501
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
-------------------------------------------------------------------------------
64   COMPANY NAME:            Thayer Capital Partners
     CONTACT NAME:            Mr. Doug Gilbert
     CONTACT TITLE:           Vice President
     ADDRESS:                 1455 Pennsylvania Avenue, NW
                              Suite 350
                              Washington, DC  20004
     PHONE NUMBER:            (202) 371-0150
     FAX NUMBER:              (202) 371-0391
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
-------------------------------------------------------------------------------
65   COMPANY NAME:            The Carlyle Group
     CONTACT NAME:            Mr. Raymond Whiteman
     CONTACT TITLE:           Principal
     ADDRESS:                 1001 Pennsylvania Ave., NW

                              Washington, DC  20004
     PHONE NUMBER:            (202) 347-2626
     FAX NUMBER:               202-347-9250
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
-------------------------------------------------------------------------------
66   COMPANY NAME:            The Riverside Company
     CONTACT NAME:            Mr. Alan J. Walther
     CONTACT TITLE:           Partner
     ADDRESS:                 630 Fifth Avenue, Suite 1530

                              New York, NY  10111
     PHONE NUMBER:            212-265-6408
     FAX NUMBER:              212-265-6478
     EMPLOYEES:
     PARTS/PROCESSES:

     SOURCE:
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 11 of 16                    INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------
67   COMPANY NAME:    The Veritas Capital Fund L.P.
     CONTACT NAME:    Mr. Thomas J. Campbell
     CONTACT TITLE:   Partner
     ADDRESS:         660 Madison Avenue

                      New York, NY 10021
     PHONE NUMBER:    (212) 688-0020
     FAX NUMBER:      212-688-9411
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
68   COMPANY NAME:    Thomas H. Lee Company
     CONTACT NAME:    Mr. Seth Lawry
     CONTACT TITLE:   Managing Director
     ADDRESS:         75 State Street
                      26th Floor
                      Boston, MA 02109
     PHONE NUMBER:    (617) 227-1050
     FAX NUMBER:      617-227-3514
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
69   COMPANY NAME:    TSG Capital Group, LLC
     CONTACT NAME:    Mr. William Kemp
     CONTACT TITLE:   Partner
     ADDRESS:         177 Broad Street
                      12th Floor
                      Stamford, CT 06901
     PHONE NUMBER:    (203) 406-1500
     FAX NUMBER:      (203) 406-1590
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
70   COMPANY NAME:    Weiss, Peck, & Greer
     CONTACT NAME:    Ms. Tania Cochran
     CONTACT TITLE:   Associate
     ADDRESS:         One New York Plaza
                      30th Floor
                      New York, NY 10004
     PHONE NUMBER:    (212) 908-9767
     FAX NUMBER:      (212) 908-0112
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
71   COMPANY NAME:    Wind Point Partners
     CONTACT NAME:    Mr. Robert L. Cummings
     CONTACT TITLE:   Managing Director
     ADDRESS:         One Towne Square, Suite 780

                      Southfield, MI 48076
     PHONE NUMBER:    248-945-7206
     FAX NUMBER:      248-945-7220
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------
72   COMPANY NAME:    Windward Capital Partners
     CONTACT NAME:    Mr. Gary L. Swenson
     CONTACT TITLE:   President and Senior Managing Director
     ADDRESS:         12 East 49th Street
                      30th Floor
                      New York, NY 10017
     PHONE NUMBER:    (212) 382-6510
     FAX NUMBER:      (212) 382-6534
     EMPLOYEES:
     PARTS/PROCESSES:



     SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                      PAGE 12 of 16                INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

73  COMPANY NAME:    Wingate Partners, L.P.
    CONTACT NAME:    Mr. Jay I. (Bud) Applebaum
    CONTACT TITLE:   Principal
    ADDRESS:         750 North St. Paul
                     Suite 1200
                     Dallas, TX  75201
    PHONE NUMBER:    (214) 720-1313
    FAX NUMBER:       214-871-8799
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                 PAGE 13 of 16                     INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------
( 15 ) STRATEGIC BUYER

1   COMPANY NAME:    American Axle & Manufacturing
                     Holdings, Inc.
    CONTACT NAME:    Mr. Robert Fair
    CONTACT TITLE:   Director of Strategic Planning
    ADDRESS:         1840 Holbrook Avenue

                     Detroit, MI  48212-3488
    PHONE NUMBER:    (313) 974-2600
    FAX NUMBER:      (313) 974-3090
    EMPLOYEES:       8500
    PARTS/PROCESSES:


    SOURCE:          SAE Directory
--------------------------------------------------------------------------------

2   COMPANY NAME:    Black & Decker Corporation, The
    CONTACT NAME:    Mr. Thomas M. Schoewe
    CONTACT TITLE:   Chief Financial Officer
    ADDRESS:         701 E. Joppa Rd.

                     Towson, MD  21286
    PHONE NUMBER:    (410) 716-3900
    FAX NUMBER:      (410) 716-2933
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

3   COMPANY NAME:    Delco Remy International, Inc.
    CONTACT NAME:    Mr. Thomas Snyder
    CONTACT TITLE:   President & CEO
    ADDRESS:         2902 Enterprise Drive

                     Anderson, IN  46013
    PHONE NUMBER:    (765) 778-6499
    FAX NUMBER:      (765) 778-6515
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

4   COMPANY NAME:    DT Industries, Inc.
    CONTACT NAME:    Mr. Peter J. Hlavin
    CONTACT TITLE:   Vice President Corporate Development
    ADDRESS:         1949 E. Sunshine
                     Suite 2300
                     Springfield, MO  65804
    PHONE NUMBER:    (417) 890-0102
    FAX NUMBER:      (417) 890-6872
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

5   COMPANY NAME:    EaglePicher Industries Inc
    CONTACT NAME:    Mr. Richard Tenenholtz
    CONTACT TITLE:   Vice President Operations
    ADDRESS:         250 East Fifth Street, Suite 500

                     Cincinnati, OH  45202
    PHONE NUMBER:    (513) 629-2557
    FAX NUMBER:      (513) 629-2571
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

6   COMPANY NAME:    GKN plc
    CONTACT NAME:    Mr. Will Hoy
    CONTACT TITLE:   Acquisition Director
    ADDRESS:


    PHONE NUMBER:    011-44-152-753-3288
    FAX NUMBER:      011-44-152-753-3473
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                  PAGE 14 of 16                    INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

7   COMPANY NAME:    Groupe Valfond SA
    CONTACT NAME:    Mr. Herve Guillaume
    CONTACT TITLE:   President
    ADDRESS:         100-102 Rue de Villiers

                     Levallois-Perret Cedex, France 92309
    PHONE NUMBER:    011-33-147-58-2626
    FAX NUMBER:      011-33-147-58-2750
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

8   COMPANY NAME:    Hidden Creek Industries
    CONTACT NAME:    Mr. Robert Hibbs
    CONTACT TITLE:   Vice President
    ADDRESS:         4508 IDS Center

                     Minneapolis, MN  55402
    PHONE NUMBER:    (612) 332-2335
    FAX NUMBER:       612-332-2012
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

9   COMPANY NAME:    Kaydon Corporation
    CONTACT NAME:    Mr. Brian Campbell
    CONTACT TITLE:   President & CEO
    ADDRESS:         315 E. Eisenhower Parkway

                     Ann Arbor, MI  48108
    PHONE NUMBER:    (734) 747-7025 ext 129
    FAX NUMBER:      (734) 747-6928
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

10  COMPANY NAME:    Latona Associates Inc.
    CONTACT NAME:    Mr. Matthew R. Friel
    CONTACT TITLE:   Vice President
    ADDRESS:         Liberty Lane

                     Hampton, NH  03842
    PHONE NUMBER:    (603) 929-2514
    FAX NUMBER:       603-929-2531
    EMPLOYEES:       2799
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

11  COMPANY NAME:    Linamar Corporation
    CONTACT NAME:    Ms. Linda Hasenfratz
    CONTACT TITLE:   President and COO
    ADDRESS:         301 Massey Rd.

                     Guelph, Ontario N1K 1B2
    PHONE NUMBER:    (519) 836-7550
    FAX NUMBER:       519-836-9175
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

12  COMPANY NAME:    Pentair, Inc.
    CONTACT NAME:    Mr. George Danko
    CONTACT TITLE:   Vice President Corporate Development
    ADDRESS:         1500 County Road B2 West

                     Saint Paul, MN  55113-3105
    PHONE NUMBER:    (651) 636-7920
    FAX NUMBER:      (651) 639-5209
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:          Financial Buyers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                    PAGE 15 of 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN        WEDNESDAY, AUGUST 11, 1999
                                 MARKETING LIST
--------------------------------------------------------------------------------

13  COMPANY NAME:    Simpson Industries Inc.
    CONTACT NAME:    Mr. Vinod Khilnani
    CONTACT TITLE:   Chief Financial Officer
    ADDRESS:         47603 Halyard Drive

                     Plymouth, MI  48170
    PHONE NUMBER:    (734) 207-6200
    FAX NUMBER:       734-207-6570
    EMPLOYEES:       2100
    PARTS/PROCESSES:


    SOURCE:          A List
--------------------------------------------------------------------------------

14  COMPANY NAME:    SPS Technologies, Inc.
    CONTACT NAME:    Mr. William M. Shockley
    CONTACT TITLE:   VP & Chief Financial Officer
    ADDRESS:         101 Greenwood Avenue
                     Suite 470
                     Jenkintown, PA  19046
    PHONE NUMBER:    (215) 517-2000
    FAX NUMBER:      (215) 517-2032
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

15  COMPANY NAME:    Tomkins plc
    CONTACT NAME:    Mr. Teifion M. Hill
    CONTACT TITLE:   Legal Counsel
    ADDRESS:         East Putney House
                     84 Upper Richmond Road
                     London, UK SW15 2SST
    PHONE NUMBER:    011-44-181-877-5171
    FAX NUMBER:      011-44-181-877-0010
    EMPLOYEES:
    PARTS/PROCESSES:


    SOURCE:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                 PAGE 16 of 16                     INVESTMENT BANKING
--------------------------------------------------------------------------------

                              IIC-MARKETING PHASE
                                Activity Summary

===============================================================================
PROJECT TITAN                                                           DRAFT #1

PHASE I RESPONDENTS                                   WEDNESDAY, AUGUST 11, 1999
================================================================================

                                                                                                                       PHASE I
REF COMPANY NAME                    EXECUTIVE NAME                  EXECUTIVE TITLE                 PHONE             RECEIVED
------------------------------------------------------------------------------------------------------------------------------------
1   Advent International            Mr. Scott Castle                 Associate                   (617)951-9794         6/3/99
2   AEA Investors Inc.              Mr. Kevin J. Kruse               Vice President              (212)644-5900         6/3/99
3   American Industrial Partners    Mr. Ken Diekroeger               Managing Director           (415)788-7354         6/6/99
4   Apollo Management IV, L.P.      Mr. Darrin Cozzolino                                         (212)515-3200         6/7/99
5   Aurora Capital Group            Mr. John Mapes                   Principal                   (310)551-0101         6/4/99
6   Bain Capital, Inc.              Mr. Ronald Mika                  Managing Director           (617)572-3225         6/9/99
7   Berkshire Partners, LLC         Ms. Jeanine Neumann              Director                    (617)227-0050         6/2/99
8   Bessemer Partners & Co.         Mr. Adam P. Godfrey              President                   (212)708-9158         6/4/99
9   Carreras, Kestner
    & Co., LLC                      Mr. Joseph W. Carreras           Treasurer                   (216)574-4968         6/2/99
10  Castle Harlan, Inc.             Mr. Howard Weiss                 CFO                         (212)644-8600         6/9/99
11  Charter Oak Capital Partners,
    L.P.                            Mr. Robert Sarrazin              Vice President              (203)221-4752         6/8/99
12  Citicorp Venture Capital        Mr. Richard Cashen               President                   (212)559-1129         6/9/99
13  Cornerstone Equity Investors,   Mr. John A.
    LLC                             (Tony) Downer                    Managing Director           (212)207-2367         6/7/99
14  Cortec Management LLC           Mr. David L. Schnadig            Managing Director           (212)916-0171         6/7/99
15  Cravey, Green & Wahlen Inc.     Mr. Edwin A. Wahlen, Jr.         Partner                     (404)816-3255         6/3/99
16  DLJ Merchant Banking II, Inc.   Mr. Keith Palumbo                Vice President              (212)892-7085         6/8/99
17  Dubilier & Company              Mr. Michael Dubilier             Partner                     (212)727-2327         6/3/99
18  E.M. Warburg, Pincus & Co., LLC Mr. Jonathan Kane                Vice President              (212)878-0620         6/14/99
19  First Atlantic Capital, Ltd.    Mr. Joseph Levy                  Vice President              (212)207-0300         6/2/99
20  Groupe Valfond SA               Mr. Herve Guillaume              President                 011-33-147-58-2626      6/18/99
21  GTCR Golder Rauner, LLC         Mr. Greg Huey                    Analyst                     (312)382-2223         6/3/99
22  Harbour Group Ltd.              Mr. Mark Leeker                  Dir. of Corp. Dev.          (314)727-5550         6/3/99
23  Harvest Partners, Inc.          Mr. William J. Kane              General Partner             (212)599-6300         6/2/99
24  Hidden Creek Industries         Mr. Robert Hibbs                 Vice President              (612)332-2335         6/3/99
25  J.F. Lehman & Company           Mr. Stephen Brooks               Associate                   (212)634-1157         6/3/99
26  Kelso & Company                 Mr. James J. Connors,II          VP/Gen. Counsel             (212)751-3939         6/4/99
27  Kirtland Capital Partners       Mr. Michael DeGrandis            Partner                     (440)585-9010         6/3/99

                                                                                                                      PHASE II
                                    CATEGORY                          CA ACCEP.                   FIN. CAPAB            SENT
1   Advent International            Financial Buyer                    changes
2   AEA Investors Inc.              Financial Buyer                    changes
3   American Industrial Partners    Financial Buyer                      yes                                           6/8/99
4   Apollo Management IV, L.P.      Financial Buyer                  revised-yes                                       6/14/99
5   Aurora Capital Group            Financial Buyer                  revised-yes                                       6/11/99
6   Bain Capital, Inc.              Financial Buyer                  revised-yes                                       6/9/99
7   Berkshire Partners, LLC         Financial Buyer                      yes                                           6/8/99
8   Bessemer Partners & Co.         Financial Buyer                      yes                                           6/8/99
9   Carreras, Kestner               Financial Buyer                      yes                                           6/8/99
    & Co., LLC
10  Castle Harlan, Inc.             Financial Buyer                  revised-yes                                       6/9/99
11  Charter Oak Capital Partners,   Financial Buyer                      yes                                           6/8/99
    L.P.
12  Citicorp Venture Capital        Financial Buyer                      yes                                           6/9/99
13  Cornerstone Equity Investors,   Financial Buyer                      yes                                           6/8/99
    LLC
14  Cortec Management LLC           Financial Buyer                  revised-yes                                       6/8/99
15  Cravey, Green & Wahlen Inc.     Financial Buyer                      yes                                           6/8/99
16  DLJ Merchant Banking II, Inc.   Financial Buyer                  revised-yes                                       6/10/99
17  Dubilier & Company              Financial Buyer                      yes                                           6/8/99
18  E.M. Warburg, Pincus & Co., LLC Financial Buyer                  revised-yes                                       6/15/99
19  First Atlantic Capital, Ltd.    Financial Buyer                    changes
20  Groupe Valfond SA               Strategic Buyer                      yes                                           6/21/99
21  GTCR Golder Rauner, LLC         Financial Buyer                    changes
22  Harbour Group Ltd.              Financial Buyer                      yes                                           6/8/99
23  Harvest Partners, Inc.          Financial Buyer                      yes                                           6/8/99
24  Hidden Creek Industries         Financial Buyer                      yes                                           6/8/99
25  J.F. Lehman & Company           Financial Buyer                  revised-yes                                       6/8/99
26  Kelso & Company                 Financial Buyer                      yes                                           6/8/99
27  Kirtland Capital Partners       Financial Buyer                      yes                                           6/8/99
====================================================================================================================================

--------------------------------------------------------------------------------
RONEY & CO.                   PAGE 1 OF 2                     INVESTMENT BANKING
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                                                PHASE I
REF COMPANY NAME                          EXECUTIVE NAME              EXECUTIVE TITLE      PHONE                RECEIVED
-------------------------------------------------------------------------------------------------------------------------

28  Latona Associates Inc.                Mr. Matthew R. Friel        Vice President       (603) 929-2514       6/7/99
29  Lehman Brothers Merchant Banking      Mr. Mark MacTavish          Managing Director    (212) 526-4699       6/2/99
30  Leonard Green & Partners              Mr. Gregory J. Annick       Vice President       (310) 954-0430       6/2/99
31  Linamar Corporation                   Ms. Linda Hasenfratz        President/COO        (519) 836-7550       6/9/99
32  Linsalata Capital Partners            Mr. Donald Molten           Senior VP            (440) 684-1400       6/9/99
33  Metal Forming Technologies, Inc.      Mr. David W. Riesmeyer      Exec. VP/CFO         (312) 782-9655       6/2/99
34  Odyssey Investment Partners, LLC      Mr. Brian Kwait             Managing Principal   (212) 351-7970       6/3/99
35  Penske Capital Partners               Mr. Steven Carrel           Associate            (212) 207-9643       6/2/99
36  Questor Management Company            Mr. Jason Runco             Associate            (248) 213-2222       6/14/99
37  Saunders Karp & Megrue, L.P.          Mr. John Clark              Partner              (212) 303-6622       6/2/99
38  Simpson Industries Inc.               Mr. Vinod Khilnani          VP and CFO           (734) 207-6200       6/2/99
39  Stonington Partners, Inc.             Ms. Judith A. Witterschein  VP/Corp. Counsel     (212) 339-8536       6/9/99
40  The Carlyle Group                     Mr. Raymond Whiteman        Principal            (202) 347-2626       6/8/99
41  The Riverside Company                 Mr. Alan J. Walther         Partner               212- 265-6408       6/2/99
42  The Veritas Capital Fund L.P.         Mr. Thomas J. Campbell      Partner              (212) 688-0020       6/2/99
43  Thomas H. Lee Company                 Mr. Seth Lawry              Managing Director    (617) 227-1050       6/7/99
44  Tompkins plc                          Mr. Teifion M. Hill         Legal Counsel        011-44-181-877-517   6/10/99
45  Wind Point Partners                   Mr. Robert L. Cummings      Managing Director     248- 945-7206       6/2/99
46  Wingate Partners, L.P.                Mr. Jay I. (Bud) Applebaum  Principal            (214) 720-1313       6/2/99

                                          -----------------------------------------------------------------
                                                                                                   PHASE II
                                          CATEGORY            CA ACCEP.      FIN. CAPAB              SENT
                                          -----------------------------------------------------------------

28  Latona Associates Inc.                Strategic Buyer     changes        Rec'd 8/9/99 - o.k.   8/10/99
29  Lehman Brothers Merchant Banking      Financial Buyer     yes                                  6/8/99
30  Leonard Green & Partners              Financial Buyer     yes                                  6/8/99
31  Linamar Corporation                   Strategic Buyer     yes                                  6/9/99
32  Linsalata Capital Partners            Financial Buyer     yes                                  6/9/99
33  Metal Forming Technologies, Inc.      Financial Buyer     yes                                  6/8/99
34  Odyssey Investment Partners, LLC      Financial Buyer     yes                                  6/8/99
35  Penske Capital Partners               Financial Buyer     changes
36  Questor Management Company            Financial Buyer     revised - yes                        6/14/99
37  Saunders Karp & Megrue, L.P.          Financial Buyer     revised - yes                        6/8/99
38  Simpson Industries Inc.               Strategic Buyer     yes                                  6/8/99
39  Stonington Partners, Inc.             Financial Buyer     revised - yes                        6/9/99
40  The Carlyle Group                     Financial Buyer     yes                                  6/8/99
41  The Riverside Company                 Financial Buyer     yes                                  6/8/99
42  The Veritas Capital Fund L.P.         Financial Buyer     yes                                  6/8/99
43  Thomas H. Lee Company                 Financial Buyer     changes
44  Tompkins plc                          Strategic Buyer     revised - yes                        6/18/99
45  Wind Point Partners                   Financial Buyer     yes                                  6/8/99
46  Wingate Partners, L.P.                Financial Buyer     yes                                  6/8/99

--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 2 OF 2                INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IID - MARKETING PHASE
                          Phase II Letter and Summary
                          Information Memorandums Sent

--------------------------------------------------------------------------------

                                PHASE II LETTER

--------------------------------------------------------------------------------

                               [RONEY & CO. LOGO]
                               INVESTMENT BANKING
                                  One Griswold
                            Detroit, Michigan 48226





June 8, 1999


 <<Salutation>>   <<ContactFirstName>>   <<ContactLastName>>
 <<Title>>
 <<Company_Name>>
 <<Address>>
 <<Address1>>
 <<City>>,  <<StateorProvince>>    <<PostalCode>>
                                                          PRIVATE & CONFIDENTIAL

Dear <<Salutation>> <<ContactLastName>>:

Roney & Co. ("Roney") has been retained by Autocam Corporation ("Autocam" or the "Company"), on an exclusive basis, to manage a business combination process ("Business Combination") that may include the potential sale of the business. Having received and reviewed your response to the Phase I Introductory Letter, we are now formally extending an invitation to participate in Phase II - Summary Information Phase ("Phase II") of the Business Combination process. As part of Phase II, the Company has instructed us to provide you with the enclosed Summary Information Memorandum ("Summary Information Memorandum"). In receiving the Summary Information Memorandum, you continue to be bound by the terms of the Confidentiality Agreement previously signed by you and forwarded to Roney.

The possible Business Combination of Autocam Corporation is highly confidential and has not been publicly announced. United States securities laws prohibit any person who has material, non-public information concerning an issuer of publicly held securities from purchasing or selling such securities.

Investigations during Phase II will be primarily based upon information contained in the enclosed Summary Information Memorandum with clarification, if any, supplied by Roney. All contact and requests should be directed to Roney. These requests will be handled on a case by case basis. If you are interested in pursuing a transaction, please submit to Roney a preliminary non-binding offer letter containing the following:

        TRANSACTION STRUCTURE:      The Transaction will be structured as a sale
                                    of stock.

        FORM OF CONSIDERATION:      The consideration to be received by the
                                    Shareholders will be cash.

        VALUATION/INVESTMENT:       Method(s) utilized to arrive at the
                                    valuation conclusion.

        OUTSIDE ADVISORS:           List of any outside advisors, including
                                    investment bankers, financing sources,
                                    accountants and legal counsel.

        CONTINGENCIES:              Any due diligence, financing or other
                                    contingencies.

        MISCELLANEOUS:              Any other factors you deem relevant.

In assessing the qualifications of the parties who desire to participate in Phase III - Due Diligence Phase and who will be invited to submit formal proposals, the Company and its advisors will consider the above mentioned factors as well as other factors as may be deemed relevant.

June 8, 1999
Page 2 of 2



The preliminary offer letters should be submitted NO LATER THAN FRIDAY, JUNE 18TH and addressed to:

                     Mr. James C. Penman
                     Managing Director of Corporate Finance
                     Roney & Co.
                     One Griswold
                     Detroit, MI 48226

On or before JUNE 28, 1999, Roney will notify parties who have submitted preliminary offers as to whether or not they will be invited to participate in Phase III - Due Diligence Phase. These transaction participants ("Transaction Participants") will then be given a comprehensive Confidential Offering Memorandum ("Offering Memorandum") and be given an opportunity to perform on-site due diligence, including access to additional confidential information and meetings with management.

Prior to the completion of Phase III - Due Diligence Phase, the selected Transaction Participants will be sent a Bidding Procedures Letter and will be asked to submit a binding final offer, subject to the execution of a definitive agreement. Following receipt of the final offers, the Company anticipates entering into negotiations and proceeding immediately to the execution of a definitive agreement.

The following summarizes the timeline that is anticipated in connection with the transaction:

   DATE                                      ITEM OF IMPORTANCE
   ----                                      ------------------
   June 18, 1999                             Preliminary Offer Letters Due
   June 28, 1999                             Release of Phase III - Confidential Offering Memorandum
   July 12, 1999                             Phase III Deadline - Binding Final Offers
   Weeks of July 19 - Aug. 13, 1999          Management Presentations
                                                  Due Diligence Begins / Data Room Visitation
                                                  Model Purchase Agreement Distributed
   August 27, 1999                           Purchase Agreement Signed - Hart Scott Filing

It should be noted that the Company expressly reserves the right at any time to modify the procedures described herein, to amend the terms of the transaction, to terminate the transaction, to terminate discussions with any or all prospective Transaction Participants, to reject any or all proposals, or to reopen the transaction process at any time.

Any questions or comments regarding the Transaction or the process should be directed to the individuals at Roney & Co. listed below. NO EMPLOYEES OF THE COMPANY OR ITS SUBSIDIARIES, SHOULD BE CONTACTED DIRECTLY.

 James C. Penman            C. Kirk Haggarty                   Ty T. Clutterbuck
Managing Director               Director                      Associate Director
 (313) 225-5746              (313) 225-5748                     (313) 225-5751

Very truly yours,

[RONEY & CO. LOGO]

James C. Penman
James C. Penman
Managing Director

Enclosure

--------------------------------------------------------------------------------

                              SUMMARY INFORMATION
                                   MEMORANDUM

--------------------------------------------------------------------------------

DIVESTITURES AND CORPORATE SALES
                                                                    CONFIDENTIAL

                               AUTOCAM CORPORATION
                               SUMMARY FACT SHEET

COMPANY            The Company is a world leader in the design and  manufacture of high volume  precision  machined  extremely close tolerance,  specialty metal alloy components which are sold to the  transportation and medical device industries.  These  components are used primarily in fuel, power steering and braking systems for passenger cars, light trucks, heavy trucks and related equipment and devices for surgical  procedures.  The Company's customer base includes industry and technology leaders such as Robert Bosch Corporation,  Delphi Automotive
                   Systems,  Continental  Teves,  TRW,  Inc., ZF Gmbh,  SMI-Koyo,  Siemens  Automotive and  Caterpillar,  Inc.
                   Autocam's  operating strategy is based on the implementation of Toyota Production System ("TPS") principles at all of  its  manufacturing  locations.  Autocam's  culture  emphasizes  continuous  improvement  through cellular  manufacturing,  one-piece  flow,  working  capital  management,  supply chain  management,  value engineering,  and kaizen  activities.  Autocam is  realizing  and its  financial  performance  reflects the benefits of TPS with improvements in scrap rates, labor productivity,  working capital turnover,  and asset utilization.  The Company has eleven manufacturing  facilities with six located in the United States, three located in Brazil,  and two located in France.  The Company is a QS9000  registered  supplier  and has been awarded numerous awards from OEM and Tier One customers.

INDUSTRY           The  North  American  precision-machined  products  segment  is large,  highly  fragmented  and  undergoing increased  consolidation.  According to the Precision Machined Products  Association  (PMPA), the Precision
                   Machined  Products  Industry employs more than 56,000 highly skilled  professionals at approximately  1,600 companies  across North America.  These  companies  produce high precision,  custom  component parts by the billions.  The PMPA estimates that the total annual sales of the industry are  approximately  $5.4 billion, which  corresponds  to an average  sales per company of just $3.3 million,  indicating a highly  fragmented industry.  According to the PMPA,  real growth for the industry,  adjusted for  inflation,  is projected to average approximately 3%-5% over the next several years.



                   -------------------------------------------------------------
                   FINANCIAL SUMMARY
FINANCIAL SUMMARY  For the Twelve Months Ended June 30,
                   ($'S IN THOUSANDS)
                   -------------------------------------------------------------

                                                                     HISTORICAL                        FORECASTED
                                                             -----------------------------     -----------------------------
                                                                ACTUAL        PRO FORMA(1)     PRO FORMA(1)      ACTUAL(2)
                                                                 1998            1998             1999             2000
                                                             -------------    ------------     ------------    -------------
                   INCOME STATEMENT DATA
                   ---------------------
                   Total Sales                                  $90,362          $180,601         $200,459         $203,577
                       Growth Rate                                45.8%            191.4%            11.0%             1.6%
                   Adjusted EBIT                                $15,715           $27,495          $21,208          $32,636
                       Adjusted EBIT Margin                       17.4%             15.2%            10.6%            16.0%
                   Adjusted EBITDA                              $23,369           $40,396          $36,486          $49,750
                       Adjusted EBITDA Margin                     25.9%             22.4%            18.2%            24.4%

                   BALANCE SHEET DATA
                   ------------------
                   Capital Expenditures                         $17,484           $33,352          $30,568          $16,000
                   Funded Debt (net of restricted cash)         $39,398          $112,398         $118,997         $115,071
                   Assets Available for Sale (3)                $16,000           $16,000          $16,000                -
                   ---------------------------------------------------------------------------------------------------------


Notes: 1. Pro Forma 1998 and 1999 figures adjusted to  reflect acquisitions as of the beginning of the  respective period.
       2. Sales for 2000 reflect only sales supported by a Purchase Order. The Company expects to receive additional new business in 2000.
       3. This represents the orderly liquidation value of assets that were previously utilized in the business which are now idle due to continuous improvement and acquisition integration initiatives.


--------------------------------------------------------------------------------
1                                                                    RONEY & CO.
--------------------------------------------------------------------------------

ACQUISITION    To compete on a global basis, the Company has made the following
ACTIVITY       strategic acquisitions:

                    ACQUISITION                           LOCATION                                       DATE
                    ---------------------------------     -----------------------------------    ---------------------
                    The Hamilton Group                    Dowagiac, MI and Gaffney, SC              June 30, 1997
                    Qualipart Industria E Comercio        Boituva, Campinas and Pinhal,            January 1, 1998
                    Ltd.                                  Brazil
                    Frank & Pignard S.A.                  Pochons and Ternier, France              October 1, 1998

PRODUCTS The Company is a world leader in the design and manufacture of close tolerance, specialty metal alloy components which are sold to the transportation and medical device industries. These components are used primarily in fuel, power steering and braking systems for passenger cars, light trucks, heavy trucks and related equipment, and devices for surgical procedures. The Company manufactures products utilized in the following industry applications:

                     TRANSPORTATION PRODUCTS          MEDICAL DEVICES PRODUCTS
                   -----------------------------     ---------------------------
                   --  Fuel system components        --   Minimally invasive
                   --  Power steering system              ophthalmic surgery
                       components                         equipment components
                   --  Braking system components     --   Cardiovascualar
                   --  Other transportation               surgery equipment
                       components                         components


                   SALES BY PRODUCT APPLICATION
                   For the Twelve Months Ended June 30,
                   ($'S IN THOUSANDS)
                   ---------------------------------------------------------------------------------------------------------
                                                                       HISTORICAL                       FORECASTED
                                                               ----------------------------     ----------------------------
                                                                 ACTUAL        PRO FORMA(1)     PRO FORMA(1)      ACTUAL(2)
                   Market           Application                   1998            1998             1999            2000
                   ---------------- -----------------------    -----------    -------------     ------------    ------------
                   Transportation   Fuel Systems                 $51,673           $71,909          $88,186         $95,234
                                    Steering Systems                   -            51,938           58,498          54,074
                                    Braking Systems               18,226            27,617           25,732          34,011
                                    Other                          2,296            10,275           17,076          14,860
                                                               -----------    -------------     ------------    ------------
                                                                 $72,195          $161,739         $189,492        $198,179

                   Medical          Stents/Instruments            $9,907           $9,907            $8,060          $5,398

                   Other            Miscellaneous                 $8,260           $8,955            $2,907               -
                                                               -----------    -------------     ------------    ------------

                   Total                                         $90,362          $180,601         $200,459        $203,577
                   ---------------------------------------------------------------------------------------------------------


Notes: 1.  Pro Forma 1998 and 1999 figures adjusted to reflect acquisitions as of the beginning of the respective period.
       2. Sales for 2000 reflect only sales supported by a Purchase Order. The Company expects to receive additional new business in 2000.




--------------------------------------------------------------------------------
2                                                                    RONEY & CO.
--------------------------------------------------------------------------------

                   -------------------------------------------------------------
                   SALES BY CUSTOMER
SALES BY CUSTOMER  For the Twelve Months Ended June 30,
                    ($'S IN THOUSANDS)
                   -------------------------------------------------------------

                                                                       HISTORICAL                       FORECASTED
                                                              ------------------------------    ----------------------------
                                                                ACTUAL         PRO FORMA(1)      PRO FORMA(1)     ACTUAL(2)
                   CUSTOMER                                      1998             1998              1999            2000
                   -----------------------------------        ------------    --------------    -------------    -----------
                   FUEL SYSTEMS
                   Caterpillar, Inc.                               $3,976            $9,576          $11,003        $11,155
                   Delphi Automotive Systems                       24,532            24,532           29,163         31,123
                   Diesel Technology                                4,501             4,501            5,941          6,968
                   Hitachi Automotive/Fasco Controls                4,007             4,007            4,469          4,130
                   TRW, Inc.                                            -            13,230           16,299         19,561
                   Robert Bosch Corporation                        13,220            14,472           14,769         13,918
                   Siemens/Ford/Visteon                             1,272             1,272            5,295          8,379
                   Other                                              165               319            1,247              -
                                                              ------------    --------------    -------------    -----------
                      Subtotal Fuel Systems                       $51,673           $71,909          $88,186        $95,234

                   POWER STEERING
                   Koyo                                                 -           $21,559          $26,035        $22,116
                   Peugeot                                              -             2,123            1,548          1,910
                   TRW, Inc.                                            -             3,512            4,720          3,930
                   ZF Gmbh                                              -            24,744           26,195         26,118
                                                              ------------    --------------    -------------    -----------
                      Subtotal Power Steering                          $0           $51,938          $58,498        $54,074

                   BRAKE SYSTEMS
                   Continental Teves                               $2,849            $4,155           $2,383         $2,768
                   Lucas Sumitomo/Varity Kelsey Hayes               1,899             1,899            4,605          8,519
                   Robert Bosch Corporation                        11,064            19,149           16,737         20,744
                   Other                                            2,414             2,414            2,007          1,980
                                                              ------------    --------------    -------------    -----------
                      Subtotal Brake Systems                      $18,226           $27,617          $25,732        $34,011

                   OTHER TRANSPORTATION
                   Peugeot                                              -            $3,757           $4,069         $3,389
                   Robert Bosch Corporation                           $75               651            3,499          2,925
                   Other                                            2,221             5,867            9,508          8,546
                                                              ------------    --------------    -------------    -----------
                      Subtotal Other Automotive                    $2,296           $10,275          $17,076        $14,860

                   MEDICAL DEVICES
                   Alcon Surgical                                  $4,417            $4,418           $3,928         $3,455
                   Other Stents                                     1,565             1,565            1,633          1,739
                   Other Medical Devices                              872               871              244            204
                   Vascular Therapies (U.S. Surgical)               3,053             3,053            2,255            -
                                                              ------------    --------------    -------------    -----------
                      Subtotal Medical Devices                     $9,907            $9,907           $8,060         $5,398

                   OTHER
                   Other - Miscellaneous                           $8,260            $8,955           $2,907             $0
                                                              ------------    --------------    -------------    -----------
                      Subtotal Other                               $8,260            $8,955           $2,907             $0

                   TOTAL                                          $90,362          $180,601         $200,459       $203,577


--------------------------------------------------------------------------------
Notes: 1.  Pro Forma 1998 and 1999 figures adjusted to reflect acquisitions as of the beginning of the respective period.
       2. Sales for 2000 reflect only sales supported by a Purchase Order. The Company expects to receive additional new business in 2000.

                   SALES BY GEOGRAPHIC MANUFACTURING ORIGINATION
SALES BY           For the Twelve Months Ended June 30,
GEOGRAPHY          ($'S IN THOUSANDS)

                   ------------------------------------------------------------------------------------------------------------
                                                                        HISTORICAL                        FORECASTED
                                                               -----------------------------    -------------------------------
                                                                 ACTUAL         PRO FORMA(1)     PRO FORMA(1)       ACTUAL(2)
                   Location                                       1998             1998             1999             2000
                   -------------------------------             ------------    -------------    -------------    --------------

                   North America                                  $84,237           $84,354          $93,216          $101,165
                   Europe                                              -             81,664           94,227            90,956
                   South America                                    6,125            14,583           13,016            11,456
                                                               ------------    -------------    -------------    --------------

                   Total                                          $90,362          $180,601         $200,459          $203,577
                   ------------------------------------------------------------------------------------------------------------

Notes: 1.  Pro Forma 1998 and 1999 figures adjusted to
           reflect acquisitions as of the beginning of the respective period.
       2. Sales for 2000 reflect only sales supported by a Purchase Order. The Company expects to receive additional new business in 2000.


FACILITIES         CURRENT FACILITIES AND EQUIPMENT
FACILITIES



                   ------------------------------------------------------------------------------------------------------------
                   Facility            Operation                                  Leased/Owned      Lease Duration   Sq. Ft.
                   ------------------- --------------------------------------- -------------------- --------------- -----------
                   Kentwood, MI - I    Precision turning, grinding, tool              Owned               --            88,000
                                       making
                   Kentwood, MI - II   Precision turning, grinding              Leased/Subleased        2 / 05         100,000
                   Pochons, France     Precision turning, grinding, tool             Leased             1 / 09         143,000
                                       making
                   Ternier, France     Precision turning, grinding, tool             Leased             1 / 09          73,000
                                       making
                   Dowagiac, MI        Turning, hot forging, assembly, cold           Owned               --            67,000
                                       heading
                   Marshall, MI        Precision turning                              Owned               --            56,000
                   Gaffney, SC         Turning, assembly                              Owned                             25,000
                   Hayward, CA         Precision milling and turning, laser           Leased            4 / 00          27,000
                                       machining
                   Campinas, Brazil    Precision turning, grinding                    Leased           10 / 99          22,000
                   Pinhal, Brazil      Precision turning, grinding                    Leased            6 / 04          24,000
                   Boituva, Brazil     Precision turning, grinding                    Leased            8 / 08          36,000



INVESTMENT     GLOBAL OPERATIONS: The Company is the only precision machining
HIGHLIGHTS     company with manufacturing operations in three continents.
               As vehicle manufacturers utilize common components across platforms and develop global vehicle platforms, such as "world cars", that are manufactured and sold in numerous markets around the world, world class suppliers are being required to maintain a global manufacturing presence. In recognition of this industry trend, the Company has made acquisitions that it believes will provide substantial competitive advantage to pursue new business around the world. The Company is already experiencing the benefits of this global sourcing trend as its customers are requesting the Company to quote on larger programs with global applications. In addition, the Company believes that the global presence will allow the Company to leverage its sales relationship with its current customers, to develop new customers and to optimize its manufacturing capacity and cost structure.

               TECHNOLOGY TRENDS: Electronic content on vehicles has been increasing and is expected to increase in the future. The increase in electronic content is largely driven by continued, and often increasingly stringent, regulatory standards for automotive emissions and safety as well as consumer demand for increased vehicle performance and functionality at lower cost. Electronics integration, which generally refers to replacing mechanical with electronic components and integration of mechanical and electrical functions within the vehicle, allows OEMs to achieve substantial reduction in weight and complexity of automotive vehicles, resulting in easier assembly, enhanced fuel economy, improved emissions control and better vehicle performance. As consumers seek more competitively priced ride and handling performance, safety, security, communications, convenience, entertainment and environment-friendly options in vehicles, the electronic content per vehicle will continue to increase. The Company's manufacturing and engineering expertise has enabled the Company to develop electronic integration experience and position itself as a key supplier for emerging applications in electronic power assist steering, brake by wire and electronic fuel injection systems.

--------------------------------------------------------------------------------
4                                                                    RONEY & CO.
--------------------------------------------------------------------------------

INVESTMENT     PRECISION MACHINED COMPONENTS PRODUCT APPLICATIONS: The
HIGHLIGHTS     Company is a leading designer and manufacturer of high volume
(Continued)    precision machined extremely close tolerance specialty metal alloy components. The Company is capable of holding tolerances in the single digit micron range. In fuel systems, the Company manufactures seats, pole pieces, inlet tubes, valve blanks and seat carriers. In steering systems, the Company manufactures pinions, input shafts, torsion bars and sleeves. In braking systems, the Company manufactures forged valve rods, push rods, pistons, sleeves and spools. In medical devices, the Company manufactures ophthalmic hand piece components and stents.


               LONG-TERM RELATIONSHIPS WITH ROBERT BOSCH CORPORATION:
               Robert Bosch has demonstrated its confidence in the Company by awarding Autocam increasingly significant component contracts in both fuel and brake system applications. Robert Bosch awarded the Company, in connection with the Hamilton Acquisition, additional braking system components thereby demonstrating Robert Bosch's belief in the Company's capabilities. Sales to Robert Bosch Corporation are expected to be over $37 million for the twelve months ended June 30, 2000.


               LONG-TERM RELATIONSHIPS WITH DELPHI AUTOMOTIVE SYSTEMS:
               Delphi has demonstrated its confidence in the Company by awarding Autocam increasingly significant component contracts. The Multec II injector program, launched in 1998 model year, is expected to generate sales of over $30 million for the twelve months ended June 30, 2000. This fuel system is expected to be used on approximately 70% of GM's vehicles.


               LONG-TERM RELATIONSHIPS WITH ZF GMBH AND KOYO CORPORATION: ZF and Koyo have demonstrated its confidence in the Company by awarding F&P, Autocam's European operation, increasingly significant component contracts for power steering system applications. Combined sales to ZF Gmbh and Koyo Corporation are expected to be over $48 million for the twelve months ended June 30, 2000.


               DEVELOPING RELATIONSHIP WITH SIEMENS AUTOMOTIVE, FORD MOTOR AND VISTEON CORPORATION: Siemens, Ford and Visteon have demonstrated their confidence in the Company by awarding the Company significant component contracts for fuel system applications. Sales to these companies are expected to be in excess of $8 million in 2000F.


               QUALITY AWARD DESIGNATIONS: The Company has received the following awards:
               -- QS 9000 registration
               -- GM supplier of the year - last three years
               -- Hitachi supplier of the year - 5 of last 6 years
               -- Forbes 200 Best Small Public Companies - 1995, 1996 and 1998


               DIVERSE INDUSTRY AND PRODUCT APPLICATIONS: In the transportation industry, the Company's precision machined components are used in fuel, power steering and braking system applications. In the medical products industry, the Company's products are used to make surgical tools used in ophthalmic applications and stents, used in surgical procedures.


--------------------------------------------------------------------------------
5                                                                    RONEY & CO.
--------------------------------------------------------------------------------

INVESTMENT     ACQUISITION INTEGRATION CAPABILITIES: The Company has
HIGHLIGHTS     successfully integrated three acquisitions over the last three
(Continued)    years. In integrating these acquisitions, Autocam has developed a skill set reflecting an operating system based on Toyota
               Production System principles. The operating system implementation has allowed the Company to increase its return on invested capital by removing assets from existing production, reducing working capital levels, improving facility capacity and reducing waste in the acquired business. From a quantitative standpoint, the Company expects to reduce temporary labor by eliminating approximately 153 positions for a cost savings of approximately
               $3.6 million, reduce permanent labor by eliminating approximately
               63 positions for a cost savings of approximately $1.9 million, reduce expedited freight charges by approximately $0.5 million, reduce material costs through re-engineering efforts thus saving approximately $0.8 million in 2000, close an entire facility and transfer the business and equipment to more productive facilities thus providing cost savings of approximately $0.8 million and redeploy underutilized assets to handle its growing revenue opportunities, thus utilizing the assets of the Company more efficiently. All of these cost reduction and asset utilization programs are scheduled to occur between 1999 and 2000 and reflect management's operating expertise and acquisition integration experience.

               ORGANIC GROWTH OPPORTUNITIES: The Company has identified several opportunities for future growth with its existing customers. The transportation industry is experiencing steady unit sales, with growth in options for electronic and electromechanical systems that enhance safety, reduce vehicle weight, lower cost or are environmentally efficient. The Company has also identified additional applications for precision machined components that are used primarily on the resultant systems in electric motors, electronic components and transmission and steering applications. In the medical industry, the Company has developed a laser machining process to produce stents. Industry demand for stents is rapidly expanding.


               ACQUISITION GROWTH OPPORTUNITIES: The Company has established a goal of growing sales and earnings in excess of 20% per year. In so doing, the Company believes it will be in a better position to negotiate prices with customers, provide personal growth opportunities to employees and increase the value of the Company for all stakeholders. The Company has identified new programs with existing customers and additional acquisition targets to support the growth targets. In acquisitions, the Company seeks customer diversification, product and process enhancements and geographical balance.


               SOPHISTICATED MARKETING APPROACH: The Company devotes substantial resources to research new markets and product applications that can be produced with the Company's core precision machining competency. The Company has been successful in developing new product applications in the transportation industry and new markets and product applications in the medical device industry.


               DEDICATION TO CONTINUOUS IMPROVEMENT: The Company is dedicated to continuous and rapid improvement in its businesses by strategic investment in capacity, manufacturing efficiencies, process improvements, aggressive marketing initiatives and people resources. The Company's management and employees are involved with activities that foster and reward continuous improvement. Primarily as a result of the Company's continuous improvement activities, the Company has been able to create additional manufacturing capacity and take on new programs without additional capital outlays.


               DISCIPLINED WORKING CAPITAL MANAGEMENT: The Company closely coordinates purchasing, manufacturing and continuous improvement activities to minimize working capital usage. On a pro forma basis, for the twelve months ended June 30, 1998, the Company turned its inventories 11.9x. The Company believes additional opportunities exist to increase throughput, especially in recently acquired businesses. The Company believes that the magnitude of inventory reduction effort will be approximately $5 million.

--------------------------------------------------------------------------------
6                                                                    RONEY & CO.
--------------------------------------------------------------------------------

INVESTMENT     MANUFACTURING TECHNOLOGY STRATEGY: State of the art
HIGHLIGHTS     machinery and technical skills that allow close tolerances and an
(Continued)    ongoing commitment to continuous process improvement have
               positioned the Company as the low cost producer in its product lines. The Company's model facility utilizes CNC turning, multispindle turning and CNC grinding technology for manufacturing prototype products and for the development of new processes. The Company's in-house tool-making capability allows the Company to respond easily to design changes and continuous improvement modifications. To meet the diverse needs of high-volume manufacturing, the Company uses leading edge, flexible machining technology and a broad range of resources. The
               Company operates European-built multispindle and single spindle turning machines capable of holding tolerances in the single-digit micron range. The Company's grinding operations utilize both infeed and throughfeed CNC centerless grinders capable of holding single-digit micron tolerances with superior surface finish. The Company's equipment can be rapidly and cost effectively changed to manufacture various product applications.


               LOCATION OF MANUFACTURING FACILITIES AND ADMINISTRATIVE
               OFFICES: The Company's headquarters, including the engineering and marketing group, are located in the Midwest. Both OEMs and OEM suppliers operate manufacturing plants throughout the U.S., Canada, Mexico, South America and Europe that are served by the Company. The Company is dedicated to servicing its customers wherever they are located. The Company now has manufacturing operations in Michigan, South Carolina, California, France and Brazil. Given the manufacturing facilities' proximity to its customers, the Company enjoys relatively low end product shipment transportation costs. Low transportation costs allow the Company to offer more overall competitive bids for potential contracts. Additionally, given its diverse locations, the Company enjoys the benefit of a skilled and available labor force and the ability to optimize manufacturing capacity.


               EXCELLENT RELATIONS WITH EMPLOYEES: The Company has maintained a long-standing, mature relationship with its employees. Since founded, the Company has never had any extended work stoppages, strikes or arbitration that resulted in customer delays. The Company is involved in a number of ongoing programs designed to maintain and improve employee morale and strengthen the Company's labor relations. The Company's management has made a significant commitment to train its employees, stressing employee education. The Company added training programs at almost all facilities. Training covers such areas as error-proofing processes, Statistical Process Control ("SPC"), leadership and problem solving.


               ENGINEERING/MARKETING AND INFORMATION SYSTEMS FOCUS: In support of its marketing and engineering strategy, the Company has invested substantial resources in developing engineering, process design and information systems capabilities to meet the increasing demands of its customers. These capabilities include the establishment of project management teams, consisting of marketing and program engineering and program management teams, to support the OEMs and Tier One suppliers. It is the Company's goal to continue to support the marketing and engineering groups by developing information systems capabilities that will support the customer, allow the Company to coordinate key finance, manufacturing, engineering, sales and marketing, quality, human resources, and purchasing activities and integrate data through each program stage. The Company's recent European and South American acquisitions have accelerated the need for enhanced communication information systems.


               DECENTRALIZED, PARTICIPATIVE CULTURE: The Company's decentralized approach to managing its business encourages decision making and employee participation in areas such as manufacturing processes and customer service. The Company's management team meets frequently at various Company locations in order to maintain a unified Company culture. In its North American operations, to increase employee productivity, the Company provides incentive programs for all salaried and hourly employees and provides incentives for employees who take advantage of its continuous improvement programs and who provide cost savings ideas. The Company is evaluating implementing similar programs in its European and South American operations



--------------------------------------------------------------------------------
7                                                                    RONEY & CO.
--------------------------------------------------------------------------------

INVESTMENT     CONSISTENT OPERATING RESULTS: The Company has achieved
HIGHLIGHTS     Adjusted EBIT margins in excess of 15% for each of the twelve
(Continued)    month periods ending June 30, 1996, 1997 and 1998, respectively.
               The Company's Adjusted EBIT margin for 1999 is forecasted to be below 15%. The Company is implementing continuous improvement activities based on TPS methodology that are impacting the current operating results of the business. The Company's fourth quarter EBIT margin for 1999 is showing substantial improvement, reflecting the continuous improvement activities of the previous quarters. The Company, on a pro forma basis, is forecasting
               Adjusted EBIT margins of approximately 16.0% for the twelve months ended June 30, 2000.




               FINANCIAL INFORMATION
               As of March 31, 1999
               ($'S IN THOUSANDS)
               ------------------------------------------------------------------------------------------
                          INCOME STATEMENT DATA


                                                    HISTORICAL                        FORECASTED
                                          ------------------------------    ------------------------------
                                             ACTUAL         PRO FORMA(1)    PRO FORMA(1)       ACTUAL(2)
                                              1998             1998            1999             2000
                                          -------------    -------------    ------------    --------------
               Total Sales (1)
                   Growth Rate              $90,362           $180,601        $200,459          $203,577
               Adjusted EBIT                  45.8%             191.4%           11.0%              1.6%
                   Adjusted EBIT Margin     $15,715            $27,495         $21,208           $32,636
               Adjusted EBITDA                17.4%              15.2%           10.6%             16.0%
                   Adjusted EBITDA Margin   $23,369            $40,396         $36,486           $49,750
                                              25.9%              22.4%           18.2%             24.4%




                                                 BALANCE SHEET DATA
                                                                                                   ------------
                                                                                                      March 31,
                                                                                                          1999
                                                                                                    -----------
                  ASSETS:

                  Cash                                                                                   $1,541
                  Accounts receivable                                                                    42,408
                  Inventories                                                                            15,450
                  Other current assets                                                                    1,586
                                                                                                    ------------
                     TOTAL CURRENT ASSETS                                                                60,985

                  Fixed assets, net                                                                     132,460
                  Goodwill and other intangibles                                                         26,376
                  Other assets                                                                           12,877
                                                                                                    ------------
                      TOTAL ASSETS                                                                     $232,698
                                                                                                    ============

                  LIABILITIES:
                  Current maturities of long term debt                                                   $2,437
                  Accounts payable                                                                       22,548
                  Accrued liabilities                                                                    11,298
                                                                                                    ------------
                      TOTAL CURRENT LIABILITIES                                                          36,283

                  Long-term obligations, net                                                            118,496
                  Deferred taxes                                                                         26,394
                  Other liabilities                                                                       5,619
                  Minority interest                                                                       2,382
                  Shareholders' equity                                                                   43,524
                                                                                                    ------------
                      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $232,698
                                                                                                    ============

                            ADDITIONAL FINANCIAL DATA

ASSETS AVAILABLE FOR SALE (3)                                            $16,000

--------------------------------------------------------------------------------
Notes: 1. Pro Forma 1998 and 1999 figures adjusted to reflect acquisitions as of the beginning of the respective period.
       2. Sales for 2000 reflect only sales supported by a Purchase Order. The Company expects to receive additional new business in 2000.
       3. This represents the orderly liquidation value of assets that were previously utilized in the business which are now idle due to continuous improvement and acquisition integration initiatives.


--------------------------------------------------------------------------------
8                                                                    RONEY & CO.
--------------------------------------------------------------------------------

        NO CALLS ARE TO BE MADE WITHOUT CONTACTING ONE OF THE FOLLOWING:

                                   RONEY & CO.
                                  ONE GRISWOLD
                                DETROIT, MI 48226


           JAMES C. PENMAN                      C. KIRK HAGGARTY                   TY T. CLUTTERBUCK
          Managing Director                         Director                       Associate Director
           (313) 225-5746                        (313) 225-5748                      (313) 225-5751

--------------------------------------------------------------------------------
9                                                                    RONEY & CO.
--------------------------------------------------------------------------------

                             IIE - MARKETING PHASE
                       Phase II Indications of Interest /
                        Transaction Participant Details

--------------------------------------------------------------------------------

                            PHASE II INDICATIONS OF
                                    INTEREST

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
PROJECT TITAN

PHASE II RESPONDENTS                               Thursday, September 02, 1999
-------------------------------------------------------------------------------


REF    COMPANY NAME                       EXECUTIVE NAME              EXECUTIVE TITLE      PHONE            CATEGORY
 1                                                                    Managing Director                     Financial Buyer
 2                                                                    Principal                             Financial Buyer
 3                                                                    President                             Financial Buyer
 4                                                                    Treasurer                             Financial Buyer
 5                                                                    President                             Financial Buyer
 6                                                                    Vice President                        Strategic Buyer
 7                                                                    Partner                               Financial Buyer
 8                                                                    VP and CFO                            Strategic Buyer
 9                                                                    Partner                               Financial Buyer
10                                                                    Managing Director                     Financial Buyer




                                          PHASE II   PHASE II    PHASE II   PHASE III   PHASE III
REF    COMPANY NAME                       SENT       RECEIVED     RANGE       SENT        RANGE      STATUS
 1                                        6/8/99      6/18/99    $18-$22     6/28/99
 2                                        6/11/99     6/21/99    $16-$19     6/28/99
 3                                        6/8/99      6/21/99    $13-$16     6/28/99
 4                                        6/8/99      6/17/99    $19-$22     6/28/99
 5                                        6/9/99      6/22/99    $18-$19     6/28/99
 6                                        8/10/99     8/13/99      $20       8/14/99
 7                                        6/8/99      6/18/99    $15-$16     6/28/99
 8                                        6/8/99      6/21/99      $15       6/28/99
 9                                        6/8/99      6/18/99    $18-$22     6/28/99
10                                        6/8/99      6/18/99    $14-$15     6/28/99

























-------------------------------------------------------------------------------
RONEY & CO.                        PAGE 1 OF 1               INVESTMENT BANKING
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            TRANSACTION PARTICIPANT
                              DETAILS PRESENTATION

--------------------------------------------------------------------------------

JUNE 25, 1999                                                       CONFIDENTIAL








PRESENTATION TO SPECIAL COMMITTEE
PROJECT TITAN

PROJECT TITAN                                                      CONFIDENTIAL
--------------------------------------------------------------------------------

    EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

    - Roney is pleased to report a successful completion of the first stage of the sale process for Titan.

    - We have conducted a broad auction process, initially contacting 73 financial investors and 15 strategic investors. Of those, 39 companies (5 strategic - 34 financial buyers) submitted a signed Confidentiality Agreement and received Confidential Summary Memorandums. In addition, we received seven confidentiality agreements with significant changes. The following chart details the status of the seven parties that we were unable to come to mutual terms on the confidentiality agreement:


         ------------------------------------------------------------------------------------------------------------------------
                                                 DATE CA             CONF. AGR.
         COMPANY NAME                            RECEIVED             ACCEPTED           COMMENTS
         ------------------------------------------------------------------------------------------------------------------------
         Advent International                    6/3/99               Changes        Were uncomfortable with entire agreement.
         ------------------------------------------------------------------------------------------------------------------------
         AEA Investors, Inc.                     6/3/99               Changes        Did not agree with affiliates language.
         ------------------------------------------------------------------------------------------------------------------------
         First Atlantic Capital, Ltd.            6/2/99               Changes        Were uncomfortable with entire agreement.
         ------------------------------------------------------------------------------------------------------------------------
         GTCR Golder Rauner, LLC                 6/3/99               Changes        Did not agree with affiliates language.
         ------------------------------------------------------------------------------------------------------------------------
         Latona Associates, Inc.                 6/7/99               Changes        Were uncomfortable with entire agreement.
         ------------------------------------------------------------------------------------------------------------------------
         Penske Capital Partners                 6/2/99               Changes        Did not agree with affiliates language.
         ------------------------------------------------------------------------------------------------------------------------
         Thomas H. Lee Company                   6/7/99          new - sign. req.    Ultimately signed agreement but indicated
                                                                                     lack of interest due to size prior to
                                                                                     delivery of memorandum.
         ------------------------------------------------------------------------------------------------------------------------

         At the Company's request Roney did not contact those Companies that were involved in the previous process conducted in 1997. In addition, at the Company's request, Dover Corporation was not contacted due to the discussions already in process.

    - The response has been very strong, and we have received 9 indications of interest from prospective buyers. 11 parties have not indicated whether or not they will be submitting an indication of interest. We are continuously contacting these parties and should have an understanding of their intentions by Monday June 28th, 1999.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 1 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------
    MARKETING PROGRAM OVERVIEW
--------------------------------------------------------------------------------

         PRELIMINARY INDICATIONS OF INTEREST

              - All of the potential buyers who reviewed the Confidential Summary Information Memorandum were invited to submit preliminary indications of interest by Friday, June 18th.

              - All potential buyers were contacted by Roney the week of June 14th.

              - A total of 9 preliminary indications of interest were received by Tuesday, June 22nd. A summary review of the bidders and preliminary indications of interest is presented herein.

              - Concerns raised by potential buyers who chose not to bid focused primarily on automotive concentration, recent acquisition activity, and strategic fit.


--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 2 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------
    MARKETING PROGRAM OVERVIEW
--------------------------------------------------------------------------------

              - Roney contacted a wide range of potential bidder including strategic buyers and financial investors. 88 parties were contacted and Confidential Summary Information Memorandums were sent to 39 of the 46 parties who responded.

                                  [BAR GRAPH]




                                                 Financial     Strategic
                                                 ---------     ---------
Phase I Confidentiality Agreements Sent              73            15
Phase I Confidentiality Agreements Received          40             6
Phase II Confidential Summary Information
       Memorandums Sent                              34             5
Phase II Indicatioins of Interest Received            8             1







--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 3 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------
    CONFIDENTIAL SUMMARY INFORMATION MEMORANDUMS SENT
--------------------------------------------------------------------------------


         ---------------------------------------------------------------------------------------------------------------------------
                                          CONFIDENTIAL SUMMARY INFORMATION MEMORANDUMS SENT (39)
         ---------------------------------------------------------------------------------------------------------------------------
         FINANCIAL (34)                                                                                STRATEGIC (5)
         --------------                                                                                -------------
         -    AMERICAN INDUSTRIAL PARTNERS            -    HARVEST PARTNERS, INC.                  -    GROUPE VALFOND SA
         -    APOLLO MANAGEMENT IV, L.P.              -    J.F. LEHMAN & COMPANY                   -    HIDDEN CREEK INDUSTRIES
         -    AURORA CAPITAL GROUP                    -    KELSO & COMPANY                         -    LINAMAR CORPORATION
         -    BAIN CAPITAL, INC.                      -    KIRTLAND CAPITAL PARTNERS               -    SIMPSON INDUSTRIES, INC.
         -    BERKSHIRE PARTNERS, LLC                 -    LEHMAN BROTHERS MERCHANT BANKING        -    TOMKINS PLC
         -    BESSEMER PARTNERS & CO.                 -    LEONARD GREEN & PARTNERS
         -    CARRERAS, KESTNER & CO., LLC            -    LINSALATA CAPITAL PARTNERS
         -    CASTLE HARLAN, INC.                     -    METAL FORMING TECHNOLOGIES, INC.
         -    CHARTER OAK CAPITAL PARTNERS, L.P.      -    ODYSSEY INVESTMENT PARTNERS, LLC
         -    CITICORP VENTURE CAPITAL                -    QUESTOR MANAGEMENT COMPANY
         -    CORNERSTONE EQUITY INVESTORS, LLC       -    SAUNDERS KARP & MEGRUE, L.P.
         -    CORTEC MANAGEMENT LLC                   -    STONINGTON PARTNERS, INC.
         -    CRAVEY, GREEN & WAHLEN, INC.            -    THE CARLYLE GROUP
         -    DLJ MERCHANT BANKING II, INC.           -    THE RIVERSIDE COMPANY
         -    DUBILIER & COMPANY                      -    THE VERITAS CAPITAL FUND L.P.
         -    E.M. WARBURG, PINCUS & CO., LLC         -    WIND POINT PARTNERS
         -    HARBOUR GROUP LTD.                      -    WINGATE PARTNERS, L.P.

         ---------------------------------------------------------------------------------------------------------------------------
         LEGEND:
         -------
         -    PRELIMINARY INDICATION OF INTEREST SUBMITTED (9)
         -    WILL NOT BE SUBMITTING (19)
         -    NO RESPONSE OR REQUIRE ADDITIONAL INFORMATION (11)
         ---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 4 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    POTENTIAL BUYER STATUS
--------------------------------------------------------------------------------



         SUMMARY OF REASONS FOR NOT SUBMITTING INDICATION OF INTEREST
         --------------------------------------------------------------------------------------------------------------------------

         COMPANY                                           REASON FOR NOT SUBMITTING INDICATION OF INTEREST
         ---------------------------------------------------------------------------------------------------------------------------
         Apollo Management IV, L.P.                        Size of transaction is not large enough.


         Bain Capital, Inc.                                Size of transaction is not large enough and does not fit with portfolio.


         Castle Harlan, Inc.                               Were not interested due to automotive concentration.


         Charter Oak Capital Partners, L.P.                Did not believe that they could be competitive.


         Cornerstone Equity Investors, LLC                 Did not believe that they could be competitive.


         DLJ Merchant Banking II, LLC                      Did not provide a reason.


         Dubilier & Company                                Were not interested due to automotive concentration.


         Harbour Group Ltd.                                Were not interested due to automotive concentration and uncomfortable with process being performed shortly after recent acquisitions.


         J.F. Lehman & Company                             Not interested as they believed ACAM was too far removed from electronics business.


         Kelso & Company                                   Did not provide a reason.

         ---------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 5 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


         SUMMARY OF REASONS FOR NOT SUBMITTING INDICATION OF INTEREST (CONTINUED)
         ---------------------------------------------------------------------------------------------------------------------------

         COMPANY                                           REASON FOR NOT SUBMITTING INDICATION OF INTEREST
         ---------------------------------------------------------------------------------------------------------------------------
         Kirtland Capital Partners                         Did not provide a reason.


         Lehman Brothers Merchant Banking                  Did not provide a reason.


         Leonard Green & Partners                          Did not provide a reason.


         Linsalata Capital Partners                        Did not provide a reason.


         Metal Forming Technologies, Inc.                  Want to concentrate on their recent acquisitions.


         Questor Management Company                        Indicated they focus on difficult or distressed situations and did not believe this transaction provided that opportunity.


         Stonington Partners, Inc.                         Did not provide a reason.


         The Riverside Company                             Were not interested due to automotive concentration.


         Wingate Partners, L.P.                            Indicated they focus on difficult or distressed situations and did not believe this transaction provided that opportunity.

         ---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 6 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    PRELIMINARY INDICATIONS OF INTEREST SUMMARY
--------------------------------------------------------------------------------


    SUMMARY OF PRELIMINARY INDICATIONS OF INTEREST
    --------------------------------------------------------------------------------------------------------------------------------
                                      IMPUTED
                                    OFFER PRICE
    COMPANY                         (per Share)    STRUCTURE    FINANCING                          COMMENTS
    --------------------------------------------------------------------------------------------------------------------------------
                                     $18 - $22     Stock        Combination of equity and debt.    Manages two funds with over $775
                                                                                                   million of equity under
                                                                                                   management. The funds are blind
                                                                                                   pools and, therefore, require
                                                                                                   only Board approval.


                                     $16 - $19     Stock        Combination of equity and debt.    Manages a $761 million equity
                                                                                                   fund. Wants to participate in
                                                                                                   consolidation strategy.


                                     $13 - $16     Stock        30% - 40% equity provided by       Would require recapitalization
                                                                         and Management. Debt      structure.  Current shareholder
                                                                provided by                        would be required to contribute
                                                                Bank.                              at least 10%.          avoids the
                                                                                                   use of high yield debt.


                                     $19 - $22     Stock        Senior Debt - $140 - $160          Recently acquired
                                                                Subordinated Debt - $40 - $50                       for
                                                                Equity - $55 - $75                 approximately 5x forecasted
                                                                                                   EBITDA.

                                     $18 - $19     Stock        Debt and Equity                    Wholly-owned subsidiary of
                                                                                                            which allows a longer
                                                                                                   investment horizon.  Significant
                                                                                                   transaction experience.


--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 7 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    PRELIMINARY INDICATIONS OF INTEREST SUMMARY
--------------------------------------------------------------------------------


    SUMMARY OF PRELIMINARY INDICATIONS OF INTEREST
    --------------------------------------------------------------------------------------------------------------------------------
                                    IMPUTED
                                  OFFER PRICE
    COMPANY                       (per Share)    STRUCTURE      FINANCING                          COMMENTS
    --------------------------------------------------------------------------------------------------------------------------------
                                   $15 - $16     Stock                                                                is a leading
                                                                                                   contract manufacturer and
                                                                high-yield debt underwriters       supplier of complex precision
                                                                                     and           metal parts.

                                                                Securities.


                                   $15           Stock          Cash or combination of cash        Publicly traded company based in
                                                                and         stock. As of                       . In
                                                                12/31/98, had $64.5 million        acquired the
                                                                credit available with
                                                                                                                    , a subsidiary
                                                                                                   of
                                                                                                   for       million. Current debt
                                                                                                   to equity is .85 and a market cap
                                                                                                   of $180 million.



                                   $18 - $22     Stock




                                   $14 - $15     Stock                               . Initial     Knowledge of automotive industry.
                                                                revolver and bridge loan on an
                                                                interim basis until high yield
                                                                market recovers.


--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 8 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    FIRST ROUND BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

    AMERICAN INDUSTRIAL PARTNERS

    American Industrial Partners Corporation ("AIP") manages American Industrial Partners Capital Funds I and II, L.P., a San Francisco based limited partnership. These funds have in excess of $775 million of equity capital under management. AIP seeks investments in a broad spectrum of opportunities, including management-backed recapitalizations, growth financings, leveraged acquisitions and joint ventures. AIP invests in a variety of industries but focuses on mature, primary market share companies.

    AURORA CAPITAL GROUP

    Aurora Capital Group is a private LBO investment firm founded in 1991 in Los Angeles, CA. Aurora has in excess of $950 million under management and invests in a variety of industries. Aurora's effort is focused on the disciplined analysis of industries where the principals believe they can acquire a base company in the $50-$250 million size range, attract strong management and create value by improving operations, increasing revenue through internal growth and the acquisition of weaker competitors. Aurora targets industries which have world-wide sales in excess of $1.5 billion, a fragmented competitor base and the presence of several large, experienced competitors from which strong management can be recruited.


--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 9 OF 16                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    BESSEMER PARTNERS & CO.

    Bessemer Holdings, with over $2 billion in available equity capital, is managed by four general partners with broad experience in advising, financing and owning a wide range of business organizations in the United States and abroad. Bessemer's investment capital is provided by the general partners, Bessemer Securities, the primary limited partner; and several well-capitalized, globally influential investors including two financial institutions, a foreign sovereign and a multinational holding company. Corporate managements of Bessemer Holdings' portfolio companies also participate as equity investors alongside Bessemer Holdings. Since its founding in 1989, Bessemer Holdings has invested in thirty-five companies, including twenty-two "follow-on" acquisitions by its portfolio companies. These investments represent an aggregate transaction value of $3.7 billion, consisting of $2.5 billion of debt and $1.2 billion of equity, of which $925 million was its own and $450 million for others. These companies have spanned a wide range of industries including: energy services, chemical fertilizer, auto parts, satellite broadcasting, building products, medical products, wire and cable, shelving, paint applications, transaction processing and oil and gas exploration and production.

    CARRERAS, KESTNER & CO., LLC

    Carreras, Kestner & Co., LLC ("CK & Co.") is an Ohio limited liability company organized to purchase control positions in middle market companies and corporate spin-offs. The founding members of CK & Co. were formerly the senior managers of Sinter Metals, Inc. (now known as GKN Sinter Metals, Inc.). While at Sinter Metals, through nine acquisitions and organic growth, they grew the company from two US locations with $50 million in sales to 23 locations in North and South America and Europe with over $400 million in sales. CK & Co. acquired Hilite Industries, Inc. on June 1st, 1999. Hilite Industries designs, manufactures and sells a diversified line of highly engineered components and assemblies for the automotive industry including brake proportioning valves, electromagnetic clutches, machined components such as mounting brackets and pulleys, and specialty components and assemblies such as stampings, specialty springs and automated assemblies.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 10 OF 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    FIRST ROUND BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

    CITICORP VENTURE CAPITAL

    Citicorp Venture Capital, Ltd. ("CVC") is a wholly-owned subsidiary of Citibank. CVC, its affiliates and predecessors have been in the management leveraged buyout business since 1969 when they started the James River Corporation and have closed over 140 transactions. These transactions include Polyfibron Technologies, York International, International Channel Network, Mid Atlantic Coca-Cola, Seven-Up, A&W Root Beer, Amerisource, Euramax, Vision Metals, J&L Specialty Products, Mohawk Carpet, Cort Furniture Rental, Chromcraft/Revington, Brintec, Payless Cashways, Plantronics, Reliance Electric, Del Monte, Gilbarco, Galey & Lord, C.R. Anthony, Pamida, Specialty Retailing, Levitz Furniture, Elliott Turbomachninery, Sybron Chemical, Steak & Ale/Bennigans, Universal Health Services, Aviall, Zatarains, Frozen Specialties, Delco Remy America, Dallas Airmotive, and Ameripol Synpol. CVC's philosophy is to back strong management teams with whom it can create a close working relationship and assist those managers in the acquisition of a business. Due to CVC's unique structure, CVC is able to take a long-term perspective toward its investments, and not be tied to an artificial time horizon based on the need to raise another investment fund. CVC is committed to building its portfolio companies through strategic acquisitions, over 85% of CVC's companies have completed follow-on acquisitions.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 11 OF 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    FIRST ROUND BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

    SAUNDERS KARP & MEGRUE, L.P.

    Founded in 1990, Saunders Karp & Megrue (SKM), is a private equity investment firm with offices in New York and Connecticut, seeking investments in a broad spectrum of opportunities, including management-backed recapitalizations, growth financings, leveraged acquisitions and joint ventures utilizing its $500 million equity fund. SKM recently completed fundraising for its second equity fund, SKM Equity Fund
    II. Its first fund, the SK Equity Fund, was a $300 million fund. SKM portfolio companies include Precision Partners, a leading contract manufacturer and supplier of complex precision metal parts, tooling and assemblies for original equipment manufacturers. Precision's flexible manufacturing facilities and operating processes enable it to service customers in a wide range of industries and to aggressively pursue new customers in industries where Precision sees the potential for strong growth. Precision's customers include industry leader such as General Electric, New Venture Gear, Xerox, LucasVarity, Boeing and Caterpillar. Precision was formed through the acquisition of five contract manufacturers and is aggressively pursuing additional acquisitions as part of Precision's overall build-up strategy. Precision's 1998 pro forma revenues were approximately $134 million.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 12 OF 16                  IVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    FIRST ROUND BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

    SIMPSON INDUSTRIES, INC.

    Simpson Industries, Inc. supplies powertrains and chassis products to original equipment and Tier One manufacturers in the worldwide automotive and medium and heavy-duty diesel engine markets. The Company's engineered products are focused in the noise, vibration, and harshness; wheel-end and suspension; and modular engine assemblies groups. In June 1997, acquired the Vibration Attenuation Division of Holset Engineering, Ltd., a subsidiary of Cummins Engine Company, Inc. for $73.5 million. As of December 31, 1998, Simpson had approximately $64.5 million available credit with ABN Amro and a debt to equity ratio of .85. As of June 18, 1999, Simpson stock price was 9 15/16 representing a market capitalization of approximately $180 million and a P/E ratio of 11.7. Simpson's 52 week high and low stock price is 13 7/8 and 8 1/2 , respectively.


    THE VERITAS CAPITAL FUND L.P.

    The Veritas Capital Fund L.P. ("Veritas") is a New York limited partnership was organized to purchase control positions in middle market companies and corporate spin-offs. Veritas was funded with $175 million whose investors include public and private investors, financial institutions, as well as a distinguished group of retired chief executive officers including Red Poling, former CEO of Ford Motor Company. Veritas has focused on acquiring and developing a series of manufacturing and industrial technology companies, with investments such as Baltimore Marine Industries, Inc., Bar Technologies, Inc., Republic Engineered Steels, Inc., H. Koch & Sons Company, and recently, PEI Electronics, Inc. and Worthington Precision Metals, Inc. The cornerstone of Veritas' acquisition strategy is the formation of alliances with senior management and key shareholders of premier companies in order to create value through aggressive internal expansion and strategic add-on acquisitions and, as such, Veritas capitalizes their portfolio companies accordingly. As buyers, Veritas would focus and expect management's continued involvement.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 13 OF 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    FIRST ROUND BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

    WIND POINT PARTNERS

    Wind Point Partners is a Midwest-based private equity investment firm that specializes in financing privately-held enterprises with promising prospects for growth. Founded in 1983, Wind Point has invested in more than 50 private companies, including Toledo Molding and Die, in a wide range of industries. Wind Point has extensive experience in the automotive supply arena and focuses on identifying talented management, developing a relationship, and supporting management's efforts to increase enterprise value.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 14 OF 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    POSITIONING ISSUES
--------------------------------------------------------------------------------
    The following positioning issues were identified from preliminary discussions with transaction participants. These items could potentially effect valuation and represent points of discussion for the management presentation phase of the transaction process.

    - Extent management is willing to participate in the transaction;

    - Management experience and qualifications especially considering youth of management;

    - Manufacturing processes utilized by Autocam appear to be a barrier to entry into the market;

    - Risk of Tier One and OEM's bringing Autocam's manufacturing processes in-house;

    - Visibility of 2000 sales especially given lack of significant growth presented;

    - Financial projections for 2001/2002;

    - Opportunities for operating margin improvement;

    - Forecasted capital expenditure requirements of business and detail of assets available for sale;

    - Position of company on strategic programs that are well positioned for future growth such as electronic and other technologically advanced applications;

    - Product life cycle;

    - Sensitivity to transportation industry/Insulation against downturn in transportation industry.

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 15 OF 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     PROCESS TIMETABLE
--------------------------------------------------------------------------------


         PRELIMINARY SCHEDULE

         JUNE                  1999      JULY                 1999      AUGUST               1999
         --------------------------      -------------------------      -------------------------
         S   M   T   W   Th  F   S       S   M   T   W   Th  F  S       S   M   T   W  Th  F   S
         --------------------------      -------------------------      -------------------------
                 1   2   3   4   5                       1   2  3
         --------------------------      -------------------------      -------------------------
         6   7   8   9   10  11  12      4   5   6   7   8   9  10      1   2   3   4   5  6   7
         --------------------------      -------------------------      -------------------------
         13  14  15  16  17  18  19      11  12  13  14  15 16  17      8   9   10  11 12  13  14
         --------------------------      -------------------------      -------------------------
         20  21  22  23  24  25  26      18  19  20  21  22 23  24      15  16  17  18 19  20  21
         --------------------------      -------------------------      -------------------------
         27  28  29  30                  25  26  27  28  29 30  31      22  23  24  25 26  27  28
         --------------------------      -------------------------      -------------------------
                                                                        29  30  31
         --------------------------      -------------------------      -------------------------

         SEPTEMBER             1999      OCTOBER              1999
         --------------------------      -------------------------
         S   M   T   W   Th  F   S       S   M  T   W   Th  F   S
         --------------------------      -------------------------
                     1   2   3   4                          1   2
         --------------------------      -------------------------
         5   6   7   8   9   10  11      3   4  5   6   7   8   9
         --------------------------      -------------------------
         12  13  14  15  16  17  18      10 11  12  13  14  15  16
         --------------------------      -------------------------
         19  20  21  22  23  24  25      17 18  19  20  21  22  23
         --------------------------      -------------------------
         26  27  28  29  30              24 25  26  27  28  29  30
         --------------------------      -------------------------
                                         31
         --------------------------      -------------------------



    -    June 18th                Preliminary Indications of Interest Received

    -    June 28th                Phase III Letter and Confidential Offering
                                  Memorandums Mailed

    -    July 12th                Phase III Deadline - Final Indications of
                                  Interest

    -    Week of July 19th        Management Presentations and Distribution of
              through the         Draft Purchase Agreement

    -    Week of August 16th      Data Room Visitation and Due Diligence

    -    August 23rd              Final Indications of Interest and Merger
                                  Agreement Comments

    -    September 6th            Selection of Transaction Partners - Hart Scott
                                  Filed

--------------------------------------------------------------------------------
RONEY & CO.                     PAGE 16 0F 16                 INVESTMENT BANKING
--------------------------------------------------------------------------------

                              IIF-MARKETING PHASE
                         Phase III Letter and Offering
                                Memorandum Sent

--------------------------------------------------------------------------------

                                PHASE III LETTER

--------------------------------------------------------------------------------

June 28, 1999
Page 2 of 2








June 29, 1999


<<Salutation>> <<ContactFirstName>> <<ContactLastName>>
<<Title>>
<<Company_Name>>
<<Address>>
<<Address1>>
<<City>>, <<StateorProvince>>  <<PostalCode>>
                                                          PRIVATE & CONFIDENTIAL

Dear <<Salutation>> <<ContactLastName>>:

Roney & Co. ("Roney") has been retained by Autocam Corporation ("Autocam" or the "Company"), on an exclusive basis, to manage a business combination ("Business Combination") process for the Company. Having received and reviewed your response to Phase II, we are now formally extending an invitation to you as one of a select group of potential transaction participants ("Transaction Participants") to participate in Phase III - Due Diligence Phase of the Business Combination process. As part of this phase, the Company has instructed us to provide you with the enclosed Confidential Offering Memorandum ("Offering Memorandum"). In receiving the Offering Memorandum, you continue to be bound by the terms of the Confidentiality Agreement previously signed by you and forwarded to Roney.

The possible Business Combination of Autocam Corporation is highly confidential and has not been publicly announced. United States securities laws prohibit any person who has material, non-public information concerning an issuer of publicly held securities from purchasing or selling such securities.

Investigations during Phase III will be primarily based upon information contained in the enclosed Offering Memorandum with clarification, if any, supplied by Roney. All contact and requests should be directed to Roney. THE COMPANY IS NOT TO BE CONTACTED UNDER ANY CIRCUMSTANCES. These requests will be handled on a case by case basis. If you continue to be interested in pursuing a transaction, please submit to Roney a final offer letter containing the following:

    TRANSACTION STRUCTURE:   The transaction will be structured as a sale of
                             stock.

    FORM OF CONSIDERATION:   The consideration to be received by the
                             Shareholders will be cash.

    VALUATION/INVESTMENT:    Method(s) utilized to arrive at the valuation
                             conclusion.

    OUTSIDE ADVISORS:        List of any outside advisors, including investment
                             bankers, financing sources, accountants and legal counsel.

    CONTINGENCIES:           Any due diligence, financing or other
                             contingencies.

    MISCELLANEOUS:           Any other factors you deem relevant.

In assessing the qualifications of the parties who will be invited to submit formal proposals, the Company and its advisors will consider the above mentioned factors as well as other factors as may be deemed relevant.

June 29, 1999
Page 2 of 2


The offer letters should be submitted NO LATER THAN MONDAY, JULY 19, 1999 and addressed to:

                                      Mr. James C. Penman
                                      Managing Director of Corporate Finance
                                      Roney & Co.
                                      One Griswold
                                      Detroit, MI  48226
                                      Tel:  (313) 225-5746
                                      Fax:  (313) 963-2303

Shortly after the receipt of the final offer letters, Roney will have dialogue with those parties who have submitted offers as to whether or not they will be invited to further participate in Phase III. These Transaction Participants will then be given an opportunity to view a management presentation, and to perform comprehensive due diligence, including having access to the data room containing additional confidential information.

Prior to the completion of the Phase III, the selected Transaction Participants will be asked to submit a final offer, subject to the execution of a definitive agreement. This letter should contain the transaction structure, purchase price, form of payment, contingencies, and any other relevant factors. Additionally, Roney will distribute a Model Purchase Agreement for your review. Following receipt of final offers, and review of comments on the Model Purchase Agreement, the Company anticipates entering into negotiations and proceeding immediately to the execution of a definitive agreement.

The following summarizes the timeline that is anticipated in connection with the transaction:

    DATE                          ITEM OF IMPORTANCE
    July 19, 1999                 Phase III Deadline - Offer Letter Deadline
    Aug. 2 - Aug. 13, 1999        Management Presentations
                                  Due Diligence Begins / Data Room Visitation
                                  Model Purchase Agreement Distributed
                                  Method of Affecting Transaction Defined
    August 27, 1999               Purchase Agreement Signed - Hart Scott Filing
                                  if Necessary

It should be noted that the Company expressly reserves the right at any time to modify the procedures described herein, to amend the terms of sale, to terminate the sale, to terminate discussions with any or all prospective Transaction Participants, to reject any or all proposals, or to reopen the transaction process at any time.

Any questions or comments regarding the Transaction or the process should be directed to the individuals at Roney & Co. listed below. NO EMPLOYEES OF THE COMPANY OR ITS SUBSIDIARIES, SHOULD BE CONTACTED DIRECTLY.

    James C. Penman         C. Kirk Haggarty              Ty T. Clutterbuck
   Managing Director            Director                  Associate Director
    (313) 225-5746           (313) 225-5748                 (313) 225-5751

Very truly yours,
[RONEY & CO. LOGO]

James C. Penman
Managing Director

Enclosure

--------------------------------------------------------------------------------




                           OFFERING MEMORANDUMS SENT




-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROJECT TITAN
                                                   Thursday, September 02, 1999
PHASE III PARTICIPANTS


------------------------------------------------------------------------------------------------------------------------------------

REF        COMPANY NAME                   EXECUTIVE NAME           EXECUTIVE TITLE          PHONE          CATEGORY
====================================================================================================================================
1                                                                  Managing Director                     Financial Buyer

2                                                                  Principal                             Financial Buyer

3                                                                  President                             Financial Buyer

4                                                                  Treasurer                             Financial Buyer

5                                                                  President                             Financial Buyer

6                                                                  Vice President                        Strategic Buyer

7                                                                  Partner                               Financial Buyer

8                                                                  VP and CFO                            Strategic Buyer

9                                                                  Partner                               Financial Buyer

10                                                                 Managing Director                     Financial Buyer




--------------------------------------------------------------------------------------------------------------------------------
                                            PHASE II       PHASE II       PHASE II       PHASE III       PHASE III
                                            SENT           RECEIVED       RANGE          SENT            RANGE            STATUS
================================================================================================================================
1                                           6/8/99         6/18/99        $18-$22        6/28/99

2                                           6/11/99        6/21/99        $16-$19        6/28/99

3                                           6/8/99         6/21/99        $13-$16        6/28/99

4                                           6/8/99         6/17/99        $19-$22        6/28/99

5                                           6/9/99         6/22/99        $18-$19        6/28/99

6                                           8/10/99        8/13/99          $20          8/14/99

7                                           6/8/99         6/18/99        $15-$16        6/28/99

8                                           6/8/99         6/21/99          $15          6/28/99

9                                           6/8/99         6/18/99        $18-$22        6/28/99

10                                          6/8/99         6/18/99        $14-$15        6/28/99
--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
RONEY & CO.                       PAGE 1 OF 1                 INVESTMENT BANKING
--------------------------------------------------------------------------------

                             IIG - MARKETING PHASE
                       Phase III Indications of Interest

--------------------------------------------------------------------------------


                            PHASE III INDICATIONS OF
                                    INTEREST


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROJECT TITAN
   PHASE III - SUMMARY OF RESPONSES                  (C)

--------------------------------------------------------------------------------


                                                                                            --------------------------------
                                                                                              Range of Total Consideration
                                                Shares         Options        Total         --------------------------------
Transaction Participant                         Assumed        Assumed      w/Options       Low Offer         High Offer
----------------------------------------------------------------------------------------------------------------------------

                                                6,300,000           0      6,300,000        $253,950,000      $266,550,000
     (Need to call regarding shares)

                                       D        6,300,000     700,000      7,000,000        $220,000,000      $240,000,000
     (Shares assumed to be 7.0mm)

                                       A        6,300,000     700,000      7,000,000        $220,000,000      $235,000,000
     (Shares assumed to be 7.0mm)

                                                6,300,000           0      6,300,000        $250,000,000      $290,000,000
     (Need to call regarding shares)

                                       B        6,600,000           0      6,600,000        $240,000,000      $240,000,000
     (Need to call regarding shares)

                                       E        6,300,000           0      6,300,000        $244,500,000      $244,500,000
     (Need to call regarding shares)

                                                6,600,000           0      6,600,000        $218,400,000      $225,000,000
     (Shares assumed to be 6.6mm)

                                                6,300,000           0      6,300,000        $219,300,000      $219,300,000
     (Need to call regarding shares)

                                                6,300,000           0      6,300,000        $244,500,000      $244,500,000
     (Need to call regarding shares)

                                                6,300,000           0      6,300,000        $225,600,000      $231,900,000
     (Need to call regarding shares)





                                                    ---------------------------------------------
                                                                       Autocam
                                                    ----------------------------------------------
                                                    3/31/99         Option            Net
Transaction Participant                             Debt           Proceeds           Debt
--------------------------------------------------------------------------------------------------

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000     ($7,000,000)     $111,500,000
     (Shares assumed to be 7.0mm)

                                                    $118,500,000     ($7,000,000)     $111,500,000
     (Shares assumed to be 7.0mm)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000              $0      $118,500,000
     (Shares assumed to be 6.6mm)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)

                                                    $118,500,000              $0      $118,500,000
     (Need to call regarding shares)






                                                     -------------------------------
                                                           Equity Consideration
                                                     -------------------------------         Applicable Range
Transaction Participant                              Low Offer           High Offer            in Letter
--------------------------------------------------------------------------------------------------------------

                                                     $135,450,000       $148,050,000         $21.50    $23.50
     (Need to call regarding shares)                       $21.50             $23.50

                                                     $108,500,000       $128,500,000         $220mm    $240mm
     (Shares assumed to be 7.0mm)                          $15.50             $18.36

                                                     $108,500,000       $123,500,000         $15.50    $17.50
     (Shares assumed to be 7.0mm)                          $15.50             $17.64

                                                     $131,500,000       $171,500,000         $250mm    $290mm
     (Need to call regarding shares)                       $20.87             $27.22

                                                     $121,500,000       $121,500,000         $18.00    $19.00
     (Need to call regarding shares)                       $18.41             $18.41

                                                     $126,000,000       $126,000,000         $20.00    $20.00
     (Need to call regarding shares)                       $20.00             $20.00

                                                      $99,900,000       $106,500,000         $15.00    $16.00
     (Shares assumed to be 6.6mm)                          $15.14             $16.14

                                                     $100,800,000       $100,800,000         $16.00    $16.00
     (Need to call regarding shares)                       $16.00             $16.00

                                                     $126,000,000       $126,000,000         $20.00    $20.00
     (Need to call regarding shares)                       $20.00             $20.00

                                                     $107,100,000       $113,400,000         $17.00    $18.00
     (Need to call regarding shares)                       $17.00             $18.00



NOTES:

A.          has requested the 1st or 2nd Management Presentation slot.
B.                        is only available on August 5th for a Management
   Presentation.


C. Roney has chosen to not clarify the shares outstanding issue with the respondants until they are further along in the process.


D. Aurora indicated that they would be able to increase their valuation range based upon a successful management presentation meeting.
E. The        responses were received in early August, with their revised indication of interest being received on 8/19/99.

--------------------------------------------------------------------------------

                             PHASE III PRESENTATION

--------------------------------------------------------------------------------

JULY 29, 1999                                        CONFIDENTIAL






PRESENTATION TO SPECIAL COMMITTEE
PROJECT TITAN

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


EXECUTIVE SUMMARY
--------------------------------------------------------------------------------


     REVISED INDICATIONS OF INTEREST - PHASE III (AS OF JULY 27TH)

- All 9 parties that expressed interest in Phase II, in the form of a preliminary indication of interest, were invited to participate in Phase III, and received a copy of the Confidential Offering Memorandum. Roney requested that these parties submit revised indications of interest by Monday, July 19th.

-             All potential buyers were contacted by Roney the weeks of July
              5th and 12th.

- A total of 8 revised indications of interest were received by Tuesday, July 20th. A summary review of the bidders and preliminary and revised indications of interest is presented herein.

- The Veritas Capital Fund, L.P. did not submit a revised indication of interest. Roney received word that there was a death in the family of the individual responsible for this transaction within their group, and that they would call us Monday July 26th. Roney did not receive a phone call, and has left another message with this individual.

- The response has been very strong, and we received 9 indications of interest from prospective buyers at the completion of Phase II. Of those 9 parties, 8 submitted revised indications of interest, based upon their review of the Confidential Offering Memorandum, on Monday July 19th, 1999. The Veritas Capital Fund, L.P. is the only group that provided a preliminary indication of interest in Phase II, but did not submit a revised indication during Phase
              III. Roney is attempting to further understand the reasons behind their implied lack of interest and hopes to have an answer by July 30th, 1999.

              SUPPLEMENTAL INFORMATION: Veritas called Roney on July 28th and indicated that they were willing to pay $20.00 per share, and wanted to proceed with the process.


--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 1 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

MARKETING PROGRAM OVERVIEW
--------------------------------------------------------------------------------

      - Roney contacted a wide range of potential bidders including strategic buyers and financial investors. 88 parties were contacted and Confidential Summary Information Memorandums were sent to 39 of the 46 parties who responded. In addition, the Confidential Offering Memorandums were sent to all 9 parties that presented Phase II preliminary indications of interest.


                                  [BAR GRAPH]

                                   Phase I             Phase II
              Phase I           Confidentiality         Summary          Phase II         Phase III Offering        Phase III
           Confidentiality        Agreements          Memorandums     Indications of         Memorandums         Indications of
           Agreements Sent         Received              Sent       Interest  Received           Sent           Interest Received
Financial        73                   40                  34                8                      8                    7

Strategic        15                    6                   5                1                      1                    1

--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 2 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


                CONFIDENTIAL OFFERING MEMORANDUMS SENT - PHASE III
--------------------------------------------------------------------------------

                   CONFIDENTIAL OFFERING MEMORANDUMS SENT (9)
--------------------------------------------------------------------------------


   FINANCIAL (8)                                                              STRATEGIC (1)
   -------------                                                              -------------
-                                      -                                   -
-                                      -
-                                      -
-
-
--------------------------------------------------------------------------------------------------------


   LEGEND:
   -------
-        REVISED INDICATION OF INTEREST SUBMITTED (8)
-        NO RESPONSE (1)
--------------------------------------------------------------------------------

    SUMMARY OF REASONS FOR NOT SUBMITTING A REVISED INDICATION OF INTEREST
--------------------------------------------------------------------------------

Company                         Reason for not Submitting Indication of Interest
--------------------------------------------------------------------------------


                                There was a death in the family of the principal responsible for the transaction, and he was supposed to contact us early in the week of
                                    .  Roney received a call on           from
                                                       indicating that they were
                                interested in moving forward with a $20.00 per share price.









--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 3 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

INDICATIONS OF INTEREST SUMMARY - PHASE III


------------------------------------------------------------------------------------------------------------------------------------

  SUMMARY OF INDICATIONS OF INTEREST - PHASE III
  ----------------------------------------------------------------------------------------------------------------------------------
                                  Phase II          Phase III
                                   Imputed           Imputed
                                 Offer Price       Offer Price       Phase III
Company                          (per Share)       (per Share)       Structure          FINANCING                         COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                  $18 - $22      $21.50 - $23.50   Stock Purchase       Combination of         Manages two funds
                                                                                        equity and debt.       with over $775
                                                                                        Utilize several        million of equity
                                                                                        sources for debt.      under management.
                                                                                                               The funds are blind
                                                                                                               pools and, therefore,
                                                                                                               require only Board
                                                                                                               approval.

                                  $16 - $19         $16 - $19      Stock Purchase       Combination of         Manages a $761
                                                                                        equity and debt.       million equity fund.
                                                                                        DEBT PROVIDED          Wants to participate
                                                                                        BY                     in consolidation
                                                                                                               strategy.


                                  $13 - $16      $15.50 - $17.50   Stock Purchase       30% - 40% equity       Would require
                                                                                        provided by            recapitalization
                                                                                                 and           structure.  Current
                                                                                        Management.  DEBT      shareholder would be
                                                                                        PROVIDED BY            required to
                                                                                                      .        contribute at least
                                                                                                               10%.           avoids
                                                                                                               the use of high yield
                                                                                                               debt.

                                  $19 - $22         $19 - $25      Stock Purchase       Senior Debt/           Recently acquired
                                                                                        Subordinated Debt/
                                                                                        Equity would be             for
                                                                                        utilized.              approximately 5x
                                                                                        NO HIGH YIELD DEBT.    forecasted EBITDA.
                                                                                                    IS THE
                                                                                        DEBT PROVIDER.


                                  $18 - $19         $18 - $19      Stock Purchase       Debt and Equity        Wholly-owned
                                                                                        structure.  DEBT       subsidiary of
                                                                                        TO BE PROVIDED BY               which
                                                                                                .              allows a longer
                                                                                                               investment horizon.
                                                                                                               Significant
                                                                                                               transaction
                                                                                                               experience.


--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 4 of 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

INDICATIONS OF INTEREST SUMMARY - PHASE III

--------------------------------------------------------------------------------


  SUMMARY OF INDICATIONS OF INTEREST - PHASE III
  ----------------------------------------------------------------------------------------------------------------------------------
                                 PHASE II         PHASE III
                                 IMPUTED           IMPUTED
                               OFFER PRICE       OFFER PRICE       PHASE III          PHASE III
COMPANY                        (per Share)       (per Share)       STRUCTURE          FINANCING                  COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

                                $15 - $16         $15 - $16      Stock Purchase                                      WILL NOT CHANGE
                                                                                                                 THEIR OFFER PRICE
                                                                                                                 OF $15-$16.  Do not
                                                                                      high-yield debt            expect their offer
                                                                                      underwriters               to move above this
                                                                                            IS READY TO          range, even after
                                                                                      PROVIDE THEM WITH A        the due diligence
                                                                                      FINANCING COMMITMENT.      phase.  If they are
                                                                                                                 not competitive,
                                                                                                                 they would like to
                                                                                                                 know as soon as
                                                                                                                 possible.

                                   $15               $16         Stock Purchase       Proposed utilizing 60%     Publicly traded
                                                                                      CASH and 40%               company based in
                                                                                      STOCK which equates to                 .  In
                                                                                      $9.60 cash and $6.40                , acquired
                                                                                              stock.             the
                                                                                      Valuation level
                                                                                      assumes $118.5mm of
                                                                                      long-term obligations.                     .,
                                                                                               IS THEIR LEAD
                                                                                      BANK.





                                                                                                                             .
                                                                                                                         STOCK IS
                                                                                                                 TRADING AT
                                                                                                                 PER SHARE WITH A
                                                                                                                 P/E OF       AS OF
                                                                                                                 JULY 19TH, 1999.





                                $18 - $22        NO RESPONSE     Stock Purchase                       BANK               includes
                                                                                      IS THEIR LEAD BANK.
                                                ($20 - 7/28)                                                                     ,
                                                                                                                 Inc. in its
                                                                                                                 portfolio.


                                $14 - $15         $17 - $18      Stock Purchase                            .     Purchase three
                                                                                      Initial revolver and       after-market
                                                                                      bridge loan on an          companies from
                                                                                      interim basis until                 .
                                                                                      high yield market
                                                                                      recovers.


--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 5 of 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

AMERICAN INDUSTRIAL PARTNERS

American Industrial Partners Corporation ("AIP") manages American Industrial Partners Capital Funds I and II, L.P., a San Francisco based limited partnership. These funds have in excess of $775 million of equity capital under management. AIP seeks investments in a broad spectrum of opportunities, including management-backed recapitalizations, growth financings, leveraged acquisitions and joint ventures. AIP invests in a variety of industries but focuses on mature, primary market share companies.


AURORA CAPITAL GROUP

Aurora Capital Group is a private LBO investment firm founded in 1991 in Los Angeles, CA. Aurora has in excess of $950 million under management and invests in a variety of industries. Aurora's effort is focused on the disciplined analysis of industries where the principals believe they can acquire a base company in the $50-$250 million size range, attract strong management and create value by improving operations, increasing revenue through internal growth and the acquisition of weaker competitors. Aurora targets industries which have world-wide sales in excess of $1.5 billion, a fragmented competitor base and the presence of several large, experienced competitors from which strong management can be recruited.













--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 6 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

BESSEMER PARTNERS & CO.

Bessemer Holdings, with over $2 billion in available equity capital, is managed by four general partners with broad experience in advising, financing and owning a wide range of business organizations in the United States and abroad. Bessemer's investment capital is provided by the general partners, Bessemer Securities, the primary limited partner; and several well-capitalized, globally influential investors including two financial institutions, a foreign sovereign and a multinational holding company. Corporate managements of Bessemer Holdings' portfolio companies also participate as equity investors alongside Bessemer Holdings. Since its founding in 1989, Bessemer Holdings has invested in thirty-five companies, including twenty-two "follow-on" acquisitions by its portfolio companies. These investments represent an aggregate transaction value of $3.7 billion, consisting of $2.5 billion of debt and $1.2 billion of equity, of which $925 million was its own and $450 million for others. These companies have spanned a wide range of industries including: energy services, chemical fertilizer, auto parts, satellite broadcasting, building products, medical products, wire and cable, shelving, paint applications, transaction processing and oil and gas exploration and production.


CARRERAS, KESTNER & CO., LLC

Carreras, Kestner & Co., LLC ("CK & Co.") is an Ohio limited liability company organized to purchase control positions in middle market companies and corporate spin-offs. The founding members of CK & Co. were formerly the senior managers of Sinter Metals, Inc. (now known as GKN Sinter Metals, Inc.). While at Sinter Metals, through nine acquisitions and organic growth, they grew the company from two US locations with $50 million in sales to 23 locations in North and South America and Europe with over $400 million in sales. CK & Co. acquired Hilite Industries, Inc. on June 1st, 1999. Hilite Industries designs, manufactures and sells a diversified line of highly engineered components and assemblies for the automotive industry including brake proportioning valves, electromagnetic clutches, machined components such as mounting brackets and pulleys, and specialty components and assemblies such as stampings, specialty springs and automated assemblies.


--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 7 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

CITICORP VENTURE CAPITAL

Citicorp Venture Capital, Ltd. ("CVC") is a wholly-owned subsidiary of Citibank. CVC, its affiliates and predecessors have been in the management leveraged buyout business since 1969 when they started the James River Corporation and have closed over 140 transactions. These transactions include Polyfibron Technologies, York International, International Channel Network, Mid Atlantic Coca-Cola, Seven-Up, A&W Root Beer, Amerisource, Euramax, Vision Metals, J&L Specialty Products, Mohawk Carpet, Cort Furniture Rental, Chromcraft/Revington, Brintec, Payless Cashways, Plantronics, Reliance Electric, Del Monte, Gilbarco, Galey & Lord, C.R. Anthony, Pamida, Specialty Retailing, Levitz Furniture, Elliott Turbomachninery, Sybron Chemical, Steak & Ale/Bennigans, Universal Health Services, Aviall, Zatarains, Frozen Specialties, Delco Remy America, Dallas Airmotive, and Ameripol Synpol. CVC's philosophy is to back strong management teams with whom it can create a close working relationship and assist those managers in the acquisition of a business. Due to CVC's unique structure, CVC is able to take a long-term perspective toward its investments, and not be tied to an artificial time horizon based on the need to raise another investment fund. CVC is committed to building its portfolio companies through strategic acquisitions, over 85% of CVC's companies have completed follow-on acquisitions.
















--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 8 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

SAUNDERS KARP & MEGRUE, L.P.

Founded in 1990, Saunders Karp & Megrue (SKM), is a private equity investment firm with offices in New York and Connecticut, seeking investments in a broad spectrum of opportunities, including management-backed recapitalizations, growth financings, leveraged acquisitions and joint ventures utilizing its $500 million equity fund. SKM recently completed fundraising for its second equity fund, SKM Equity Fund II. Its first fund, the SK Equity Fund, was a $300 million fund. SKM portfolio companies include Precision Partners, a leading contract manufacturer and supplier of complex precision metal parts, tooling and assemblies for original equipment manufacturers. Precision's flexible manufacturing facilities and operating processes enable it to service customers in a wide range of industries and to aggressively pursue new customers in industries where Precision sees the potential for strong growth. Precision's customers include industry leader such as General Electric, New Venture Gear, Xerox, LucasVarity, Boeing and Caterpillar. Precision was formed through the acquisition of five contract manufacturers and is aggressively pursuing additional acquisitions as part of Precision's overall build-up strategy.
Precision's 1998 pro forma revenues were approximately $134 million.

















--------------------------------------------------------------------------------
RONEY & CO.                         PAGE 9 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

SIMPSON INDUSTRIES, INC.

Simpson Industries, Inc. supplies powertrains and chassis products to original equipment and Tier One manufacturers in the worldwide automotive and medium and heavy-duty diesel engine markets. The Company's engineered products are focused in the noise, vibration, and harshness; wheel-end and suspension; and modular engine assemblies groups. In June 1997, acquired the Vibration Attenuation Division of Holset Engineering, Ltd., a subsidiary of Cummins Engine Company, Inc. for $73.5 million. As of December 31, 1998, Simpson had approximately $64.5 million available credit with ABN Amro and a debt to equity ratio of .85. As of July 19, 1999, Simpson stock price was 10 3/4 representing a market capitalization of approximately $180 million and a P/E ratio of 11.7. Simpson's 52 week high and low stock price is 13 7/8 and 8 1/2 , respectively.


THE VERITAS CAPITAL FUND L.P.

The Veritas Capital Fund L.P. ("Veritas") is a New York limited partnership was organized to purchase control positions in middle market companies and corporate spin-offs. Veritas was funded with $175 million whose investors include public and private investors, financial institutions, as well as a distinguished group of retired chief executive officers including Red Poling, former CEO of Ford Motor Company. Veritas has focused on acquiring and developing a series of manufacturing and industrial technology companies, with investments such as Baltimore Marine Industries, Inc., Bar Technologies, Inc., Republic Engineered Steels, Inc., H. Koch & Sons Company, and recently, PEI Electronics, Inc. and Worthington Precision Metals, Inc. The cornerstone of Veritas' acquisition strategy is the formation of alliances with senior management and key shareholders of premier companies in order to create value through aggressive internal expansion and strategic add-on acquisitions and, as such, Veritas capitalizes their portfolio companies accordingly. As buyers, Veritas would focus and expect management's continued involvement.




--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 10 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PHASE III BIDDERS - BUSINESS DESCRIPTIONS
--------------------------------------------------------------------------------

WIND POINT PARTNERS

Wind Point Partners is a Midwest-based private equity investment firm that specializes in financing privately-held enterprises with promising prospects for growth. Founded in 1983, Wind Point has invested in more than 50 private companies, including Toledo Molding and Die, in a wide range of industries. Wind Point has extensive experience in the automotive supply arena and focuses on identifying talented management, developing a relationship, and supporting management's efforts to increase enterprise value.



























--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 11 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

POSITIONING ISSUES
--------------------------------------------------------------------------------
The following positioning issues were identified from preliminary discussions with transaction participants. These items could potentially effect valuation and represent points of discussion for the management presentation phase of the transaction process.

- Extent management is willing to participate in the transaction;

- Management experience and qualifications especially considering youth of management;

- Manufacturing processes utilized by Autocam appear to be a barrier to entry into the market; o Risk of Tier One and OEM's bringing Autocam's manufacturing processes in-house;

- Visibility of 2000/2001 sales especially given lack of significant growth presented;

- Financial projections for 2001/2002;

- Opportunities for operating margin improvement;

- Forecasted capital expenditure requirements of business and detail of assets available for sale;

- Position of company on strategic programs that are well positioned for future growth such as electronic and other technologically advanced applications;

- Product life cycle;

- Sensitivity to transportation industry/Insulation against downturn in transportation industry.







--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 12 OF 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PROCESS TIMETABLE - PHASE III                        DRAFT #3,  09/01/99-2:47 PM

-----------------------------------------------------------------------------------------

        PRELIMINARY SCHEDULE
JULY                 1999       AUGUST              1999       SEPTEMBER          1999
---------------------------    ---------------------------     --------------------------
 S   M   T   W   Th  F   S      S   M   T   W   Th  F  S       S   M   T   W  Th  F   S
---------------------------    ---------------------------     --------------------------
                 1   2   3                                                 1   2  3   4
---------------------------    ---------------------------     --------------------------
 4   5   6   7   8   9   10     1   2   3   4   5   6  7       5   6   7   8   9  10  11
---------------------------    ---------------------------     --------------------------
 11  12  13  14  15  16  17     8   9   10  11  12 13  14      12  13  14  15 16  17  18
---------------------------    ---------------------------     --------------------------
 18  19  20  21  22  23  24     15  16  17  18  19 20  21      19  20  21  22 23  24  25
---------------------------    ---------------------------     --------------------------
 25  26  27  28  29  30  31     22  23  24  25  26 27  28      26  27  28  29 30
---------------------------    ---------------------------     --------------------------
                                29  30  31
---------------------------    ---------------------------     --------------------------


 OCTOBER            1999        NOVEMBER           1999
---------------------------    ---------------------------
 S   M   T   W  Th  F   S       S   M  T   W   Th  F   S
---------------------------    ---------------------------
                    1   2           1  2   3   4   5   6
---------------------------    --------------------------
 3   4   5   6  7   8   9       7   8  9   10  11  12  13
---------------------------     --------------------------
 10  11  12 13  14  15  16      14 15  16  17  18  19  20
---------------------------     --------------------------
 17  18  19 20  21  22  23      21 22  23  24  25  26  27
---------------------------     --------------------------
 24  25  26 27  28  29  30      28 29  30
---------------------------     --------------------------
 31
---------------------------     --------------------------


KEY DATES   (TIMES)                 EVENTS                                                                       LOCATION
-------------------                 ------                                                                       --------

-        August 2nd                 MANAGEMENT PRESENTATION DRY RUN @ 5:00PM (Hilton Airport)                    THORNAPPLE RM

-        August 3rd                 AMERICAN INDUSTRIAL PARTNERS - Management Presentation / Facility Tour       THORNAPPLE RM


-        August 4th & 5th           AMERICAN INDUSTRIAL PARTNERS - Data Room                                     DICKINSON WRIGHT



-        August 6th                 AURORA CAPITAL PARTNERS - Management Presentation / Facility Tour            THORNAPPLE RM


-        To be scheduled            AURORA CAPITAL PARTNERS - Data Room                                          DICKINSON WRIGHT



-        August 9th                 WIND POINT PARTNERS - Management Presentation / Facility Tour                KENTWOOD RM


-        August 10th & 11th         WIND POINT PARTNERS - Data Room Visitation                                   DICKINSON WRIGHT



-        August 11th                CARRERAS, KESTNER & CO., LLC - Management Presentation / Facility Tour       KENTWOOD RM


-        August 12th & 13th         CARRERAS, KESTNER & CO., LLC - Data Room Visitation                          DICKINSON WRIGHT



-        August 16th                VERITAS CAPITAL - Management Presentation / Facility Tour                    KENTWOOD RM
-        August 17th & 18th         VERITAS CAPITAL - Data Room                                                  DICKINSON WRIGHT


                                    -
-        Friday August 27rd         -        DEADLINE FOR RECEIPT OF FINAL PROPOSALS AND COMMENTS TO THE PURCHASE AGREEMENT
-          Represents Management Presentation Dates


--------------------------------------------------------------------------------
RONEY & CO.                        PAGE 13 of 15              INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

        COMPANY NAME                            PARTICIPANTS (TO BE COMPLETED)
        AMERICAN INDUSTRIAL PARTNERS            AL BERRY - MANAGING DIRECTOR (AIP)
        (August 3rd - Management Mtg.)          STEVE TARINO - ASSOCIATE (AIP)
                                                BILL GURLEY - CEO (STANADYNE)
        (August 4th & 5th - Data Room)          MIKE BOYER - CFO (STANADYNE)
                                                BILL KELLY - SENIOR VP - PUMP DIVISION (STANADYNE)
                                                JOE PAGININI - GENERAL MANAGER (STANADYNE)
                                                AUDITORS - DELOITTE & TOUCHE (DATA ROOM ONLY)

        AURORA CAPITAL PARTNERS                 JOHN MAPES - PRINCIPAL
        (August 6th - Management Mtg.)

        WIND POINT PARTNERS                     ROBERT CUMMINGS - MANAGING DIRECTOR
        (August 9th - Management Mtg.)

        CARRERAS, KESTNER & CO., LLC            JOSEPH CARRERAS - CHAIRMAN & CEO
        (August 11th - Management Mtg.)         RON CAMPBELL - TREASURER

        VERITAS CAPITAL FUND                    TOM CAMPBELL - VERITAS
        (August 16th - Management Mtg.)





--------------------------------------------------------------------------------
RONEY & CO.                       PAGE 14 OF 15               INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PROCESS TIMETABLE - SPECIAL COMMITTEE                DRAFT #3,  09/01/99-2:47 PM

--------------------------------------------------------------------------------

PRELIMINARY SCHEDULE

JULY                   1999       AUGUST                 1999       SEPTEMBER              1999

-----------------------------     ----------------------------      ----------------------------
 S   M   T   W   Th  F   S         S   M   T   W   Th  F  S          S   M   T   W  Th  F   S
-----------------------------     ----------------------------      ----------------------------
                 1   2   3                                                       1   2  3   4
-----------------------------     ----------------------------      ----------------------------
 4   5   6   7   8   9   10        1   2   3   4   5   6  7          5   6   7   8   9  10  11
-----------------------------     ----------------------------      ----------------------------
 11  12  13  14  15  16  17        8   9   10  11  12 13  14         12  13  14  15 16  17  18
-----------------------------     ----------------------------      ----------------------------
 18  19  20  21  22  23  24        15  16  17  18  19 20  21         19  20  21  22 23  24  25
-----------------------------     ----------------------------      ----------------------------
 25  26  27  28  29  30  31        22  23  24  25  26 27  28         26  27  28  29 30
-----------------------------     ----------------------------      ----------------------------
                                   29  30  31
-----------------------------     ----------------------------      ----------------------------

OCTOBER                1999       NOVEMBER               1999

----------------------------      ----------------------------
 S   M   T   W  Th  F   S          S   M  T   W   Th  F   S
----------------------------      ----------------------------
                    1   2              1  2   3   4   5   6
----------------------------      ----------------------------
 3   4   5   6  7   8   9          7   8  9   10  11  12  13
----------------------------      ----------------------------
 10  11  12 13  14  15  16         14 15  16  17  18  19  20
----------------------------      ----------------------------
 17  18  19 20  21  22  23         21 22  23  24  25  26  27
----------------------------      ----------------------------
 24  25  26 27  28  29  30         28 29  30
----------------------------      ----------------------------
 31
----------------------------      ----------------------------


 KEY DATES   (TIMES)                 EVENTS                                                                        LOCATION
-        August 10th                AUTOCAM BOARD OF DIRECTORS MEETING

-        August 15th                AUTOCAM 4TH QUARTER / ANNUAL RESULTS RELEASED

-        August 27th                FINAL OFFER/MERGER AGREEMENT DUE FOR INTERESTED PARTIES

-        September 2nd              SPECIAL COMMITTEE CONFERENCE CALL (11:00 am) Dial in # from WN&J

-        September 3rd              PRESENTATION MATERIALS RECEIVED BY THE SPECIAL COMMITTEE   (Fairness Opinion)

-        September 7th              FORMAL PRESENTATION TO THE SPECIAL COMMITTEE  (3:30 pm)                        WARNER NORCROSS
-        September 8th              SPECIAL COMMITTEE RATIFICATION MEETING  (8:30 am)                              WARNER NORCROSS


-        Represents Meeting Dates



--------------------------------------------------------------------------------
RONEY & CO.                      PAGE 15 of 15                INVESTMENT BANKING
--------------------------------------------------------------------------------

                              HH - MARKETING PHASE
                            Management Presentation
                                    Meetings

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

PROCESS TIMETABLE - PHASE III                  DRAFT #6,  09/01/99-3:20 PM
--------------------------------------------------------------------------------

PRELIMINARY SCHEDULE


JULY                   1999  AUGUST                  1999 SEPTEMBER               1999 OCTOBER                 1999

---------------------------  ---------------------------- ---------------------------- ----------------------------
 S   M   T   W   Th  F   S    S   M   T   W   Th  F  S     S   M   T   W  Th  F   S     S   M   T   W  Th  F   S
---------------------------  ---------------------------- ---------------------------- ----------------------------
                 1   2   3                                             1   2  3   4                        1   2
---------------------------  ---------------------------- ---------------------------- ----------------------------
 4   5   6   7   8   9   10   1   2   3   4   5   6  7     5   6   7   8   9  10  11    3   4   5   6  7   8   9
---------------------------  ---------------------------- ---------------------------- ----------------------------
 11  12  13  14  15  16  17   8   9   10  11  12 13  14    12  13  14  15 16  17  18    10  11  12 13  14  15  16
---------------------------  ---------------------------- ---------------------------- ----------------------------
 18  19  20  21  22  23  24   15  16  17  18  19 20  21    19  20  21  22 23  24  25    17  18  19 20  21  22  23
---------------------------  ---------------------------- ---------------------------- ----------------------------
 25  26  27  28  29  30  31   22  23  24  25  26 27  28    26  27  28  29 30            24  25  26 27  28  29  30
---------------------------  ---------------------------- ---------------------------- ----------------------------
                              29  30  31                                                31
---------------------------  ---------------------------- ---------------------------- ----------------------------


NOVEMBER                1999

----------------------------
 S   M  T   W   Th  F   S
----------------------------
     1  2   3   4   5   6
----------------------------
 7   8  9   10  11  12  13
----------------------------
 14 15  16  17  18  19  20
----------------------------
 21 22  23  24  25  26  27
----------------------------
 28 29  30
----------------------------

----------------------------


KEY DATES   (TIMES)            EVENTS                                                                              LOCATION
-------------------            ------                                                                              --------
-  August 2nd                  MANAGEMENT PRESENTATION DRY RUN @ 5:00PM (Hilton Airport)                           THORNAPPLE RM

-  August 3rd                  AMERICAN INDUSTRIAL PARTNERS - Management Presentation / Facility Tour              THORNAPPLE RM
-  August 4th & 5th            AMERICAN INDUSTRIAL PARTNERS - Data Room                                            DICKINSON WRIGHT

-  August 6th                  AURORA CAPITAL PARTNERS - Management Presentation / Facility Tour                   THORNAPPLE RM
-  August 16th                 AURORA CAPITAL PARTNERS - Data Room                                                 DICKINSON WRIGHT

-  August 9th                  WIND POINT PARTNERS - Management Presentation / Facility Tour                       KENTWOOD RM
-  August 10th,11th & 23rd     WIND POINT PARTNERS - Data Room Visitation                                          DICKINSON WRIGHT

-  August 11th                 CARRERAS, KESTNER & CO., LLC - Management Presentation / Facility Tour              KENTWOOD RM
-  August 12th & 13th          CARRERAS, KESTNER & CO., LLC - Data Room Visitation                                 DICKINSON WRIGHT

-  August 26th                 LATONA ASSOCIATES - Management Presentation / Facility Tour                         KENTWOOD RM
-  August 25th                 LATONA ASSOCIATES - Data Room                                                       DICKINSON WRIGHT

-  Friday August 27rd          DEADLINE FOR RECEIPT OF FINAL PROPOSALS AND COMMENTS TO THE PURCHASE AGREEMENT

--    Represents Management Presentation Dates

--------------------------------------------------------------------------------
RONEY & CO.                        TIMETABLE                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


    COMPANY NAME                             PARTICIPANTS (TO BE UPDATED PERIODICALLY)
    ------------                             -----------------------------------------
    -  AMERICAN INDUSTRIAL PARTNERS          AL BERRY - MANAGING DIRECTOR (AIP)          MIKE BOYER - CFO (STANADYNE)
    (AUGUST 3RD - MANAGEMENT MTG.)           STEVE TARINO - ASSOCIATE (AIP)              BILL GURLEY - CEO (STANADYNE)
                                             BILL KELLY - SENIOR VP - PUMP DIVISION (STANADYNE)
    (AUGUST 3RD - AFTERNOON DATA ROOM)       JOE PAGININI - GENERAL MANAGER (STANADYNE)
    (AUGUST 4TH & 5TH - DATA ROOM)           AUDITORS - DELOITTE & TOUCHE (DATA ROOM ONLY)

    -  AURORA CAPITAL PARTNERS               RICHARD CROWELL - PRESIDENT
    (AUGUST 6TH - MANAGEMENT MTG.)           JOHN MAPES - PRINCIPAL
    (AUGUST 6TH - AFTERNOON DATA ROOM)       STEVE COLDER - ANALYST                      (ONLY 3 OF THE 4 CHASE PEOPLE WILL ATTEND)
    (AUGUST 16TH - DATA ROOM)
    (AUGUST 25TH - D&T WORKPAPERS MTG.)      MARIE DUPREY - BANKBOSTON                   MARK LONDON - CHASE MANHATTAN
                                             GREG CLARK - BANKBOSTON                     GERRY MURRAY - CHASE MANHATTAN
                                             CHRIS CARMOSINO - BANKBOSTON                CHARLIE SMITH - CHASE MANHATTAN
                                                                                         GERMANTE BONCALDO - CHASE MANHATTAN

    -  WIND POINT PARTNERS                   BOB CUMMINGS - MANAGING DIRECTOR            JOHN CANNON - FIRST UNION
    (AUGUST 9TH - MANAGEMENT MTG.)           JIM FORREST - MANAGING DIRECTOR             DOUG FINK - FIRST UNION
    (AUGUST 9TH - AFTERNOON DATA ROOM)       MIKE MAHONEY - CFO                          GLEN EDWARDS - FIRST UNION
    (AUGUST 10TH/11TH - DATA ROOM)           TODD WILSON - VICE PRESIDENT
    (AUGUST 26TH - D&T WORKPAPERS MTG.)      DAVE ZIMMER - CONSULTANT

    -  CARRERAS, KESTNER & CO., LLC          MICHAEL KESTNER - PRESIDENT                 LEO LEITNER - FIRST UNION
    (AUGUST 11TH - MANAGEMENT MTG.)          RON CAMPBELL - TREASURER                    KEVIN ROCHE - FIRST UNION
    (AUGUST 11TH - ANDERSON TO D&T @ 1:00)   IAN HESSEL - HILITE - CONTROLLER            HENRY BIEDRZYCKI (HANK) - FIRST UNION
    (AUGUST 12TH/13TH - DATA ROOM)           DONALD MAHER - HILITE - VP SALES            MICHAEL GYURE - ARTHUR ANDERSON
    NO DATA ROOM - AUGUST 11TH               JOHN J. BRADEN (JAY) - FIRST UNION          GUY FAVE - ARTHUR ANDERSON

    -  LATONA ASSOCIATES                     MATT FRIEL - VICE PRESIDENT                 MARK MUELLER*- CORP. CONTROLLER GENTEK
    (August 26th - Management Mtg.)          SHIRAZ LADIWALA - ASSOCIATE                 RALPH PASSINO* - VP OF MFR. GENTEK
    (AUGUST 25TH - DATA ROOM)                DAVE CUPPETT - DIRECTOR, GENTEK             LEGAL - DEBEVOISE & PLIMPTON
                                             PAUL KESSLER* - PRESIDENT, TOLEDO TECHNOLOGIES
                                             * WILL ATTEND PLANT VISITS


--------------------------------------------------------------------------------
RONEY & CO.                        TIMETABLE                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

    PROCESS TIMETABLE - SPECIAL COMMITTEE        DRAFT #6,  09/01/99-3:20 PM
--------------------------------------------------------------------------------

PRELIMINARY SCHEDULE


JULY                   1999  AUGUST                  1999 SEPTEMBER               1999 OCTOBER                 1999

---------------------------  ---------------------------- ---------------------------- ----------------------------
 S   M   T   W   Th  F   S    S   M   T   W   Th  F  S     S   M   T   W  Th  F   S     S   M   T   W  Th  F   S
---------------------------  ---------------------------- ---------------------------- ----------------------------
                 1   2   3                                             1   2  3   4                        1   2
---------------------------  ---------------------------- ---------------------------- ----------------------------
 4   5   6   7   8   9   10   1   2   3   4   5   6  7     5   6   7   8   9  10  11    3   4   5   6  7   8   9
---------------------------  ---------------------------- ---------------------------- ----------------------------
 11  12  13  14  15  16  17   8   9   10  11  12 13  14    12  13  14  15 16  17  18    10  11  12 13  14  15  16
---------------------------  ---------------------------- ---------------------------- ----------------------------
 18  19  20  21  22  23  24   15  16  17  18  19 20  21    19  20  21  22 23  24  25    17  18  19 20  21  22  23
---------------------------  ---------------------------- ---------------------------- ----------------------------
 25  26  27  28  29  30  31   22  23  24  25  26 27  28    26  27  28  29 30            24  25  26 27  28  29  30
---------------------------  ---------------------------- ---------------------------- ----------------------------
                              29  30  31                                                31
---------------------------  ---------------------------- ---------------------------- ----------------------------


NOVEMBER                1999

----------------------------
 S   M  T   W   Th  F   S
----------------------------
     1  2   3   4   5   6
----------------------------
 7   8  9   10  11  12  13
----------------------------
 14 15  16  17  18  19  20
----------------------------
 21 22  23  24  25  26  27
----------------------------
 28 29  30
----------------------------

----------------------------


KEY DATES   (TIMES)            EVENTS                                                                              LOCATION
-------------------            ------                                                                              --------

-  August 10th                 AUTOCAM BOARD OF DIRECTORS MEETING

-  August 15th                 AUTOCAM 4TH QUARTER / ANNUAL RESULTS RELEASED

-  August 27th                 FINAL OFFER/MERGER AGREEMENT DUE FOR INTERESTED PARTIES

-  September 2nd               SPECIAL COMMITTEE CONFERENCE CALL   (11:00 am)  Dial in # from WN&J

-  September 3rd               PRESENTATION MATERIALS RECEIVED BY THE SPECIAL COMMITTEE   (Fairness Opinion)

-  September 7th               FORMAL PRESENTATION TO THE SPECIAL COMMITTEE  (3:30 pm)                             WARNER NORCROSS
-  September 8th               SPECIAL COMMITTEE RATIFICATION MEETING  (8:30 am)                                   WARNER NORCROSS






--    Represents Meeting Dates



--------------------------------------------------------------------------------
RONEY & CO.                        TIMETABLE                  INVESTMENT BANKING
--------------------------------------------------------------------------------

                             III -- MARKETING PHASE
                           Bidding Procedures Letter

                            [RONEY & CO. LETTERHEAD]

PRIVATE & CONFIDENTIAL

August 9th, 1999

 Salutation   ContactFirstName   ContactLastName
 Title
 Company_Name
 Address
 Address1
 City ,  StateorProvince    PostalCode

Dear Salutation ContactLastName :

         On behalf of Autocam Corporation and its affiliates and subsidiaries (collectively, "Autocam" or the "Company") and its Board of Directors (the "Board"), we appreciate your continued interest in a transaction ("Transaction") involving Autocam. This letter sets forth the procedures and timing with respect to the submission of a final and definitive, binding offer (the "Final Proposal") to acquire Autocam.

         In order to permit you to finalize your Final Proposal, we have also enclosed a form of Agreement and Plan of Merger (the "Agreement"). As described below, in connection with the submission of the Final Proposal, you will be asked to submit a mark-up of the Agreement clearly indicating any proposed changes. The Agreement is structured to result in a sale of stock of Autocam Corporation through a tender offer. While we recognize that the Agreement is subject to change based upon the structure of the final transaction, the extent and nature of any changes made by a prospective purchaser to the form of Agreement will be taken into consideration in evaluating the Final Proposals.

         We request that your Final Proposal for the Company be submitted in conformity with the following guidelines:

         1. The Final Proposal should be submitted in writing to the Company in care of:

                   James C. Penman
                   Managing Director
                   Roney & Co.
                   One Griswold
                   Detroit, MI  48226
                   Tel:      (313) 225-5746
                   Fax:      (313) 963-2303

         2. The Final Proposal must be received no later than 5:00 p.m., Eastern Daylight Time, on Friday, August 27, 1999.

         3. The Final Proposal should specify the cash purchase price in U.S. dollars to be paid, on a per share basis, to the shareholders for 100% of the outstanding shares and options of Autocam. The Company has a stated preference for cash offers for the purchase of the Company and will discount accordingly any non-cash consideration included in your Final Proposal.

 Salutation   ContactFirstName   ContactLastName
August 9th, 1999
Page 2
--------------------------------------------------------------------------------


         4. The Company's unaudited combined balance sheets and statements of operations, and unaudited proforma combined balance sheets and statements of operations, for the three and twelve months ended June 30, 1999 are included with this letter. Your Final Proposal should be based on the June 30, 1999 balance sheet information contained in Annex A attached hereto. The Final Proposal should specify both the Equity Value (as defined below) to be paid to the Company's shareholders, and the corresponding Enterprise Value (as defined below), based on the Company's balance sheets as of June 30, 1999. For these purposes, Equity Value shall be defined to mean the total cash purchase price to be paid to the Company's shareholders and Enterprise Value shall be defined to mean the Equity Value, plus the Company's Total Debt, less the Company's Assets Held for Sale and less Proceeds from Options Outstanding as of June 30, 1999, each as reflected on Annex A.

         5. The Agreement, marked to represent a form that in substance you are ready to execute, should be submitted with your Final Proposal. The Final Proposal must state that you are prepared to execute the Agreement in substance as submitted. PLEASE DO NOT RETYPE THE AGREEMENT. Please mark your changes on the Agreement itself. Your willingness to accept the substance of the Agreement without significant modifications will be an important factor in the evaluation of Final Proposals.

         6. Questions or clarifications regarding specific legal terms of the Agreement should occur prior to submission of your Final Proposal. The Company encourages each prospective purchaser's counsel to discuss the Agreement with Autocam's counsel, Dickinson Wright PLLC prior to the foregoing deadline for Final Proposals. Requests for such a discussion and for additional copies of the Agreement should be directed to:

                               STUART F. CHENEY, ESQ.
                               Dickinson Wright PLLC
                               200 Ottawa Avenue, Suite 900
                               Grand Rapids, MI  49503-2423

                               Telephone:   (616) 458-1300
                               Facsimile:   (616) 458-6753

         7. A description of your plans for financing the acquisition should be included in your Final Proposal. To the extent that you are relying on external financing, please provide us with copies of your executed commitment letters from financing sources as well as the names and telephone numbers of the lending institutions and equity participants involved so that we may contact them to discuss the details of such financing. The Agreement does not include a provision that makes the purchaser's obligation to close the transaction contingent upon obtaining financing, and the inclusion of any such contingency will place a prospective purchaser at a significant disadvantage.

         8. The Agreement does not include a provision that makes the purchaser's obligation to close the transaction contingent upon completing further due diligence requirements. All prospective purchasers are expected to complete their due diligence investigation of the Company prior to submission of the Final Proposal. You should make known to Roney & Co. ("Roney" or the "Advisor") promptly any substantial remaining due diligence issues in order to resolve them before the submission of your Final Proposal.

 Salutation   ContactFirstName   ContactLastName
August 9th, 1999
Page 3
--------------------------------------------------------------------------------


         9. All required corporate approvals, including authorization of your company's Board of Directors, should be obtained prior to submitting your Final Proposal, your Final Proposal should clearly indicate any significant conditions to be resolved prior to closing the transaction.

         10. Final Proposals will be evaluated as soon as reasonably practicable with the objective of expeditiously entering into a definitive Agreement. In order to provide time for this evaluation, the Final Proposal must state that it, as well as the financing commitments, will remain in effect through at least 5:00 p.m., Eastern Daylight Time, on October 29, 1999 and that there are no conditions to your execution of the Agreement other than mutual agreement as to the terms thereof.

         11. The Final Proposal should include the name and telephone number of a contact person who will be prepared to answer questions regarding the purchaser's Final Proposal.

         The Board intends to enter into a definitive Agreement with that party that submits the Final Proposal best satisfying the shareholder's objectives. In selecting a Final Proposal, Autocam, the Board and their advisors will consider a number of factors but will give significant weight to the following: (i) the purchase price; (ii) the extent and nature of any revisions to the Agreement; and (iii) the speed and certainty with which a transaction can be consummated. The Company reserves the right to deal with any party individually or simultaneously with other prospective purchasers. The Company also reserves the right, in its sole discretion, to modify the terms and conditions of the invitation made by this letter and the terms and conditions set forth in the Agreement at any time, and to reject any and all Final Proposals without providing any reasons therefor. The Company or the Advisor may discuss with any prospective purchaser, at any time, the terms of any Final Proposal submitted by such party, for the purpose of clarifying the terms of such Final Proposal in any respect. The Company and the Advisor shall not have any liability to any prospective purchaser as a result of the rejection of any Final Proposal or the acceptance of another Final Proposal or other transaction.

         A Final Proposal will be considered formally accepted only when a definitive Agreement has been executed and delivered by the Company. Until such time, the Company will not have any obligations to any prospective purchaser with respect to the sale of the Company and following such time the Company's only obligations will be those set forth in the definitive Agreement. Nothing in this letter shall be deemed to be a contract of any kind between the Company or any affiliate and any other party.

         The submission of any Final Proposal will constitute an agreement to be bound by the terms set forth therein. Any party submitting a Final Proposal shall bear its own costs and expenses of attorneys and advisor, including, without limitation, any brokers, finders or agents representing such party. Such costs and expenses shall not be the responsibility of the Company.

         The terms of this invitation, as well as the Agreement, which are also being provided to other interested parties, are subject to the Confidentiality Agreement relating to the proposed transaction which was previously executed and delivered by you to Roney.

 Salutation   ContactFirstName   ContactLastName
August 9th, 1999
Page 4
--------------------------------------------------------------------------------


         Roney will be available to discuss these procedures with you in order to provide guidance as to the form and content of your contemplated Final Proposal. Please direct all inquiries and communications to me at (313) 225-5746 or Kirk Haggarty at (313) 225-5748. Do not contact any employee of the Company except as specifically authorized by Roney.

         Once again, on behalf of Autocam and the Board of Directors, we appreciate your continued interest in the Company and look forward to receiving your Final Proposal.

                                              Very truly yours,


                                              ----------------------------
                                              James C. Penman
                                              Managing Director

                                                                         ANNEX A


                               AUTOCAM CORPORATION
                                AUGUST 9TH, 1999

                      FINAL PROPOSAL ASSUMPTION GUIDELINES
--------------------------------------------------------------------------------


          ---------------------------------------------------------------------------------------------------
          BALANCE SHEET INFORMATION - PRELIMINARY DRAFT OF AUDITED STATEMENTS
          As of June 30, 1999
          ($'S IN THOUSANDS)
          ---------------------------------------------------------------------------------------------------
                                                                                              JUNE 30,
                                                                                                1999
                                                                                            ------------
          ASSETS:
          Cash                                                                              $      3,969
          Accounts receivable                                                                     40,781
          Inventories                                                                             15,237
          Other current assets                                                                     2,103
                                                                                            ------------
             TOTAL CURRENT ASSETS                                                           $     62,090

          Deposits on equipment                                                                    2,848
          Fixed assets, net                                                                      130,926
          Goodwill and other intangibles                                                          28,376
          Other assets                                                                             6,214
                                                                                            ------------
              TOTAL ASSETS                                                                  $    230,454

          LIABILITIES:
          Current maturities of long term debt                                                    $4,478
          Accounts payable                                                                        22,696
          Accrued liabilities                                                                     13,665
                                                                                            ------------
              TOTAL CURRENT LIABILITIES                                                     $     40,839

          Long-term obligations, net                                                             108,960
          Deferred taxes                                                                          25,628
          Deferred credits and other                                                               5,416
          Minority interest                                                                        2,813
          Shareholders' equity                                                                    46,798
                                                                                            ------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $    230,454

          ---------------------------------------------------------------------------------------------------


                         FOR ILLUSTRATIVE PURPOSES ONLY


      ------------------------------------------------        ---------------------------------------------
      ENTERPRISE VALUE CALCULATION  ($000's)                  Equity Value Calculation  ($000's)
      ------------------------------------------------        ---------------------------------------------
      EQUITY PURCHASE PRICE            $203,640               Enterprise Value            $ 300,000

      Plus: Net Debt                    113,438               Less:  Net Debt              (113,438)

      Less: Assets  (C)                 (10,000)              Plus:  Assets  (C)             10,000
            Option Proceeds             ( 7,078)                     Option Proceeds          7,078
                                       --------                                               -----

      Enterprise Value                 $300,000               EQUITY PURCHASE PRICE       $ 203,640


                             TOTAL SHARES & OPTIONS OUTSTANDING  (A)/(B)         7,011
                             IMPUTED PRICE PER SHARE                            $29.05
                                                                                ------
                             EQUITY PURCHASE PRICE                            $203,640
      -----------------------------------------------------------------------------------------------------

      ADDITIONAL FACTS:
      (A) Total Autocam shares outstanding (pre-options) as of 6/30/99 - 6,306,993
      (B) Total Autocam options outstanding as of 6/30/99 - 703,551 (average exercise price of $10.06)
      (C) Assets for sale or redeployment approximate $10mm

                             IIJ - MARKETING PHASE
                         SUMMARY OF FINAL OFFER LETTERS

                             IIK - MARKETING PHASE
                             MERGER AGREEMENT DATED
                                _________, 1999

                           IIIA -- TRANSACTION PHASE
                              AUTOCAM CORPORATION

--------------------------------------------------------------------------------
                              AUTOCAM CORPORATION
                           BOARD OF DIRECTORS MEETING
                               SEPTEMBER 7, 1999
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------


III.          TRANSACTION PHASE

              A.  Autocam Corporation
                   1.  Stock Price/Volume Analysis
                   2.  Discounted Cashflow Analysis
                   3.  Comparable Company Analysis
                   4.  Comparable Transactions Analysis
                   5.  Premium Analysis

              B.  Purchase Information

              C.  Roney & Co. Fairness Opinion Letter

              D.  Roney & Co. Fairness Narrative

              E.  Transaction Timeline



































































--------------------------------------------------------------------------------
 RONEY & CO.                    PAGE 1 OF 1                 INVESTMENT BANKING
--------------------------------------------------------------------------------

                           IIIA - AUTOCAM CORPORATION
                        I - Stock Price/Volume Analysis

--------------------------------------------------------------------------------
                              AUTOCAM CORPORATION
                           BOARD OF DIRECTORS MEETING
                               SEPTEMBER 7, 1999
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------


STOCK PRICE/VOLUME ANALYSIS -- AUTOCAM CORPORATION

-   Term Sheet Agreement Date  (__________) -- Stock Price $ _______

-   Last 10 Days -- Average Price $13.53

-   Last 30 Days -- Average Price $13.72

-   Last 90 Days -- Average Price $12.62

-   Last 180 Days -- Average Price $11.21

-   Comparison of ACAM Stock Price and Dow Jones Industrial Average since IPO

- Comparison of ACAM Volume and Dow Jones Industrial Average Volume for Last 90 Days









--------------------------------------------------------------------------------
RONEY & CO.                       Page 1 of 1                 INVESTMENT BANKING
--------------------------------------------------------------------------------

                              AUTOCAM CORPORATION
                          STOCK PRICE/VOLUME ANALYSIS
                     LAST 10 DAYS AS OF SEPTEMBER 1, 1999.
                             AVERAGE PRICE - $13.14


                                  [LINE GRAPH]



                         Stock Price                           Volume
8/19/99                    $ 12.63                                700

8/20/99                      13.06                              6,500

8/23/99                      13.50                              5,200

8/24/99                      13.25                              3,400

8/25/99                      13.25                              2,800

8/26/99                      13.25                              5,200

8/27/99                      13.13                              1,800

8/30/99                      13.13                              6,600

8/31/99                      13.19                              5,800

9/1/99                       13.00                              6,100

                              AUTOCAM CORPORATION
                          STOCK PRICE/VOLUME ANALYSIS
                     LAST 30 DAYS AS OF SEPTEMBER 1, 1999.
                             AVERAGE PRICE - $13.35


                                  [LINE GRAPH]

Date          Stock Price   Volume
----          -----------   ------
7/22/99       $ 13.875      4,000
7/30/99       $  13.38      3,500
8/6/99        $  12.88      1,600
8/13/99       $  13.25      3,400
8/20/99       $  13.06      6/100
8/27/99       $  13.12      1,800
9/1/99        $  13.00      6/100

                               AUTOCAM CORPORATION
                           STOCK PRICE/VOLUME ANALYSIS
                      LAST 90 DAYS AS OF SEPTEMBER 1, 1999.
                             AVERAGE PRICE - $12.36

                                  [LINE GRAPH]


                     Date          Stock Price   Volume
                     ----          -----------   ------
Phase I Sent         6/1/99        $ 11.72       9300
Phase II Sent        6/8/99        $ 11.25        200
Phase III Sent       6/29/99       $ 11.94       4400

                               AUTOCAM CORPORATION
                           STOCK PRICE/VOLUME ANALYSIS
                     LAST 180 DAYS AS OF SEPTEMBER 1, 1999.
                             AVERAGE PRICE - $12.12

                                  [LINE GRAPH]

                     Date          Stock Price   Volume
                     ----          -----------   ------
Phase I Sent         6/1/99        $ 11.72       9300
Phase II Sent        6/8/99        $ 11.25        200
Phase II Sent        6/29/99       $ 11.94       4400

                               AUTOCAM CORPORATION
               STOCK PRICE-DOW JONES INDUSTRIAL AVERAGE COMPARISON
                            SINCE IPO DATE-10/30/91
                             AVERAGE PRICE - $10.91

                                  [LINE GRAPH]

        Dow Jones Industrial Average Daily Volume vs. ACAM Daily Volume
                      Last 90 days as of September 1, 1999


                                  [LINE GRAPH]

                      Date         ACAM Daily Volume    DJII Daily Volume
Phase I Sent         6/1/99            6,838,000              9300
Phase II Sent        6/8/99            6,859,000               200
Phase III Sent       6/29/99           8,201,000              4400

                          IIIA -- AUTOCAM CORPORATION
                        2 - Discounted Cashflow Analysis

--------------------------------------------------------------------------------
                                 PROJECT TITAN

                         DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------


PRESENT VALUE OF DISCOUNTED CASH FLOWS ("DCF")


This approach argues that a potential investor will pay a price for a security yields a targed minimum rate of return on invested capital (both to suppliers of debt and equity). Using this targeted rate of return as a discount factor, the present value of an estimated future earnings stream for a given number of years can be computed by discounting each year's estimated earnings to the present time. Other factors considered include the expected cyclicality or unpredictability (if any) of a company's earnings and cash flow and the investors' willingness to wait out a given length of ownership.

To state the premise another way, DCF valuation posits that the buyer purchases a time series of free cash flows that are generated by the assets purchased.
DCF does not value the total cash flow of the business. Rather, it values only the free cash flow. In doing so, this analysis seperates and ascribes a value to only the cash flows that an investor can remove from the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) is not included in the DCF value. Cash flow that must be retained in the business creates no incremental value to the buyer.

Before defining free cash flow, another methodological nuance should be noted. As noted, DCF valuation uses a discount rate that reflects the firms weighted cost of capital or the price it must pay to suppliers or both debt and equity. Accordingly, discounted free cash flow is independent of financing costs. For Autocam Corporation, we have considered managements' projected financial statements to estimate Free Cash Flow.

TERMINAL VALUE

DCF valuation is composed of two values; a forecast of free cash flows for some term of years and a terminal value that is a surrogate for the present value of the DCF's that are expected to occur in the years after the end of the forecast period.

Terminal value at the end of the period of cash flow forecasts may be arrived at in different ways, such as estimating book value, applying a price/earnings multiple to forecasted earnings or employing a cash flow multiple. We feel using a cash flow multiple is most consistent with DCF methodology. In essence, this technique multiplies the operating income in the last year of the forecast by a multiplier that attempts to estimate the value of cash flows in perpetuity.

COST OF CAPITAL (DISCOUNT RATE)

Once the free cash flows and terminal values are estimated, the present value of these components is calculated. The acquirer is paying today for access to the cash flows generated by the assets in the future; therefore, these cash flows must be discounted to the present. The proper discount rate can be estimated by calculating the marginal weighted average cost of capital. In essence, the discount rate attempts to approximate the rate of return the suppliers of capital will expect to earn. In Autocam's instance, because of its asset structure, working capital liquidity needs and capitalization requirements, a purchaser would not be able to borrow all of the acquisition funds on a senior basis. Thus, a component of the capital structure could, by necessity, consist of equity related subordinated debt, commonly referred to "mezzanine capital", along with a substantial amount of equity.






--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROJECT TITAN
                         DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

DCF VALUATION SUMMARY

The following represents a summary of the shareholder value results of the discounted cash flow analysis presented hereinafter assuming a range of discount rates and a range of terminal value multiples.

--------------------------------------------------------------------------------

                                          Terminal EBITA Multiple
Discount Rate            5.5x                      6.0x                     6.5x
                    ---------------          ---------------          ---------------
   11.00%           $163,101  $23.3          $178,887  $25.5          $194,673  $27.8

   12.00%           $152,812  $21.8          $167,906  $24.0          $183,000  $26.1

   13.00%           $143,032  $20.4          $157,470  $22.5          $171,908  $24.5

   14.00%           $133,731  $19.1          $147,547  $21.0          $161,362  $23.0

   15.00%           $124,881  $17.8          $138,106  $19.7          $151,331  $21.6













--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                              DISCOUNTED CASH FLOW
                                    ANALYSIS




--------------------------------------------------------------------------------

RONEY & CO.                                                             09/02/99
                                                                        10:30 AM
PROJECT TITAN




--------------------------------------------------------------------------------


     -------------------------------------------------------------------
     TABLE OF CONTENTS
     -------------------------------------------------------------------

     Page
                1         Executive Summary
                2         Income Statement
                3         Balance Sheet
                4         Cash Flow Statement
                5         Stand Alone Discounted Cash Flow Analysis
                6         Multiple Analysis

     -------------------------------------------------------------------









Confidential                                                         Roney & Co.

                                 PROJECT TITAN                                 1
                               EXECUTIVE SUMMARY                        12/15/99
                                                                         2:02 AM
CONFIDENTIAL



                                                ------------------------------------------------------------------------------------
                                                              HISTORICAL                                             PROJECTED
                                                ------------------------------------------------------------------------------------
                                                    06/30/97     06/30/98      06/30/99      06/30/00      06/30/01      06/30/02
                                                ------------------------------------------------------------------------------------
INCOME STATEMENT ASSUMPTIONS
----------------------------
Sales Growth                                             N/A        45.8%         98.9%         13.3%         19.7%         12.0%
COGS Margin                                            69.8%        68.5%         76.4%         70.7%         70.0%         69.7%
Gross Profit Margin                                    30.2%        31.5%         23.6%         29.3%         30.0%         30.3%
SG&A Margin                                             5.9%         6.6%          5.5%          5.3%          5.4%          5.0%
EBIT MARGIN                                            15.5%        16.4%         10.4%         15.6%         16.7%         17.2%
EBITDA MARGIN                                          24.4%        24.9%         18.2%         24.0%         24.6%         25.2%
EBITDA Growth                                            N/A        48.9%         45.2%         49.5%         22.9%         14.9%
Net Income                                            5,411        7,741         6,270        20,607        26,416        30,592
Net Income Margin                                       8.7%         8.6%          3.5%         10.1%         10.8%         11.2%
Net Income Growth                                        N/A        43.1%        -19.0%        228.7%         28.2%         15.8%

CAPITAL EXPENDITURE ASSUMPTIONS
-------------------------------
Total Capital Expenditures                           $10,205      $17,484       $25,862       $22,000       $16,500       $16,500
Total Depreciation Expense                            $5,521       $7,654       $12,877       $15,918       $18,371       $20,895

BALANCE SHEET ASSUMPTIONS
-------------------------
Accounts Receivable (Days of Sales)                     52.1         47.2          82.8          82.8          82.8          82.8
Inventories (Days of COGS)                              46.0         37.7          40.5          40.5          40.5          40.5
Prepaid Expenses (% of Sales)                            1.2%         1.2%          1.2%          1.2%          1.2%          1.2%
Accounts Payable (Days COGS)                            37.1         46.2          58.9          58.9          58.9          58.9
Accrued Expenses (Days COGS)                            24.6         19.4          35.3          35.3          35.3          35.3

STAND-ALONE DISCOUNTED CASH FLOW                 PER SHARE
--------------------------------                 ---------
Stand-Alone Enterprise Value           $260,776        $37.2
Shareholder Value                      $157,470        $22.5
Fully Diluted Shares Outstanding          7,011
Multiple of EBIT                                                                  13.9x          8.2x
Multiple of EBITDA                                                                 8.0x          5.3x
Multiple of Sales                                                                  1.5x          1.3x



CONFIDENTIAL
------------
                                       -------------------------

                                       -------------------------
                                          06/30/03     06/30/04
                                       -------------------------
INCOME STATEMENT ASSUMPTIONS
----------------------------
Sales Growth                                  5.5%         0.5%
COGS Margin                                  69.7%        69.7%
Gross Profit Margin                          30.3%        30.3%
SG&A Margin                                   5.0%         5.0%
EBIT MARGIN                                  18.0%        18.0%
EBITDA MARGIN                                25.3%        25.3%
EBITDA Growth                                 5.6%         0.5%
Net Income                                 33,698       33,952
Net Income Margin                            11.7%        11.7%
Net Income Growth                            10.2%         0.8%

CAPITAL EXPENDITURE ASSUMPTIONS
-------------------------------
Total Capital Expenditures                $20,000      $20,000
Total Depreciation Expense                $20,000      $20,000

BALANCE SHEET ASSUMPTIONS
-------------------------
Accounts Receivable (Days of Sales)          82.8         82.8
Inventories (Days of COGS)                   40.5         40.5
Prepaid Expenses (% of Sales)                 1.2%         1.2%
Accounts Payable (Days COGS)                 58.9         58.9
Accrued Expenses (Days COGS)                 35.3         35.3

STAND-ALONE DISCOUNTED CASH FLOW
--------------------------------
Stand-Alone Enterprise Value
Shareholder Value
Fully Diluted Shares Outstanding
Multiple of EBIT
Multiple of EBITDA
Multiple of Sales




Confidential                                                         Roney & Co.

                                 PROJECT TITAN                                 2
                               INCOME STATEMENT                         12/15/99
CONFIDENTIAL                                                             2:02 AM

                                                ------------------------------------------------------------------------------------
                                                             HISTORICAL(1)                                          PROJECTED(2)
                                                ------------------------------------------------------------------------------------
                                                    06/30/97     06/30/98      06/30/99      06/30/00      06/30/01      06/30/02
                                                ------------------------------------------------------------------------------------
Net Sales                                            $61,986      $90,361      $179,726      $203,577      $243,728      $273,013

Cost of Goods Sold (Excluding D&A)                   $43,239      $61,925      $137,229      $143,887      $170,519      $190,376
                                                ------------------------------------------------------------------------------------

Gross Profit                                         $18,747      $28,436      $ 42,497      $ 59,690      $ 73,210      $ 82,638

SG&A Expense (Excluding D&A)                         $ 3,642      $ 5,943      $  9,838      $ 10,874      $ 13,231      $ 13,711
Corporate Overhead                                   $     0      $     0      $      0      $      0      $      0      $      0
                                                ------------------------------------------------------------------------------------

EBITDA                                               $15,105      $22,493      $ 32,659      $ 48,816      $ 59,979      $ 68,927

Depreciation Expense                                 $ 5,521      $ 7,654      $ 12,877      $ 15,918      $ 18,371      $ 20,895
Amortization of Existing Intangibles                 $     0      $     0      $  1,006      $  1,195      $    968      $    968
                                                ------------------------------------------------------------------------------------
Total Depreciation & Amortization                    $ 5,521      $ 7,654      $ 13,883      $ 17,113      $ 19,338      $ 21,863

EBIT                                                 $ 9,583      $14,839      $ 18,775      $ 31,703      $ 40,640      $ 47,064

Existing Interest Expense                            $ 1,346      $ 2,719      $  7,239      $      0      $      0      $      0
Revolver Interest Expense                            $     0      $     0      $      0      $      0      $      0      $      0
Interest (Income)                                    $     0      $     0      $      0      $      0      $      0      $      0
Other (Income), Expense                              $     0      $   166      $  1,510      $      0      $      0      $      0
                                                ------------------------------------------------------------------------------------

Pretax Income                                        $ 8,238      $11,954      $ 10,026      $ 31,703      $ 40,640      $ 47,064

Income Taxes                                         $ 2,827      $ 4,213      $  3,757      $ 11,096      $ 14,224      $ 16,472
                                                ------------------------------------------------------------------------------------

NET INCOME                                           $ 5,411      $ 7,741      $  6,270      $ 20,607      $ 26,416      $ 30,592
                                                ====================================================================================

Extraordinary Items                                  $     0      $     0      $      0      $      0      $      0      $      0
Preferred Dividends                                  $     0      $     0      $      0
Common Dividends                                     $     0      $     0      $      0      $      0      $      0      $      0
                                                ------------------------------------------------------------------------------------

Change in Net Worth                                  $ 5,411      $ 7,741      $  6,270      $ 20,607      $ 26,416      $ 30,592

Shares Outstanding                                    5989.7       6040.1        6307.0           0.0           0.0           0.0
EPS                                                  $  0.90      $  1.28      $   0.99           N/A           N/A           N/A


CONFIDENTIAL
------------
                                                -------------------------

                                                -------------------------
                                                   06/30/03     06/30/04
                                                -------------------------
Net Sales                                          $288,041     $289,586

Cost of Goods Sold (Excluding D&A)                 $200,764     $201,841
                                                -------------------------

Gross Profit                                       $ 87,276     $ 87,744

SG&A Expense (Excluding D&A)                       $ 14,466     $ 14,543
Corporate Overhead                                       $0           $0
                                                -------------------------

EBITDA                                             $ 72,811     $ 73,201

Depreciation Expense                               $ 20,000     $ 20,000
Amortization of Existing Intangibles                   $968     $    968
                                                -------------------------
Total Depreciation & Amortization                  $ 20,968     $ 20,968

EBIT                                               $ 51,843     $ 52,233

Existing Interest Expense                                $0     $      0
Revolver Interest Expense                                $0     $      0
Interest (Income)                                        $0     $      0
Other (Income), Expense                                  $0     $      0
                                                -------------------------

Pretax Income                                      $ 51,843     $ 52,233

Income Taxes                                       $ 18,145     $ 18,282
                                                -------------------------

NET INCOME                                         $ 33,698     $ 33,952
                                                =========================

Extraordinary Items                                $      0     $      0
Preferred Dividends
Common Dividends                                   $      0     $      0
                                                -------------------------

Change in Net Worth                                $ 33,698     $ 33,952

Shares Outstanding                                      0.0          0.0
EPS                                                     N/A          N/A

(1) Historical results are actual and do not include the pro forma results of certain acquisitions.
(2) Projected results are not adjusted for certain consolidation expenses discussed in the Confidential Offering Memorandum and elsewhere.


Confidential                                                         Roney & Co.

                                 PROJECT TITAN                                 3
CONFIDENTIAL                     BALANCE SHEET                          12/15/99
                                                                         2:02 AM

                                                ------------------------------------------------------------------------------------
                                                              HISTORICAL                                             PROJECTED
                                                ------------------------------------------------------------------------------------
ASSETS                                              06/30/97     06/30/98      06/30/99      06/30/00      06/30/01      06/30/02
------
                                                ------------------------------------------------------------------------------------
Cash                                                 $ 2,511     $  1,644      $  3,654      $  4,072      $  4,875      $  5,460
Excess Cash                                                0            0             0             0             0             0
Accounts Receivable                                    8,842       11,680        40,781        46,181        55,290        61,933
Inventories                                            5,444        6,389        15,237        15,966        18,921        21,124
Prepaid Expenses                                         722        1,089         2,103         2,443         2,925         3,276
Other Current Assets                                       0            0             0             0             0             0
                                                ------------------------------------------------------------------------------------
  Total Current Assets                               $17,518     $ 20,801      $ 61,775      $ 68,661      $ 82,010      $ 91,793

Gross Property, Plant, and Equipment                 $70,923     $ 88,606      $165,395      $187,395      $203,895      $220,395
Accumulated Depreciation                              17,632       24,185        34,918        50,836        69,207        90,102
                                                ------------------------------------------------------------------------------------
  Net Property, Plant and Equipment                  $53,291     $ 64,421      $130,477      $136,559      $134,689      $130,294

Deferred Tax Asset                                   $ 2,642     $  4,411        $2,848      $  2,848        $2,848      $  2,848
Other Assets                                           3,742        9,450         6,214         6,214         6,214         6,214
Existing Intangibles                                   6,443       14,366        28,376        27,181        26,213        25,245
                                                ------------------------------------------------------------------------------------
TOTAL ASSETS                                         $83,638     $113,449      $229,690      $241,463      $251,972      $256,393
                                                ====================================================================================

LIABILITIES & SHAREHOLDER EQUITY
--------------------------------
Accounts Payable                                     $ 4,398     $  7,831       $22,130      $ 23,219      $ 27,517      $ 30,721
Accrued Expenses                                       2,912        3,291        13,262        13,916        16,491        18,412
Current Portion of Long-Term Debt                      5,906        6,554         4,478             0             0             0
Other Current Liabilities                                  0            0             0             0             0             0
                                                ------------------------------------------------------------------------------------
  Total Current Liabilities                          $13,216     $ 17,675      $ 39,870      $ 37,135      $ 44,008      $ 49,133

Existing Long-Term Debt                              $25,192     $ 37,851      $109,560            $0            $0            $0
Revolver                                                   0            0             0       108,983        86,309        55,119
Deferred Tax Liability                                 7,802       10,051        25,628        25,523        25,418        25,312
Other Long-Term Liabilities                              814          561         5,417             0             0             0
                                                ------------------------------------------------------------------------------------
  Total Liabilities                                  $47,023     $ 66,139      $180,474      $171,641      $155,734      $129,564

Minority Interest                                    $     0     $  2,250      $  2,814      $  2,814      $  2,814      $  2,814

Common Stock                                         $26,271     $ 31,840      $ 34,572      $ 46,402      $ 46,402      $ 46,402
Additional Paid in Capital                                 0            0             0             0             0             0
Other                                                   (646)        (525)       (3,642)            0             0             0
Retained Earnings                                     10,990       13,746        15,472        20,607        47,023        77,614
                                                ------------------------------------------------------------------------------------
  Total Shareholder Equity                           $36,615     $ 45,061      $ 46,402       $67,008      $ 93,425      $124,016

TOTAL LIABILITIES & SHAREHOLDER EQUITY               $83,638     $113,449      $229,690      $241,463      $251,972      $256,393
                                                ====================================================================================

Balance Test                                         $     0           $0            $0            $0            $0            $0


CONFIDENTIAL
------------
                                                -------------------------

                                                -------------------------
ASSETS                                             06/30/03     06/30/04
------
                                                -------------------------
Cash                                               $  5,761     $  5,792
Excess Cash                                               0       11,653
Accounts Receivable                                  65,342       65,692
Inventories                                          22,277       22,396
Prepaid Expenses                                      3,456        3,475
Other Current Assets                                      0            0
                                                ------------------------
  Total Current Assets                             $ 96,836     $109,009

Gross Property, Plant, and Equipment               $240,395     $260,395
Accumulated Depreciation                            110,102      130,102
                                                ------------------------
  Net Property, Plant and Equipment                $130,294     $130,294

Deferred Tax Asset                                   $2,848     $  2,848
Other Assets                                          6,214        6,214
Existing Intangibles                                 24,277       23,309
                                                ------------------------
TOTAL ASSETS                                       $260,468     $271,673
                                                ========================

LIABILITIES & SHAREHOLDER EQUITY
--------------------------------
Accounts Payable                                   $ 32,397      $32,571
Accrued Expenses                                     19,416       19,521
Current Portion of Long-Term Debt                         0            0
Other Current Liabilities                                 0            0
                                                ------------------------
  Total Current Liabilities                        $ 51,814      $52,092

Existing Long-Term Debt                                  $0           $0
Revolver                                             22,919            0
Deferred Tax Liability                               25,207       25,102
Other Long-Term Liabilities                               0            0
                                                ------------------------
  Total Liabilities                                $ 99,940     $ 77,194

Minority Interest                                    $2,814     $  2,814

Common Stock                                       $ 46,402     $ 46,402
Additional Paid in Capital                                0            0
Other                                                     0            0
Retained Earnings                                   111,312      145,264
                                                ------------------------
  Total Shareholder Equity                         $157,714     $191,666

TOTAL LIABILITIES & SHAREHOLDER EQUITY             $260,468     $271,673
                                                ========================

Balance Test                                             $0           $0

Confidential                                                         Roney & Co.

                           PROJECT TITAN                                      4
CONFIDENTIAL            CASH FLOW STATEMENT                             12/15/99
------------                                                             2:02 AM

                                                             ---------------------------------------------------------------------
                                                                                          PROJECTED
                                                             ---------------------------------------------------------------------
                                                                  06/30/00      06/30/01      06/30/02      06/30/03     06/30/04
                                                             ---------------------------------------------------------------------
Net Income                                                         $20,607       $26,416       $30,592       $33,698      $33,952
Plus:    Depreciation                                               15,918        18,371        20,895        20,000       20,000
         Amortization of Existing Intangibles                        1,195           968           968           968          968
         Net Deferred Tax Increase, (Decrease)                        (105)         (105)         (105)         (105)        (105)
                                                             ---------------------------------------------------------------------
         Total Cash Provided by Operations                         $37,615       $45,650       $52,349       $54,561      $54,814

Less:    Required Cash (Increase), Decrease                          ($418)        ($803)        ($586)        ($301)        ($31)
         Accounts Receivable - Trade (Increase), Decrease           (5,401)       (9,108)       (6,643)       (3,409)        (350)
         Inventories (Increase), Decrease                             (729)       (2,955)       (2,203)       (1,153)        (119)
         Prepaid Expenses (Increase), Decrease                        (340)         (482)         (351)         (180)         (19)
         Other Current Assets (Increase), Decrease                       0             0             0             0            0
Plus:    Accounts Payable Increase, (Decrease)                       1,089         4,297         3,204         1,676          174
         Accrued Expenses Increase, (Decrease)                         654         2,576         1,920         1,005          104
         Other Current Liabilities Increase, (Decrease)                  0             0             0             0            0
                                                             ---------------------------------------------------------------------
         Total Working Capital Sources, (Uses)                     ($5,144)      ($6,475)      ($4,659)      ($2,361)       ($241)

NET CASH PROVIDED BY (USED IN) OPERATIONS                          $32,471       $39,174       $47,690       $52,199      $54,573

Less:    Total Capital Expenditures                               ($22,000)     ($16,500)     ($16,500)     ($20,000)    ($20,000)
         Other Assets (Increase), Decrease                               0             0             0             0            0
                                                             ---------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) INVESTING                          ($22,000)     ($16,500)     ($16,500)     ($20,000)    ($20,000)

         Minority Interest                                              $0            $0            $0            $0           $0
         Extraordinary Items                                             0             0             0             0            0
         Common Dividends                                                0             0             0             0            0
                                                             ---------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) FINANCING                                $0            $0            $0            $0           $0

NET CASH FLOW                                                      $10,471       $22,674       $31,190       $32,199      $34,573
Excess Cash Swept to Reduce Revolver                               (10,471)      (22,674)      (31,190)      (32,199)     (34,573)
Additions to, (Repayment) of Revolver                              (10,471)            0             0             0            0
Increase (Decrease) in Excess Cash Balance                               0        22,674        31,190        32,199       34,573
Ending Excess Cash Balance                                               0             0             0             0       11,653
Ending Revolver Balance                                           $108,983       $86,309       $55,119       $22,919           $0




Confidential                                                         Roney & Co.

                                   PROJECT TITAN                               5
CONFIDENTIAL         STAND ALONE DISCOUNTED CASH FLOW ANALYSIS          12/15/99
                                                                        10:30 AM

STAND ALONE FREE CASH FLOW


-----------------------------------------------------------------------------------------------------------------------------
                                                             06/30/00     06/30/01      06/30/02      06/30/03      06/30/04
                                                         --------------------------------------------------------------------
EBITDA                                                        $48,816      $59,979       $68,927       $72,811       $73,201

Less: Depreciation & Amortization Expense                     (17,113)     (19,338)      (21,863)      (20,968)      (20,968)
                                                         --------------------------------------------------------------------

Taxable Operating Profit                                      $31,703      $40,640       $47,064       $51,843       $52,233

Less: Income Taxes                                            (11,096)     (14,224)      (16,472)      (18,145)      (18,282)
                                                         --------------------------------------------------------------------

Cash From Operations                                          $20,607      $26,416       $30,592       $33,698       $33,952

Plus: Depreciation & Amortization Expense                      17,113       19,338        21,863        20,968        20,968

Less: Working Capital Needs                                    (5,144)      (6,475)       (4,659)       (2,361)         (241)

Less: Capital Expenditures                                    (22,000)     (16,500)      (16,500)      (20,000)      (20,000)
                                                         --------------------------------------------------------------------

Free Cash Flow                                                $10,577      $22,780       $31,295       $32,304       $34,678
                                                         ====================================================================

-----------------------------------------------------------------------------------------------------------------------------


STAND ALONE TERMINAL VALUE


-----------------------------------------------------------------------------------------------

Discount Rate                                                              13.00%

Terminal EBITA Multiple                                                      6.0x

Terminal Value (Year 10 Cash Flow Capitalized)                          $319,207


-----------------------------------------------------------------------------------------------


SHARES OUTSTANDING


------------------------------------------------------------------------------------------------
Common Shares Outstanding                                                    6,307

Options Outstanding                                                            704
                                                                     -------------

Fully Diluted Shares Outstanding                                             7,011
                                                                     =============

Option Proceeds at Average Price of $10.06                                  $7,078

------------------------------------------------------------------------------------------------


STAND ALONE VALUATION


-----------------------------------------------------------------------------------------------

Cumulative Present Value of Cash Flows                                    $87,524

Plus: Present Value of Terminal Value                                     173,253
                                                                     ------------

Stand Alone Enterprise Value                                             $260,776

Less: Market Value of Debt                                              ($114,038)

Plus: Excess Cash                                                           3,654

Plus: Options Proceeds                                                      7,078
                                                                     ------------

Shareholder Value                                                        $157,470
                                                                     ============

Shareholder Value per Diluted Share                                         $22.5
                                                                     ============

-----------------------------------------------------------------------------------------------


SHAREHOLDER VALUE SENSITIVITY ANALYSIS


-------------------------------------------------------------------------------------------------------------
                                                          TERMINAL EBITA MULTIPLE
DISCOUNT RATE                            5.5X                       6.0X                       6.5X
-------------------------------------------------------------------------------------------------------------

       11.00%                    $163,101     $23.3         $178,887     $25.5         $194,673    $27.8

       12.00%                    $152,812     $21.8         $167,906     $24.0         $183,000    $26.1

       13.00%                    $143,032     $20.4         $157,470     $22.5         $171,908    $24.5

       14.00%                    $133,731     $19.1         $147,547     $21.0         $161,362    $23.0



       15.00%                    $124,881     $17.8         $138,106     $19.7         $151,331    $21.6
-------------------------------------------------------------------------------------------------------------










Confidential                                                         Roney & Co.

                            PROJECT TITAN                                      6
CONFIDENTIAL               Multiple Analysis                            12/15/99
                                                                         3:15 PM




             EBIT                      EBITDA                     SALES               OFFER FOR                   VALUE/EBIT
     1999          2000         1999         2000          1999          2000       PROJECT TITAN             1999          2000
------------------------------------------------------------------------------------------------------------------------------------
     $18,775      $31,703      $32,659      $48,816       $179,726     $203,577        $146,687                  7.8x          4.6x
     $18,775      $31,703      $32,659      $48,816       $179,726     $203,577        $195,582                 10.4x          6.2x
     $18,775      $31,703      $32,659      $48,816       $179,726     $203,577        $260,776                 13.9x          8.2x
     $18,775      $31,703      $32,659      $48,816       $179,726     $203,577        $325,971                 17.4x         10.3x
     $18,775      $31,703      $32,659      $48,816       $179,726     $203,577        $407,463                 21.7x         12.9x


 Roney & Co. Trading Multiple                                                        Range              6.2x to 17.1x
                                                                                     Mean                        9.8x

 Roney & Co. Transaction Multiple                                                    Mean                        n/a


             EBIT                       VALUE/EBITDA                VALUE/SALES
     1999          2000              1999          2000         1999          2000
---------------------------------------------------------------------------------------
     $18,775      $31,703               4.5x         3.0x          0.8x         0.7x
     $18,775      $31,703               6.0x         4.0x          1.1x         1.0x
     $18,775      $31,703               8.0x         5.3x          1.5x         1.3x
     $18,775      $31,703              10.0x         6.7x          1.8x         1.6x
     $18,775      $31,703              12.5x         8.3x          2.3x         2.0x


 Roney & Co. Trading Multiple  4.3x to 15.6x               0.2x to 5.6x
                                        6.5x                       1.0x

 Roney & Co. Transaction Multiple       6.8x         6.0x           n/a          n/a








Confidential                                                         Roney & Co.

                           IIIA - AUTOCAM CORPORATION
                             3 - Comparable Company
                                    Analysis

--------------------------------------------------------------------------------
                                  PROJECT TITAN
                       COMPARABLE PUBLIC COMPANY ANALYSIS
--------------------------------------------------------------------------------

MARKET COMPARISON APPROACH

This approach assumes that a degree of comparability exists between the Company and other similar firms for which a value has been established over a five-year time horizon in an active and free trading market. Once similarity is established, the relationship to market value is expressed as a Price/Earnings ratio. This ratio, then, may be modified to reflect special conditions, risks, or opportunities, which are unique to the Company.

There are obvious problems in identifying publicly traded firms whose total business parallels the Company's. Generally, the Company's area of operations is not identically represented in the operations of the companies to which it is being compared. Despite this difficulty, we feel this method provides a valid technique for the valuation of the Company in a stable market environment over a suitable analytical period.



     ======================================================================
                               AUTOMOTIVE GROUP
               MARKET COMPARABLE ANALYSIS - SUMMARY OF MULTIPLES
     ----------------------------------------------------------------------

                                    AGGREGATE VALUE AS A MULTIPLE OF LTM
                                   ----------------------------------------
                                       SALES        EBIT        EBITDA
                                   ----------------------------------------
     Mean                              1.0x         9.8x         6.5x
     Median                            0.8x         9.2x         5.5x
     High                              5.6x         17.1x        15.6x
     Low                               0.2x         6.2x         4.3x

     Current ACAM (Pro Forma)          1.0x         9.4x         5.9x

     ======================================================================

FINANCIAL SUMMARY
================================================================================
                              AUTOCAM CORPORATION
                               FINANCIAL SUMMARY
                      For the twelve months ended June 30,
                               ($'s in thousands)
--------------------------------------------------------------------------------

                                        HISTORICAL                          FORECASTED
                           -----------------------------------------------------------------------
                                     ACTUAL            PRO FORMA     ACTUAL  PRO FORMA     ACTUAL
                           -----------------------------------------------------------------------
                              1996     1997      1998       1998       1999       1999       2000
                           -----------------------------------------------------------------------
   Total Sales             $57,711  $61,986   $90,362   $180,601   $179,726   $199,417   $203,577
   Sales Growth               6.3%     7.4%     45.8%      99.9%      98.9%      10.4%       1.6%

   EBIT                     $9,899   $9,584   $14,673    $26,453    $18,775    $20,367    $31,702

   Adjustments                $963   $1,033    $1,042     $1,042       $964       $964       $934
                           -----------------------------------------------------------------------

   Adjusted EBIT           $10,862  $10,617   $15,715    $27,495    $19,739    $21,331    $32,636

   Adjusted EBIT %           18.8%    17.1%     17.4%      15.2%      11.0%      10.7%      16.0%

   Depreciation             $4,671   $5,319    $7,203    $12,451    $12,877    $14,157    $15,918
   Amortization               $212     $212      $451       $451     $1,006     $1,006     $1,196
                           -----------------------------------------------------------------------
   Adjusted EBITDA         $15,641  $16,044   $23,369    $40,396    $33,622    $36,494    $49,750
                           =======================================================================

   Adjusted EBITDA %         27.1%    25.9%     25.9%      22.4%      18.6%      18.3%      24.4%
                           =======================================================================

==================================================================================================



--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PROJECT TITAN
                       COMPARABLE PUBLIC COMPANY ANALYSIS
--------------------------------------------------------------------------------

COMPARABLE PUBLIC COMPANY VALUATION SUMMARY



================================================================================
                              AUTOCAM CORPORATION
                  COMPARABLE PUBLIC COMPANY VALUATION SUMMARY
                               ($'s in thousands)
--------------------------------------------------------------------------------

                                                        1999 ACTUAL                                 1999 PRO FORMA
                                         ------------------------------------------      --------------------------------------
                                            SALES            EBIT           EBITDA         SALES           EBIT         EBITDA
                                         ------------ -------------- --------------      ----------- ------------- ------------
ADJUSTED FINANCIAL INFORMATION              $179,726        $19,739        $33,622         $199,417       $21,331      $36,494

   Mean Multiple                                1.0x           9.8x           6.5x             1.0x          9.8x         6.5x

IMPLIED ENTERPRISE VALUE                    $179,726       $193,442       $218,543         $199,417      $209,044     $237,211

SHAREHOLDER VALUE ADJUSTMENTS:
         Less: Funded Debt                ($114,038)     ($114,038)     ($114,038)       ($114,038)    ($114,038)   ($114,038)
         Plus: Excess Cash                    $3,654         $3,654         $3,654           $3,654        $3,654       $3,654
         Plus: Option Proceeds                $7,078         $7,078         $7,078           $7,078        $7,078       $7,078
                                         ------------ -------------- --------------      ----------- ------------- ------------
                                            $103,306       $103,306       $103,306         $103,306      $103,306     $103,306

IMPLIED SHAREHOLDER VALUE                    $76,420        $90,136       $115,237          $96,111      $105,738     $133,905

  Fully Diluted Shares Outstanding             7,011          7,011          7,011            7,011         7,011        7,011

IMPLIED SHAREHOLDER VALUE PER SHARE            $10.9          $12.9          $16.4            $13.7         $15.1        $19.1
------------------------------------------------------------------------------------------------------------------------------
==============================================================================================================================


                                                       2000
                                        =====================================
                                          SALES          EBIT         EBITDA
                                        ----------- ------------ ------------
ADJUSTED FINANCIAL INFORMATION            $203,577      $32,636      $49,750

   Mean Multiple                              1.0x         9.8x         6.5x

IMPLIED ENTERPRISE VALUE                  $203,577     $319,833     $323,375

SHAREHOLDER VALUE ADJUSTMENTS:
         Less: Funded Debt               ($114,038)   ($114,038)   ($114,038)
         Plus: Excess Cash                  $3,654       $3,654       $3,654
         Plus: Option Proceeds              $7,078       $7,078       $7,078
                                        ----------- ------------ ------------
                                          $103,306     $103,306     $103,306

IMPLIED SHAREHOLDER VALUE                 $100,271     $216,527     $220,069

  Fully Diluted Shares Outstanding           7,011        7,011        7,011

IMPLIED SHAREHOLDER VALUE PER SHARE          $14.3        $30.9        $31.4
----------------------------------------------------------------------------

============================================================================

--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             TRADING MULTIPLES FOR
                              SELECTED COMPARABLE
                                   COMPANIES

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TRADING MULTIPLES FOR SELECTED COMPARABLE COMPANIES
--------------------------------------------------------------------------------

                                                     9/1/99   52 WEEK   52 WEEK    MARKET
                                            HEAD     STOCK     HIGH       LOW     VALUE OF      NET      ENTERPRISE      LTM
           COMPANY                        QUARTERS   PRICE     PRICE     PRICE     EQUITY       DEBT       VALUE        SALES
                                                                                    ($MM)      ($MM)       ($MM)        ($MM)
------------------------------------------------------------------------------------------------------------------------------------
COMPARABLE AUTOMOTIVE COMPANIES
   Autocam Corporation (ACAM)                 MI     $ 13.0   $ 16.5    $  8.0    $    81.2  $   110.4   $    191.6  $    199.4(1)
   Arvin Industries, Inc. (ARV)               IN     $ 35.5   $ 44.1    $ 30.9    $   904.0  $   531.9   $  1,435.9  $  2,839.7
   Dana Corporation (DCN)                     OH     $ 42.8   $ 54.1    $ 31.3    $ 6,889.0  $ 3,707.9   $ 10,596.9  $ 12,782.4
   Donnely Corporation (DON)                  MI     $ 16.2   $ 17.5    $ 12.1    $    94.3  $   115.9   $    210.2  $    871.6
   Dura Automotive Systems (DRRA)             MN     $ 25.9   $ 35.0    $ 19.3    $   367.6  $   668.7   $  1,036.3  $  1,376.2
   Gentex Corporation (GNTX)                  MI     $ 20.6   $ 34.9    $ 10.8    $ 1,501.0 ($   117.4)     1,383.6  $    246.5
   Gencorp, Inc. (GY)                         OH     $ 21.9   $ 27.9    $ 16.4    $   878.2  $   351.0   $  1,229.2  $  1,894.1
   Intermet Corporation (INMT)                MI     $ 11.8   $ 18.1    $  8.5    $   298.7  $   199.4   $    498.1  $    888.6
   The Lamson & Sessions Company (LMS)        OH      $ 5.3   $ 6.9     $  3.9    $    70.6  $    49.2   $    119.8  $    276.6
   Lear Corporation (LEA)                     MI     $ 40.7   $ 53.9    $ 29.8    $ 2,711.0  $ 3,318.9   $  6,029.9  $ 10,773.1
   Mascotech, Inc. (MSX)                      MI     $ 16.8   $ 19.9    $ 14.0    $   731.5  $ 1,280.0   $  2,011.5  $  1,686.4
   Modine Manufacturing Company (MODI)        WI     $ 29.6   $ 38.6    $ 25.3    $   876.6  $   175.5   $  1,052.1  $  1,122.2
   Shiloh Industries, Inc. (SHLO)             DE     $ 12.0   $ 19.0    $  7.8    $   157.0  $   146.6   $    303.6  $    314.6
   Simpson Industries, Inc. (SMPS)            MI     $ 12.2   $ 12.6    $  8.5    $   218.5  $    99.4   $    317.9  $    514.7
   Superior Industries International (SUP)    CA     $ 27.9   $ 29.4    $ 20.1    $   734.4 ($    93.9)       640.5  $    556.9
   Tower Automotive, Inc. (TWR)               MN     $ 20.4   $ 28.3    $ 15.5    $   944.6  $   573.6   $  1,518.2  $  1,942.7



                                                        LTM                      LTM
                                                      OPERATING                 EBITDA
                                                       MARGIN                   MARGIN
                                              ($MM)                     ($MM)
------------------------------------------------------------------------------------------------------------------------------------
COMPARABLE AUTOMOTIVE COMPANIES
   Autocam Corporation (ACAM)                 $   20.4     $  10.2%(1)  $     35.5   $ 17.8%
   Arvin Industries, Inc. (ARV)               $  172.2     $   6.1%     $    275.4   $  9.7%
   Dana Corporation (DCN)                     $  986.8     $   7.7%     $  1,509.6   $ 11.8%
   Donnely Corporation (DON)                  $   17.8     $   2.0%     $     41.9   $  4.8%
   Dura Automotive Systems (DRRA)             $  132.7     $   9.6%     $    183.2   $ 13.3%
   Gentex Corporation (GNTX)                  $   80.7     $  32.8%     $     88.7   $ 36.0%
   Gencorp, Inc. (GY)                         $  171.1     $   9.0%     $    230.2   $ 12.2%
   Intermet Corporation (INMT)                $   79.9     $   9.0%     $    116.0   $ 13.1%
   The Lamson & Sessions Company (LMS)        $   10.1     $   3.6%     $     19.5   $  7.1%
   Lear Corporation (LEA)                     $  536.1     $   5.0%     $    799.4   $  7.4%
   Mascotech, Inc. (MSX)                      $  218.2     $  12.9%     $      0.0   $  0.0%
   Modine Manufacturing Company (MODI)        $  110.7     $   9.9%     $    154.9   $ 13.8%
   Shiloh Industries, Inc. (SHLO)             $   23.6     $   7.5%     $     40.5   $ 12.9%
   Simpson Industries, Inc. (SMPS)            $   37.0     $   7.2%     $     63.9   $ 12.4%
   Superior Industries International (SUP)    $   95.0     $  17.1%     $    121.7   $ 21.9%
   Tower Automotive, Inc. (TWR)               $  202.5     $  10.4%     $    297.4   $ 15.3%

(1) Amounts represent pro forma results to reflect F&P results for the first quarter of fiscal 1999.

--------------------------------------------------------------------------------
TRADING MULTIPLES FOR SELECTED COMPARABLE COMPANIES                         PG.2
--------------------------------------------------------------------------------


                                       ENTERPRISE VALUE MULTIPLES: MARKET VALUE MULTIPLES:
                                       --------------------------- -----------------------
                                                        OPERATING    NET      BOOK
                                          SALES  EBITDA  INCOME     INCOME    VALUE
------------------------------------------------------------------------------------------
COMPARABLE AUTOMOTIVE COMPANIES
   Autocam Corporation (ACAM)              1.0x    5.4x     9.4x    12.9x     11.4x
   Arvin Industries, Inc. (ARV)            0.5x    5.2x     8.3x    10.3x     41.5x
   Dana Corporation (DCN)                  0.8x    7.0x    10.7x    11.8x    380.2x
   Donnely Corporation (DON)               0.2x    5.0x    11.8x    13.9x      0.9x
   Dura Automotive Systems (DRRA)          0.8x    5.7x     7.8x    10.6x     16.1x
   Gentex Corporation (GNTX)               5.6x   15.6x    17.1x    24.9x    388.9x
   Gencorp, Inc. (GY)                      0.6x    5.3x     7.2x     8.8x     97.1x
   Intermet Corporation (INMT)             0.6x    4.3x     6.2x     6.5x     33.6x
   The Lamson & Sessions Company (LMS)     0.4x    6.1x    11.9x     7.7x      1.5x
   Lear Corporation (LEA)                  0.6x    7.5x    11.2x    21.2x    139.5x
   Mascotech, Inc. (MSX)                   1.2x     n/a     9.2x     8.6x    124.4x
   Modine Manufacturing Company (MODI)     0.9x    6.8x     9.5x    11.9x     55.6x
   Shiloh Industries, Inc. (SHLO)          1.0x    7.5x    12.8x    14.5x     12.2x
   Simpson Industries, Inc. (SMPS)         0.6x    5.0x     8.6x    13.0x     31.7x
   Superior Industries International (SUP) 1.2x    5.3x     6.7x    11.9x     59.4x
   Tower Automotive, Inc. (TWR)            0.8x    5.1x     7.5x     8.9x     69.3x


   MEAN (EXCLUDING ACAM):                  1.0x    6.5x     9.8x    12.3x    96.8x
   MEDIAN (EXCLUDING ACAM):                0.8x    5.5x     9.2x    11.8x    55.6x
   HIGH (EXCLUDING ACAM):                  5.6x   15.6x    17.1x    24.9x   388.9x
   LOW (EXCLUDING ACAM):                   0.2x    4.3x     6.2x     6.5x     0.9x


                                                 STOCK PRICE AS A MULTIPLE OF IBES:
                                             ------------------------------------------
                                              LTM             1999           2000
                                              EPS             EPS            EPS
                                             ------------------------------------------
COMPARABLE AUTOMOTIVE COMPANIES
   Autocam Corporation (ACAM)                 0.96   13.5x    1.73    7.5x   2.36    5.5x
   Arvin Industries, Inc. (ARV)               3.57    9.9x    3.69    9.6x   4.14    8.6x
   Dana Corporation (DCN)                     3.51   12.2x    4.33    9.9x   4.94    8.7x
   Donnely Corporation (DON)                  0.66   24.5x    1.56   10.4x     NA      NA
   Dura Automotive Systems (DRRA)             2.38   10.9x    3.37    7.7x   3.90    6.7x
   Gentex Corporation (GNTX)                  0.80   25.8x    0.86   23.9x   1.04   19.9x
   Gencorp, Inc. (GY)                         2.36    9.3x    2.29    9.6x   2.60    8.4x
   Intermet Corporation (INMT)                1.79    6.6x    1.74    6.8x   2.02    5.9x
   The Lamson & Sessions Company (LMS)        0.68    7.7x    0.70    7.5x   0.85    6.2x
   Lear Corporation (LEA)                     1.89   21.5x    3.72   10.9x   4.48    9.1x
   Mascotech, Inc. (MSX)                      1.67   10.1x    1.80    9.3x   1.97    8.5x
   Modine Manufacturing Company (MODI)        2.44   12.1x    2.58   11.5x     NA      NA
   Shiloh Industries, Inc. (SHLO)             0.84   14.3x    1.21    9.9x   1.69    7.1x
   Simpson Industries, Inc. (SMPS)            0.93   13.1x    1.13   10.8x   1.26    9.7x
   Superior Industries International (SUP)    2.27   12.3x    2.46   11.3x   2.59    0.7x
   Tower Automotive, Inc. (TWR)               1.95   10.4x    2.08    9.8x   2.51    8.1x


   MEAN (EXCLUDING ACAM):                            13.4x           10.6x           9.0x
   MEDIAN (EXCLUDING ACAM):                          12.1x            9.9x           8.5x
   HIGH (EXCLUDING ACAM):                            25.8x           23.9x          19.9x
   LOW (EXCLUDING ACAM):                              6.6x            6.8x           5.9x

                            IIIA-AUTOCAM CORPORATION
                           4-Comparable Transactions
                                    Analysis

--------------------------------------------------------------------------------
                                  PROJECT TITAN
                        MERGER AND ACQUISITION MULTIPLES
--------------------------------------------------------------------------------

ACQUISITION VALUE

The acquisition value of a company seeks to estimate the price at which the company would "trade in the market for corporate control." Acquisition value is the price an acquirer would pay to control the target's assets and the free cash flows (FCF) they generate. Transactions occur in the public market almost daily at prices significantly above current secondary trading levels. The premium paid over the market trading level of the stock of a company is, in fact, a derived figure rather than an analytical tool(1). When the various valuation methods justify a price over current trading prices, then a premium price is paid. The price paid rests on the conclusion of the analysis. To some degree, the prices paid are a result of the intense amount of competition among buyers for quality businesses and to a greater degree they reflect the economic benefits of all the synergies that a buyer may bring to a seller in a corporate combination.

Thus, the value of a company (its intrinsic value) as an independent entity often will be different than the value of the company when it is combined with another firm. The acquisition value will reflect incremental cash flow generated by consolidated tax savings, cost savings due to the elimination of redundant operations, distribution economies, or other business benefits.

The first step in this approach is to determine a sample of comparable companies that have been involved in a merger or acquisition. From a comparability standpoint, we look at the following aspects of a company: industry, products, processes, customers, distribution channels, and suppliers among others.


EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")


================================================================================
                              AUTOCAM CORPORATION
                               FINANCIAL SUMMARY
                      For the twelve months ended June 30,
                               ($'s in thousands)
--------------------------------------------------------------------------------

                                        HISTORICAL                          FORECASTED
                           -----------------------------------------------------------------------
                                     ACTUAL            PRO FORMA     ACTUAL  PRO FORMA     ACTUAL
                           -----------------------------------------------------------------------
                              1996     1997      1998       1998       1999       1999       2000
                           -----------------------------------------------------------------------
   Total Sales             $57,711  $61,986   $90,362   $180,601   $179,726   $199,417   $203,577
   Sales Growth               6.3%     7.4%     45.8%      99.9%      98.9%      10.4%       1.6%

   EBIT                    $ 9,899  $ 9,584   $14,673   $ 26,453   $ 18,775   $ 20,367   $ 31,702

   Adjustments             $   963  $ 1,033   $ 1,042   $  1,042   $    964   $    964   $    934
                           -----------------------------------------------------------------------

   Adjusted EBIT           $10,862  $10,617   $15,715   $ 27,495   $ 19,739   $ 21,331   $ 32,636

   Adjusted EBIT %           18.8%    17.1%     17.4%      15.2%      11.0%      10.7%      16.0%

   Depreciation            $ 4,671  $ 5,319   $ 7,203   $ 12,451   $ 12,877   $ 14,157   $ 15,918
   Amortization            $   212  $   212   $   451   $    451   $  1,006   $  1,006   $  1,196
                           -----------------------------------------------------------------------
   Adjusted EBITDA         $15,641  $16,044   $23,369   $ 40,396   $ 33,622   $ 36,494   $ 49,750
                           =======================================================================

   Adjusted EBITDA %         27.1%    25.9%     25.9%      22.4%      18.6%      18.3%      24.4%
                           =======================================================================

    Average Historical EBITDA Multiple                                 6.8x       6.8x
    Average Forecasted EBITDA Multiple                                                       6.0x
      IMPLIED ENTERPRISE VALUE                                     $228,629   $248,159   $298,500


==================================================================================================

--------
(1) See Judson P. Reis, "The Fine Art of Valuation", Mergers & Acquisition Handbook


--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PROJECT TITAN
                        MERGER AND ACQUISITION MULTIPLES
--------------------------------------------------------------------------------

COMPARABLE ACQUISITION VALUATION SUMMARY

==============================================================================================================================
                                                AUTOCAM CORPORATION
                                     COMPARABLE ACQUISITION VALUATION SUMMARY
                                                ($'s in thousands)
------------------------------------------------------------------------------------------------------------------------------

                                                        1999 ACTUAL                                 1999 PRO FORMA
                                          ----------------------------------------       -------------------------------------
                                             LOW          AVERAGE        HIGH                LOW        AVERAGE       HIGH
                                           MULTIPLE       MULTIPLE      MULTIPLE           MULTIPLE     MULTIPLE     MULTIPLE
                                          ----------------------------------------       -------------------------------------
ADJUSTED EBITDA                            $ 33,622       $ 33,622       $ 33,622          $ 36,494     $ 36,494    $  36,494

Historical EBITDA Multiple(1)                  4.8x           6.8x          11.8x              4.8x         6.8x        11.8x
Forecasted EBITDA Multiple

IMPLIED ENTERPRISE VALUE                   $161,386       $228,630       $396,740          $175,171     $248,159     $430,629

SHAREHOLDER VALUE ADJUSTMENTS:
         Less: Funded Debt                ($114,038)     ($114,038)     ($114,038)        ($114,038)   ($114,038)   ($114,038)
         Plus: Excess Cash                 $  3,654       $  3,654       $  3,654          $  3,654     $  3,654     $  3,654
         Plus: Option Proceeds             $  7,078       $  7,078       $  7,078          $  7,078     $  7,078     $  7,078
                                           --------------------------------------          ----------------------------------
                                           $103,306       $103,306       $103,306          $103,306     $103,306     $103,306

IMPLIED SHAREHOLDER VALUE                  $ 58,080       $125,324       $293,434          $ 71,865     $144,853     $327,323

  Fully Diluted Shares Outstanding            7,011          7,011          7,011             7,011        7,011        7,011

IMPLIED SHAREHOLDER VALUE PER SHARE        $    8.3       $   17.9       $   41.9          $   10.3     $   20.7     $   46.7

------------------------------------------------------------------------------------------------------------------------------
==============================================================================================================================

---------------------------------------------------------------------------------
                                                           2000
                                         ----------------------------------------
                                             LOW         AVERAGE           HIGH
                                           MULTIPLE      MULTIPLE        MULTIPLE
                                         ----------------------------------------
ADJUSTED EBITDA                            $ 49,750       $ 49,750       $ 49,750

Historical EBITDA Multiple(1)
Forecasted EBITDA Multiple                     4.2x           6.0x           7.4x

IMPLIED ENTERPRISE VALUE                   $208,950       $298,500       $368,150

SHAREHOLDER VALUE ADJUSTMENTS:
         Less: Funded Debt                ($114,038)     ($114,038)     ($114,038)
         Plus: Excess Cash                 $  3,654       $  3,654         $3,654
         Plus: Option Proceeds             $  7,078       $  7,078         $7,078
                                         ----------------------------------------
                                           $103,306       $103,306       $103,306

IMPLIED SHAREHOLDER VALUE                  $105,644       $195,194       $264,844

  Fully Diluted Shares Outstanding            7,011          7,011          7,011

IMPLIED SHAREHOLDER VALUE PER SHARE        $   15.1       $   27.8       $   37.8

--------------------------------------------------------------------------------
================================================================================

--------------------------------------------------------------------------------
RONEY & CO.                                                   INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                RECENT VALUATION
                           COMPARABLES AS A MULTIPLE
                              OF FORECASTED EBITDA

--------------------------------------------------------------------------------

RECENT VALUATION COMPARABLES - FORECASTED EBITDA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS ($'S IN THOUSANDS)
Acquiror                      Amsted Industries, Inc.  Cooper Tire & Rubber Co.      Kelso &  Co.
Target                          Varlen Corporation       Standard Products Co.   Citation Corporation
                              ----------------------- ------------------------- ----------------------
Transaction Date                        8/1/99                 7/27/99                   6/24/99
Total Consideration           $        790,000        $        757,400           $       643,800
Forecasted Revenue            $        729,421        $      1,101,900           $       861,174
Forecasted EBITDA             $        120,902        $        127,000           $       110,789(3)
FORECASTED EBITDA %                      16.6%                   11.5%                     12.9%
Synergies                                  n/a        $          9,000                       n/a
Synergies as a % of Sales                  n/a                    0.8%                       n/a
Adjusted EBITDA                            n/a        $        136,000                       n/a
Adjusted EBITDA %                          n/a                   12.3%                       n/a
EBITDA Multiple                           6.5x                    6.0x                      5.8x
ADJUSTED EBITDA MULTIPLE                   N/A                    5.6X                       N/A

-----------------------------------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS ($'S IN THOUSANDS)
Acquiror                      Littlejohn & Co. LLC         TI Group PLC         Carreras Kestner & Co., LLC
Target                         Durakon Industries       Walbro Corporation        Hilite Industries, Inc.
                              --------------------    -----------------------   ---------------------------
Transaction Date                     6/18/99                   6/17/99                   4/27/99
Total Consideration           $       83,642          $        630,300           $        85,205
Forecasted Revenue            $      204,229          $        783,544           $        91,469
Forecasted EBITDA             $       20,078          $        118,925           $        15,160
FORECASTED EBITDA %                     9.8%                     15.2%                     16.0%
Synergies                                n/a                       n/a                       n/a
Synergies as a % of Sales                n/a                       n/a                       n/a
Adjusted EBITDA                          n/a                       n/a                       n/a
Adjusted EBITDA %                        n/a                       n/a                       n/a
EBITDA MULTIPLE                         4.2x                      5.3x                      5.6x
ADJUSTED EBITDA MULTIPLE                 N/A                       N/A                       N/A


(1)  1999 estimated EBITDA based upon LTM EBITDA %.
(2)  1999 estimated EBITDA based upon EBIT estimates, historical D&A, and amortization related to purchase accounting.
(3) 1999 estimated EBITDA based upon analyst's estimated EBIT plus calculated D&A based upon historical percentages.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS ($'S IN THOUSANDS)
Acquiror                          American Axle &
Target                                Mfg. Co.               TRW, Inc.          Dura Automotive Systems
                                Colfor Manufacturing      Lucas Varity plc      Adwest Automotive plc
                              ----------------------- ------------------------- -----------------------
Transaction Date                       2/12/99                 1/28/99                   1/26/99
Total Consideration           $        168,000        $      6,612,500           $       330,000
Forecasted Revenue            $        135,000        $      7,078,000           $       425,000
Forecasted EBITDA             $         24,000        $        896,600           $        53,125(1)
FORECASTED EBITDA %                      17.8%                   12.7%                     12.5%
Synergies                     $          6,000        $         70,800           $         5,000
Synergies as a % of Sales                 4.4%                    1.0%                      1.2%
Adjusted EBITDA               $         30,000        $        967,400           $        58,125
Adjusted EBITDA %                        22.2%                   13.7%                     13.7%
EBITDA MULTIPLE                           7.0x                    7.4x                      6.2x
ADJUSTED EBITDA MULTIPLE                  5.6x                    6.8x                      5.7x

----------------------------------------------------------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS ($'S IN THOUSANDS)
Acquiror                       General Chemical
Target                            Group, Inc.               Stoneridge          Hayes Lemmerz International
                                 Defiance, Inc.               Hi-Stat               CMI International                 Average
                              --------------------    -----------------------   ---------------------------     ------------------
Transaction Date                      1/7/99                   12/8/98                  11/20/98
Total Consideration           $       73,432          $        362,000           $       605,000
Forecasted Revenue            $      100,000          $        180,600           $       675,000
Forecasted EBITDA             $       15,900          $         53,000(2)        $       100,000
FORECASTED EBITDA %                    15.9%                     29.3%                     14.8%                       15.4%
Synergies                                n/a                       n/a           $        10,500
Synergies as a % of Sales                n/a                       n/a                      1.6%                        1.8%
Adjusted EBITDA                          n/a                       n/a           $       110,500
Adjusted EBITDA %                        n/a                       n/a                     16.4%                       15.7%
EBITDA MULTIPLE                         4.6X                      6.8X                      6.1X                        6.0X
ADJUSTED EBITDA MULTIPLE                 N/A                       N/A                      5.5X                        5.8X
-----------------------------------------------------------------------------------------------------------------------------------

(1)  1999 estimated EBITDA based upon LTM EBITDA %.
(2)  1999 estimated EBITDA based upon EBIT estimates, historical D&A, and amortization related to purchase accounting.
(3) 1999 estimated EBITDA based upon analyst's estimated EBIT plus calculated D&A based upon historical percentages.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RONEY & CO.                      PAGE 1 OF 1                  INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                RECENT VALUATION
                           COMPARABLES AS A MULTIPLE
                              OF HISTORICAL EBITDA

--------------------------------------------------------------------------------

================================================================================
                    OVERVIEW OF AUTOMOTIVE SECTOR MULTIPLES
               PURCHASE PRICE AS A MULTIPLE OF HISTORICAL EBITDA





                                  [LINE GRAPH]




--------------------------------------------------------------------------------
                                TARGET/ACQUIROR*
--------------------------------------------------------------------------------

Cooper Automotive/Federal Mogul Corporation      8/98    6.6x   Hilite Industries, Inc./Carreras Kestner & Co., LLC     4/99   6.1x
CMI International/Hayes Lemmerz International   11/98    6.9x   Varlen Corporation/Amsted Industries, Inc.              4/99   7.5x
Hi-Stat/Stoneridge                              12/98   11.8x   Durakon Industries, Inc./Littlejohn & Co., LLC          6/99   4.8x
Kuhlman Corporation/Borg-Warner Automotive      12/98    5.9x   Walbro Corporation/TI Group Plc                         6/99   7.1x
Lucas Varity/TRW                                 1/99    6.8x   Citation Corporation/Kelso & Co.                        6/99   7.1x
Defiance, Inc./General Chemical Group, Inc.      2/99    4.9x   Standard Products Company/Cooper Tire & Rubber Company  6/99   6.4x
Adwest Automotive PLC/Dura Automotive Systems    2/99    5.9x

                                      HIGH           11.8x
                                      LOW             4.8x
                                      MEAN            6.8x
                                      MEDIAN          6.6x
--------------------------------------------------------------------------------
* Information obtained from Securities Data Corporation and regulatory transaction filings.


                                                                     RONEY & CO.
================================================================================

                           IIIA - AUTOCAM CORPORATION
                              5 - Premium Analysis

                                 PROJECT TITAN
                       COMPARABLE PURCHASE PRICE PREMIUMS


                                  [BAR GRAPH]

                             30 Day Premium       60 Day Premium      90 Day Premium
Kuhlman/Borg-Warner                35%                 54%                  19%
Defiance/General Chemical          49%                 36%                  34%
Hilite/Carreras                    39%                 48%                  52%
Varlen/Amsted                      91%                 96%                  67%
Durakon/Littlejohn                 25%                 35%                  45%
Walbro/TI Group                   103%                132%                 202%
Citation/Kelso                     39%                 74%                  67%
Standard/Cooper Tire               60%                103%                 113%
ACAM/Acquiror*                     51%                 79%                 110%

*Assumes announcement date of 9/7/99 at $21 per share.

                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                        SUMMARY AS OF SEPTEMBER 1, 1999


                                  [BAR GRAPH]


                            Last 10 Days  Last 30 Days  Last 90 Days  Last 180 Days
                            ------------  ------------  ------------  -------------
Average ACAM Stock Price      $ 13.16       $ 13.23       $ 12.21        $ 11.02
Average ACAM Offer Price      $ 22.00       $ 22.00       $ 22.00        $ 22.00
Average ACAM Premium             67.2%         66.3%         80.2%          99.7%

                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                      LAST 10 DAYS AS OF SEPTEMBER 1, 1999

                                  [LINE GRAPH]




                                Stock Price          Purchase Price
                                -----------          --------------

                  8/18/99       $12.63                --
                  8/20/99       $13.06                --
                  8/23/99       $13.50                --
                  8/24/99       $13.25                --
                  8/25/99       $13.25                --
                  8/26/99       $13.25                --
                  8/27/99       $13.12                --
                  8/30/99       $13.13                --
                  8/31/99       $13.19                --
                  9/01/99       $13.00                --

                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                      LAST 30 DAYS AS OF SEPTEMBER 1, 1999

                                  [LINE GRAPH]


                           Stock Price                 Purchase Price
                           -----------                 --------------
7/22/99                       $11.50                        -
7/23/99                       $11.50                        -
7/26/99                       $11.50                        -
7/27/99                       $11.75                        -
7/28/99                       $11.75                        -
7/29/99                       $12.00                        -
7/30/99                       $12.25                        -
8/02/99                       $12.00                        -
8/03/99                       $13.50                        -
8/04/99                       $13.50                        -
8/05/99                       $14.13                        -
8/06/99                       $14.00                        -
8/09/99                       $13.75                        -
8/10/99                       $13.45                        -
8/11/99                       $14.00                        -
8/12/99                       $13.00                        -
8/13/99                       $12.63                        -
8/16/99                       $13.25                        -
8/17/99                       $12.88                        -
8/18/99                       $13.00                        -
8/19/99                       $12.63                        -
8/20/99                       $13.06                        -
8/23/99                       $13.50                        -
8/24/99                       $13.25                        -
8/25/99                       $13.25                        -
8/26/99                       $13.25                        -
8/27/99                       $13.12                        -
8/30/99                       $13.13                        -
8/31/99                       $13.19                        -
9/01/99                       $13.00                        -

                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                      LAST 90 DAYS AS OF SEPTEMBER 1, 1999

                                  [LINE GRAPH]


Date          Stock Price   Purchase Price
----          -----------   --------------
5/5/99           $  9.88       $ 22.00
5/11/99          $  9.38       $ 22.00
5/18/99          $  9.06       $ 22.00
5/24/99          $  9.00       $ 22.00
6/6/99           $  9.88       $ 22.00
6/15/99          $ 11.75       $ 22.00
6/22/99          $ 11.50       $ 22.00
6/30/99          $ 11.50       $ 22.00
7/6/99           $ 11.72       $ 22.00
7/14/99          $ 11.25       $ 22.00
7/22/99          $ 11.63       $ 22.00
7/28/99          $ 11.75       $ 22.00
8/4/99           $ 13.50       $ 22.00
8/13/99          $ 14.00       $ 22.00
8/18/99          $ 12.88       $ 22.00
8/25/99          $ 13.50       $ 22.00
9/1/99           $ 13.00       $ 22.00

                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                     LAST 180 DAYS AS OF SEPTEMBER 1, 1999

                                  [LINE GRAPH]

                              AUTOCAM CORPORATION
             STOCK PRICE - DOW JONES INDUSTRIAL AVERAGE COMPARISON
                           SINCE IPO DATE - 10/31/91

                                  [LINE GRAPH]

                          IIIB -- AUTOCAM CORPORATION
                             Purchaser Information

                          IIIC -- AUTOCAM CORPORATION
                          Roney & Co. Fairness Opinion
                                     Letter

                       TO BE DISTRIBUTED AT A LATER DATE

                           IIID - AUTOCAM CORPORATION
                         RONEY & CO. FAIRNESS NARRATIVE

                                                                EXHIBIT 99(b)(2)

OCTOBER 28th, 1999                                                  CONFIDENTIAL






PRESENTATION TO THE BOARD OF DIRECTORS

PROJECT TITAN

                                                                   RAYMOND JAMES





                               TABLE OF CONTENTS

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

   TABLE OF CONTENTS
--------------------------------------------------------------------------------


      1.  EXECUTIVE SUMMARY AND TRANSACTION OVERVIEW


      2.  PROCESS OVERVIEW


      3.  VALUATION ANALYSIS


      4.  STOCK PREMIUM ANALYSIS

















--------------------------------------------------------------------------------
  RAYMOND JAMES                                               INVESTMENT BANKING
--------------------------------------------------------------------------------

                                                                   RAYMOND JAMES

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------





      EXECUTIVE SUMMARY AND TRANSACTION OVERVIEW




















--------------------------------------------------------------------------------
 RAYMOND JAMES                                                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

     This presentation is intended to provide the Special Committee of the Board of Directors of Autocam Corporation ("Autocam") an overview of the proposed sale of the Company to Aurora Capital Group ("Aurora"). The proposed Total Consideration would be approximately $230.0 million or $18.75 per share.

                 SUMMARY TERMS                                  ANTICIPATED TIMING                   ESTIMATED TRANSACTION MULTIPLES

                                                        Event                Date                 PROFORMA             TRANSACTION
                                                        -----                ----                  1999(1)             MULTIPLES(2)
                                                                                                  --------             ------------
- Total Consideration of $230.0 million

- $18.75 per share implies an Equity Value of      - Board Approval         10/28/99            Revenues ($199.4)          1.2x
  approximately $131.5 million, based on
  projected net indebtedness (debt less cash       - Merger                 11/05/99            EBITDA(4) ($36.5)          6.3x
  and option proceeds) as of December 31,            Agreement
  1999                                               Signed/                                    EBIT(4) ($21.2)           10.8x
                                                     Announcement
- Approximately $131.5 million in cash for all                                                  EPS                    $1.27 >14.76x
  of the outstanding shares and options.           - File with SEC          11/08/99
                                                                                                                        TRANSACTION
- Deal capitalized with $75 million of equity      - SEC Effective          1/3/2000                2000(3)             MULTIPLES(2)
  capital from Aurora and $40 million of rollover                                               -----------------      -------------
  equity capital from John Kennedy.                - Notice of              1/5/2000            Revenues ($203.5)          1.1x
                                                     Shareholders
- Senior Debt funding provided by Chase and          Meeting                                    EBITDA(4) ($49.7)          4.6x
  BancBoston in the amount of $165.0 million.
                                                   - Shareholders           2/7/2000            EBIT(4) ($32.6)            7.1x
- Ernst & Young has completed their due              Meeting
  diligence on both Aurora and the Bank                                                                                 TRANSACTION
  Group's behalf.                                  - Closing                2/8/2000             REVISED 2000(5)        MULTIPLES(2)
                                                                                               -------------------------------------
- Structure to be a One-Step Merger                                                             Revenues ($206.4)           1.1x

- Subject to antitrust approval (HSR)                                                           EBITDA(4) ($46.8)           4.9x

                                                                                                EBIT(4) ($30.6)             7.5x
                                                                                               -------------------------------------
                                                                                               (1) Includes the effect of F&P in the
                                                                                                   1st quarter of Fiscal 1999.
                                                                                               (2) Based on a Total Consideration of
                                                                                                   $230.0 million.
                                                                                               (3) Based on projections provided by
                                                                                                   management and included in the
                                                                                                   Confidential Offering Memorandum.
                                                                                               (4) EBIT AND EBITDA have been
                                                                                                   adjusted to include an addback of
                                                                                                   public company expenses totaling
                                                                                                   $964,000 annually.
                                                                                               (5) Management provided revised
                                                                                                   financial information on 10/11/99
------------------------------------------------  -----------------------------------------    -------------------------------------

--------------------------------------------------------------------------------
RAYMOND JAMES                     PAGE 1 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

SUMMARY TRANSACTION TERMS
-------------------------------------------------------------------------------

          THE MERGER AGREEMENT PROVIDES FOR A MERGER SUB TO BE MERGED WITH AND INTO AUTOCAM CORPORATION WHEREAFTER THE SEPARATE CORPORATE EXISTENCE OF MERGER SUB SHALL THEREUPON CEASE. CURRENT SHAREHOLDERS AND OPTION HOLDERS SHALL RECEIVE $18.75 IN CASH CONSIDERATION FOR THERE SHARES AND OPTIONS.


     THE MERGER AGREEMENT INCLUDES:


        CUSTOMARY REPRESENTATIONS AND WARRANTIES:

            -  Autocam: 32 Representations and Warranties

            - Merger Sub: 8 Representations and Warranties: NO financing out/although senior financing commitments have customary language related to financial market disruptions

            - Need to discuss Aurora Equity commitment process-EY to provide comfort on commitment availability


        CONDUCT PRIOR TO THE EFFECTIVE TIME:

            -  Contains: customary points and restrictions

            - Continue to operate the business in the ordinary course during the pendancy of the Transaction

            - Contains: reference to Other Potential Acquirers: Superior Proposal Definition: All Cash/Premium of 6%/No financing contingency and not subject to due diligence-Under Negotiation

            -  "No shop" and exclusivity provisions


        ADDITIONAL AGREEMENTS: Contains Indemnification Language-extinguished at Effective time-no shareholder indemnification


--------------------------------------------------------------------------------
RAYMOND JAMES                     PAGE 2 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

        CUSTOMARY CONDITIONS TO THE MERGER:

            - Including Antitrust approval and no Material Adverse Change in the business

            -  True up of Representations/Warranties as of Effective Date

            -  No Material Litigation

            - Merger requires approval of 81% of the shareholders-Majority of the Minority


        TERMINATION PROVISIONS:

            -  Superior Proposal language

            - Termination Fee of $5.0 million should Autocam accept a "Superior Proposal" within 12 months of the date of the Merger Agreement signing.

            - $1.5 million expense reimbursement in certain situations where the deal is not consummated.

            -  Failure to obtain necessary regulatory or other consents


        ADDITIONAL AGREEMENTS: EMPLOYMENT AGREEMENT, NONCOMPETITION AGREEMENT, SHAREHOLDER AGREEMENT, LIMITED PARTNERSHIP AGREEMENT


        ADDITIONAL ITEMS:

            - Revised Financial Forecasts for the Fiscal Year ended 06/30/00 convey an unadjusted EBITDA level of $45.9mm respectively.

            - Funded Debt at closing of less than $109,500 (net funded debt is projected to be $105.6mm at 12/31/99).

            -  F & P earnout status at 12/31/99.




--------------------------------------------------------------------------------
RAYMOND JAMES                     PAGE 3 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

        PRINCIPAL SHAREHOLDER ITEMS

            - The Principal stockholder's future compensation and benefits are consistent with the pre-transaction compensation and benefits.

            - The Principal Shareholder's rollover equity contribution, of approximately $40mm, being valued, for purpose of inclusion into the new capital structure, at $18.75 per share or the same as the public shareholders.























--------------------------------------------------------------------------------
RAYMOND JAMES                     PAGE 4 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     EQUITY PURCHASE PRICE CALCULATION
-------------------------------------------------------------------------

          AUTOCAM EQUITY PURCHASE PRICE CALCULATION (DOLLARS IN MILLIONS)
-------------------------------------------------------------------------

                                                            ADJUSTMENTS(1)
-------------------------------------------------------------------------

          TOTAL CONSIDERATION:                          $230.0

          Adjustments:


            Net Debt (as of 12/31/99)(2)                           ($105.6)
            Option Proceeds(3)                                        $7.1
                                                                   -------

                                                                    ($98.5)

          Net Adjustments:                              ($98.5)
                                                        ------

          ESTIMATED EQUITY VALUE PURCHASE PRICE         $131.5

          APPROX. SHARES AND OPTIONS OUTSTANDING
          (AS OF JUNE 30, 1999)                          7.011
                                                        ------

          ESTIMATED EQUITY VALUE PURCHASE PRICE
          PER SHARE                                     $18.75
                                                        ======

-------------------------------------------------------------------------
          Note:     (1) All figures provided by management of the Company.
                    (2) Assumes net debt (debt less cash) of $105.6 million as of December 31, 1999.
                    (3) Assumes that 703,551 options are outstanding at
                        December 31, 1999 with an exercise price of $10.06/share.









--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 5 of 34                  INVESTMENT BANKING
--------------------------------------------------------------------------------

                                                                   RAYMOND JAMES

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------



     PROCESS OVERVIEW













































--------------------------------------------------------------------------------
RAYMOND JAMES                                                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     PROCESS OVERVIEW
--------------------------------------------------------------------------------


                        [PRELIMINARY SCHEDULE CALENDARS]

                              JUNE 18, 1999
                              JULY 19, 1999
                              AUGUST 9, 1999
                              AUGUST 27, 1999
                              SEPTEMBER 1999
                              OCTOBER 28, 1999



- June 18th                      Preliminary Indications of Interest Received
                                (1 Strategic/8 Financial)

- July 19th                     Revised Indications of Interest Received
                                (1 Strategic/8 Financial)

- August 3rd - August 26th      Management Presentations and Data Room Visits
                                (1 Strategic/4 Financial)

- August 9th                    Distribution of Merger Agreement and Bidding
                                Process Letter

- August 27th                   Final Bid Date

- October 28th                  Board of Directors meeting to update and
                                decide on approval of a transaction

- Nov. 5th (Tentative)          Approve and Sign Merger Agreement and Announce
                                Transaction

- February 8th (Tentative)      Closing



--------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 6 OF 34                    INVESTMENT BANKING
--------------------------------------------------------------------------------

                                 PROJECT TITAN

                       TRANSACTION TIMELINE (APPROXIMATE)
                                  [CALENDARS]

--------------------------------------------------------------------------------

SEPTEMBER 1999                   OCTOBER 28, 1999                NOVEMBER 5 1999



DECEMBER 1999                    JANUARY 3, 2000                 FEBRUARY 8 2000


KEY DEADLINES


DATE                                       ITEM OF IMPORTANCE                                                RESPONSIBILITY
----                                       ------------------                                                --------------
Sept 15-19          Ernst & Young ("E & Y") in Grand Rapids to complete due diligence
Sept 16             Merger Agreement ("MA") received by Dickinson Wright ("DW") from Gibson Dunn ("GD")
Sept 16-24          Complete disclosure schedules for MA
Sept 17             ACAM team to review mechanical issues of MA AND submit comments to GD
Sept 20             All hands meeting in Chicago to discuss business/other issues of MA
Sept 20-22          EY in France and Brazil
Sept 21-23          JK in France at F&P board meeting
Sept 23-25          Financing commitment received by Aurora
Sept 24             All hands meeting to discuss final business/other issues of MA
Sept 24             Special Committee Meeting in Grand Rapids
OCT 28              BOARD OF DIRECTORS MEETING - TO UPDATE AND DECIDE ON APPROVAL OF THE TRANSACTION
Oct 29              Regular date for ACAM Earnings Release
NOV 5               MERGER AGREEMENT EXECUTED / PUBLIC ANNOUNCEMENT
Nov 8               HSR Filing and EEC Filing if required
Nov 9               File appropriate documents with SEC (Proxy/Merger Agreement/8K....etc)
Nov 19              Receive word from the SEC on review vs. no review
Dec 22              Receive SEC comments
Dec 28              Respond to SEC comments
JAN 3               SEC EFFECTIVE
Jan 5               Provide notice of shareholders meeting
Feb 7               Shareholders meeting / Approval date
FEB 8               CLOSING OF THE TRANSACTION

--------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 7 OF 34                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     MARKETING PROGRAM OVERVIEW -- PHASE I

--------------------------------------------------------------------------------

     - Raymond James (formerly Roney & Co) is please to report a successful completion of the first stage of the sale process for Titan.

     - Raymond James/Roney conducted a broad auction process, initially contacting 73 financial investors and 15 strategic investors. Of those, 39 companies (5 strategic -- 34 financial buyers) submitted a signed Confidentiality Agreement and received Confidential Summary Information Memorandums. In addition, we received seven confidentiality agreements with significant changes. The following chart details the status of the seven parties that we were unable to come to mutual terms on the confidentiality agreement:

        ------------------------------------------------------------------------
                                 DATE CA         CONF. AGR.
        COMPANY NAME             RECEIVED        ACCEPTED        COMMENTS
        ------------------------------------------------------------------------

        Advent International     6/3/99          Changes         Were
                                                                 uncomfortable
                                                                 with entire
                                                                 agreement.
        ------------------------------------------------------------------------
        AEA Investors, Inc.      6/3/99          Changes         Did not agree
                                                                 with affiliates
                                                                 language.
        ------------------------------------------------------------------------
        First Atlantic
           Capital, Ltd.         6/2/99          Changes         Were
                                                                 uncomfortable
                                                                 with entire
                                                                 agreement.
        ------------------------------------------------------------------------
        GTCR Golder Rauner, LLC  6/3/99          Changes         Did not agree
                                                                 with affiliates
                                                                 language.
        ------------------------------------------------------------------------
        Latona Associates, Inc.
                       (GENTEK)  6/7/99          Changes         Were
                                                                 uncomfortable
                                                                 with entire
                                                                 agreement.
        ------------------------------------------------------------------------
        Penske Capital Partners  6/2/99          Changes         Did not agree
                                                                 with affiliates
                                                                 language.
        ------------------------------------------------------------------------
        Thomas H. Lee Company    6/7/99          new - sign      Ultimately
                                                     Req.        signed
                                                                 agreement but
                                                                 indicated lack
                                                                 of interest due
                                                                 to size prior
                                                                 to delivery of
                                                                 memorandum.
        ------------------------------------------------------------------------

      - At the Company's request Raymond James / Roney did not contact those Companies that were involved in the previous process conducted in 1997. In addition, at the Company's request, Dover Corporation was not contacted due to the discussions already in process.


      - The response has been very strong, and we have received 9 indications of interest from prospective buyers. 11 parties have not indicated whether or not they will be submitting an indication of interest. We are continuously contacting these parties and should have an understanding of their intentions by Monday June 28th, 1999.

      - Latona Associates/Gentek signed a confidentiality agreement on August 9th, thus bringing the number of groups receiving the Confidential Summary Information Memorandum to 40.

--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 8 of 34                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     MARKETING PROGRAM OVERVIEW - PHASE I/PHASE II
--------------------------------------------------------------------------------

     Raymond James / Roney contacted a wide range of potential bidders including strategic buyers and financial investors. 88 parties were contacted and Confidential Summary Information Memorandums were sent to 39 (40 including Latona) of the 46 parties who responded.

     9 (10 including Latona) parties submitted Preliminary Indications of Interest upon receiving the Confidential Summary Information Memorandum.





                                  [BAR GRAPH]































--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 9 of 34                  INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------
    CONFIDENTIAL SUMMARY INFORMATION MEMORANDUMS SENT -- PHASE II
--------------------------------------------------------------------------------
             CONFIDENTIAL SUMMARY INFORMATION MEMORANDUMS SENT (40)

FINANCIAL (34)                                               STRATEGIC (6)
--------------                                               -------------

- American Industrial Partners  - HARVEST PARTNERS, INC.     - GROUPE VALFOND SA

- Apollo Management IV, L.P.    - J.F. Lehman & Company      - HIDDEN CREEK
                                                               INDUSTRIES

- Aurora Capital Group          - Kelso & Company            - Latona Associates
                                                               (Gentek)

- Bain Capital, Inc.            - Kirtland Capital Partners  - LINAMAR
                                                               CORPORATION

- BERKSHIRE PARTNERS, LLC       - Lehman Brothers Merchant   - Simpson
                                  Banking                      Industries, Inc.

- Bessemer Partners & Co.       - Leonard Green & Partners   - TOMKINS PLC

- Carreras, Kestner & Co., LLC  - Lnsalata Capital Partners

- Castle Harlan, Inc.           - Metal Forming Technologies,
                                  Inc.

- Charter Oak Capital           - ODYSSEY INVESTMENT PARTNERS,
  Partners, L.P.                  LLC

- Citicorp Venture Capital      - Questor Management Company

- Cornerstone Equity            - Saunders Karp & Megrue, L.P.
  Investors, LLC

- CORTEC MANAGEMENT LLC         - Stonington Partners, Inc.

- CRAVEY, GREEN & WAHLEN, INC.  - THE CARLYLE GROUP

- DLJ Merchant Banking II, INC. - The Riverside Company

- Dubilier & Company            - The Veritas Capital Fund L.P.

- E.M. WARBURG, PINCUS & CO.,   - Wind Point Partners
  LLC

- Harbour Group Ltd.            - Wingate Partners, L.P.
--------------------------------------------------------------------------------
LEGEND:
- Preliminary indication of interest submitted (10)
- Will not be submitting (19)
- NO RESPONSE OR REQUIRE ADDITIONAL INFORMATION (11)


--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 10 of 34                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     MARKETING PROGRAM OVERVIEW -- PHASE II (CON'T)

--------------------------------------------------------------------------------


          PRELIMINARY INDICATIONS OF INTEREST -- PHASE II

               All of the potential buyers who reviewed the Confidential Summary Information Memorandum were invited to submit preliminary indications of interest by Friday, June 18th.

               All potential buyers were contacted by Raymond James / Roney the week of June 14th.

               A total of 9 preliminary indications of interest were received by Tuesday, June 22nd. A summary review of the bidders and preliminary indications of interest is presented herein.

               Raymond James / Roney received Latona's preliminary indication of interest on August 13th, 1999, and thus they are included in the offer summary.


               CONCERNS RAISED BY POTENTIAL BUYERS WHO CHOSE NOT TO BID FOCUSED PRIMARILY ON AUTOMOTIVE CONCENTRATION, RECENT ACQUISITION ACTIVITY, AND STRATEGIC FIT.





















--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 11 of 34                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


    PRELIMINARY INDICATIONS OF INTEREST SUMMARY -- PHASE II
--------------------------------------------------------------------------------


    SUMMARY OF PRELIMINARY INDICATIONS OF INTEREST -- PHASE II
    ----------------------------------------------------------------------------






                                    IMPUTED
                                  OFFER PRICE
COMPANY                           (per Share)    STRUCTURE          FINANCING              COMMENTS
---------------------------------------------------------------------------------------------------------------------------------

                                   $18 - $22     Stock       Combination of equity         Manages two funds with over $775
                                                             and debt.                     million of equity under management.
                                                                                           The funds are blind pools and,
                                                                                           therefore, require only Board approval.


                                   $16 - $19     Stock       Combination of equity         Manages a $761 million equity fund.
                                                             and debt.                     Wants to participate in consolidation
                                                                                           strategy.



                                   $13 - $16     Stock       30% - 40% equity provided     Would require recapitalization
                                                             by          and Management.   structure. Current shareholder would
                                                             Debt provided by              be required to contribute at least
                                                                           .               10%.          avoids the use of high
                                                                                           yield debt.




                                   $19 - $22     Stock      Senior Debt - $140 - $160      Recently acquired                  ,
                                                            Subordinated Debt - $40 - $50       for approximately 5x forecasted
                                                            Equity -$55 - $75              EBITDA.



                                   $18 - $19     Stock      Debt and Equity                Wholly-owned subsidiary of
                                                                                           which allows a longer investment
                                                                                           horizon. Significant transaction
                                                                                           experience.




                                       $20       Stock       Debt and Equity                      is a part of
                                                                                                   , which most recently
                                                                                           purchased              .






--------------------------------------------------------------------------------
 RAYMOND JAMES                      PAGE 12 of 34             INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                    CONFIDENTIAL
-----------------------------------------------------------------------------

     PRELIMINARY INDICATIONS OF INTEREST SUMMARY -- PHASE II
-----------------------------------------------------------------------------
     SUMMARY OF PRELIMINARY INDICATIONS OF INTEREST -- PHASE II
     ------------------------------------------------------------------------

                               IMPUTED
                               OFFER PRICE
COMPANY                        (per Share)    STRUCTURE    FINANCING                        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
                               $15 - $16      Stock                                    ,                       is a leading contract
                                                                                     ,      manufacturer and supplier of complex
                                                           high-yield debt underwriters     precision metal parts.


                                                                     .

                               $15 - $16      Stock                                    ,                       is a leading contract
                                                                                     ,      manufacturer and supplier of complex
                                                           high-yield debt underwriters     precision metal parts.
                                                                                and

                                                                     .

                               $15            Stock        Cash or combination of cash      Publicly traded company based in
                                                           and Simpson stock. As of                     . In          , acquired
                                                           12/31/98, had $64.5 million      the
                                                           credit available with
                                                                                                                            for
                                                                                                         . Current debt to equity is
                                                                                            .85 and a market cap of $180 million.


                            $18 - $22         Stock                                                 includes
                                                                                                         in its portfolio.

                            $14 - $15         Stock                             .           Knowledge of automotive industry.
                                                           Initial revolver and bridge
                                                           loan on an interim basis
                                                           until high yield market
                                                           recovers.




----------------------------------------------------------------------------
RAYMOND JAMES              PAGE 13 OF 34                  INVESTMENT BANKING
----------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

         CONFIDENTIAL SUMMARY INFORMATION MEMORANDUMS SENT -- PHASE III
--------------------------------------------------------------------------------


          REVISED INDICATIONS OF INTEREST -- PHASE III (AS OF JULY 27TH)


               All 9 parties that expressed interest in Phase II, in the form of a preliminary indication of interest, were invited to participate in Phase III, and received a copy of the Confidential Offering Memorandum. Raymond James / Roney requested that these parties submit revised indications of interest by Monday, July 19th.

               All potential buyers were contacted by Raymond James / Roney the weeks of July 5th and 12th.

               A total of 8 revised indications of interest were received by Tuesday, July 20th. A summary review of the bidders and preliminary and revised indications of interest is presented herein.


               The                            did not submit a revised
               indication of interest. Raymond James / Roney received word that there was a death in the family of the individual responsible for this transaction within their group, and that they would
               call us                 . Raymond James / Roney did not receive
               a phone call, and has left another message with this individual.



               The response has been very strong, and we received 9 indications of interest from prospective buyers at the completion of Phase
               II. Of those 9 parties, 8 submitted revised indications of interest, based upon their review of the Confidential Offering Memorandum, on Monday July 19th, 1999.
                    is the only group that provided a preliminary indication of interest in Phase II, but did not submit a revised indication during Phase III.



Supplemental Information:             CALLED RAYMOND JAMES / RONEY ON JULY 28TH
                              AND INDICATED THAT THEY WERE WILLING TO PAY $20.00 PER SHARE, AND WANTED TO PROCEED WITH THE PROCESS.




Supplemental Information:                                CALLED RAYMOND JAMES /
                              RONEY ON AUGUST 9TH AND INDICATED THAT THEY WANTED TO BE INCLUDED IN THE PROCESS. THEY SIGNED A CONFIDENTIALITY AGREEMENT ON AUGUST 10TH AND CAME BACK WITH AN INITIAL AND REVISED INDICATION OF INTEREST OF $20.00 ON AUGUST 13 AND AUGUST 19 RESPECTIVELY.





-------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 14 OF 34                 INVESTMENT BANKING
-------------------------------------------------------------------------------

PROJECT TITAN                                                    CONFIDENTIAL
-----------------------------------------------------------------------------

     MARKETING PROGRAM OVERVIEW -- PHASE III
-----------------------------------------------------------------------------

     Raymond James / Roney contacted a wide range of potential bidders including strategic buyers and financial investors. 88 parties were contacted and Confidential Summary Information Memorandums were sent to 39 (40 including Latona (Gentek)) of the 46 parties who responded. In addition, the Confidential Offering Memorandums were sent to all 9 parties (10 including Latona (Gentek)) that presented Phase II preliminary indications of interest. [THE CHART BELOW HAS BEEN UPDATED TO REFLECT THE INCLUSION OF LATONA ASSOCIATES (GENTEK) INTO THE PROCESS]



                                  [BAR GRAPH]

                                                               Financial            Strategic
                                                               ---------            ---------
Phase I Confidentiality Agreements Sent                           73                    15
Phase I Condidentiality Agreements Received                       40                     6
Phase II Summary Memorandums Sent                                 34                     6
Phase II Indications of Interest Received                          8                     2
Phase III Offering Memorandums Sent                                8                     2
Phase III Indications of Interest Received                         7                     2


----------------------------------------------------------------------------
RAYMOND JAMES              PAGE 15 OF 34                  INVESTMENT BANKING
----------------------------------------------------------------------------

PROJECT TITAN                                                    CONFIDENTIAL
----------------------------------------------------------------------------

     CONFIDENTIAL OFFERING MEMORANDUMS SENT -- PHASE III
----------------------------------------------------------------------------

                  CONFIDENTIAL OFFERING MEMORANDUMS SENT (10)


FINANCIAL (8)                                                                           Strategic(2)
------------                                                                            -----------
-                               -                                                       -

-                               -                                                       -

-                               -

-

-

----------------------------------------------------------------------------------------------------------------------------

LEGEND:
-------
- Revised indication of interest submitted (9)

- No response (1)




SUMMARY OF REASONS FOR NOT SUBMITTING A REVISED INDICATION OF INTEREST / OTHER
EXPLANATIONS
----------------------------------------------------------------------------------------------------------------------------


COMPANY                            REASON FOR NOT SUBMITTING INDICATION OF INTEREST
----------------------------------------------------------------------------------------------------------------------------
                                   There was a death in the family of the principal responsible for the transaction, and he was supposed to contact us early
                                   in the week of          . Raymond James / Roney received a
                                   call on                                       indicating
                                   that they were interested in moving forward with a $20.00
                                   per share price.

                                          sent an initial and revised indications of interest
                                   on August 13th and August 19th, respectively, at $20.00 per share and had a management presentation on August 26th,
                                   coupled with a data room visitation on August 25th.
                                   did not submit a best and final offer and has not returned phone calls from Raymond James / Roney.




--------------------------------------------------------------------------------
RAYMOND JAMES              PAGE 16 OF 34                      INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


    INDICATIONS OF INTEREST SUMMARY -- PHASE III
--------------------------------------------------------------------------------


    SUMMARY OF INDICATIONS OF INTEREST -- PHASE III
    ----------------------------------------------------------------------------




                               PHASE II      PHASE III
                               IMPUTED       IMPUTED
                             OFFER PRICE   OFFER PRICE       PHASE III
COMPANY                       (per Share)   (per Share)      STRUCTURE       FINANCING               COMMENTS
---------------------------------------------------------------------------------------------------------------------------------

                               $18 - $22   $21.50 - $23.50  Stock Purchase   Combination of equity   Manages two funds with over
                                                                             and debt. Utilize       $775 million of equity under
                                                                             several sources for     management. The funds are blind
                                                                             debt.                   pools and, therefore, require
                                                                                                     only Board approval.


                               $16 - $19   $16.78 - $19.63  Stock Purchase   Combination of equity   Manages a $761 million equity
                                                                             and debt. DEBT PROVIDED fund. Wants to participate in
                                                                             BY                      consolidation strategy.
                                                                             BANK


                               $13 - $16   $15.50 - $17.50  Stock Purchase   30% - 40% equity        Would require recapitalization
                                                                             provided by             structure. Current shareholder
                                                                             and Management. DEBT    would be required to contribute
                                                                             PROVIDED BY             at least 10%.
                                                                                           .




                               $19 - $22   $21.06 - $26.76  Stock Purchase   Senior Debt/            Recently acquired
                                                                             Subordinated Debt/                       for
                                                                             Equity would be         approximately 5x forecasted
                                                                             utilized. NO HIGH       EBITDA.
                                                                             YIELD DEBT
                                                                                   IS THE DEBT
                                                                             PROVIDER


                               $18 - $19      $18 - $19     Stock Purchase   Debt and Equity         Wholly-owned subsidiary of
                                                                             structure. DEBT                  which allows a longer
                                                                             TO BE PROVIDED BY       investment horizon. Significant
                                                                                     .               transaction experience.




                                 $20             $20        Stock Purchase   Debt and Equity                is a part of
                                                                             provided by                             , which most
                                                                             and their current       recently purchased
                                                                             debt source. Nothing
                                                                             specified.





--------------------------------------------------------------------------------
 RAYMOND JAMES                      PAGE 17 of 34             INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     INDICATIONS OF INTEREST SUMMARY -- PHASE III

--------------------------------------------------------------------------------

     SUMMARY OF INDICATIONS OF INTEREST -- PHASE III
--------------------------------------------------------------------------------

                              PHASE II      PHASE III
                               IMPUTED       IMPUTED
                             OFFER PRICE   OFFER PRICE       PHASE III     PHASE III
COMPANY                      (per Share)   (per Share)       STRUCTURE     FINANCING                       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
                              $15 - $16     $15 - $16      Stock Purchase                                      WILL NOT CHANGE THEIR
                                                                                                           OFFER PRICE OF $15-$16.
                                                                           high-yield debt underwriters    Do not expect their offer
                                                                                         IS READY TO       to move above this range,
                                                                           PROVIDE THEM WITH A             even after their due
                                                                           FINANCING COMMITMENT.           diligence phase. If they
                                                                                                           are not competitive, they
                                                                                                           would like to know as
                                                                                                           soon as possible.

                                 $15           $16         Stock Purchase  Proposed utilizing 60% CASH     Publicly traded company
                                                                           and 40%         STOCK           based in             . In
                                                                           which equates to $9.60 cash              , acquired the
                                                                           and $6.40         stock.
                                                                           Valuation level assumes
                                                                           $118.5mm of long-term
                                                                           obligations.          IS
                                                                           THEIR LEAD BANK.                              ,
                                                                                                                        . Current
                                                                                                           debt to equity is .85 and
                                                                                                           a market cap of $
                                                                                                           million.         STOCK IS
                                                                                                           TRADING AT $       PER
                                                                                                           SHARE WITH A P/E OF
                                                                                                               X AS OF JULY 19TH,
                                                                                                           1999.

                              $18 - $22    NO RESPONSE     Stock Purchase                       IS                 includes
                                           ($20 - 7/28)                    THEIR LEAD BANK.
                                                                                                                        in its
                                                                                                           portfolio.

                              $14 - $15    $17 - $18       Stock Purchase                       .          Purchase three
                                                                           Initial revolver and bridge     after-market
                                                                           loan on an interim basis        companies from
                                                                           until high yield market                  .
                                                                           recovers.


-------------------------------------------------------------------------------

RAYMOND JAMES                   Page 18 of 34                INVESTMENT BANKING

-------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

INDICATIONS OF INTEREST SUMMARY -- BEST & FINAL OFFERS
-------------------------------------------------------------------------------
SUMMARY OF BEST & FINAL OFFERS
-------------------------------------------------------------------------------

                                             IMPLIED PRICE PER SHARE (1)
                              -------------------------------------------------------------
                                                                    9/7/99      10/21/99
                                 PHASE II         PHASE III
                                   OFFER            OFFER       BEST & FINAL   BEST & FINAL
     COMPANY                       RANGES          RANGES          OFFER          OFFER  (4)    FINANCING           COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
                              $18.00 - $22.00  $21.50 - $23.50       $17.64        Note 3     Did not discuss
                                                                                              their financing
                                                                                              plans, as
                                                                                              requested by
                                                                                              Raymond James /
                                                                                              Roney in the
                                                                                              bidding letter.

                              $16.00 - $19.00  $16.78 - $19.63       $21.00         $18.75    $165mm of Senior           wants
                                                                                              Debt to be          John Kennedy to
                                                                                              provided by         rollover $40mm
                                                                                              and            as   of equity to
                                                                                              the lead banks.     partner with
                                                                                                                  their $75mm of
                                                                                                                  equity.

                              $19.00 - $22.00  $21.06 - $26.76        $20.25        $18.00    Looked at a                  to
                                                                                              combination of      contribute $80mm
                                                                                              High Yield Debt     of equity
                                                                                              and Senior Bank,    capital and
                                                                                              Debt or a           combine ACAM
                                                                                              Subordinated Debt   with       . May
                                                                                              piece with Senior   want/allow a
                                                                                              Bank Debt.          small piece
                                                                                                                  of equity from
                                                                                                                  John Kennedy

                                   $20.00           $20.00      Did Not        Did Not        Internal funds      Did not submit
                                                                Submit a       Submit a       plus available      a best & final
                                                                Final Offer    Final Offer    bank debt under     offer.
                                                                                              their current
                                                                                              facilities.

                              $14.00 - $15.00  $17.00 - $18.00       $20.50        $19.50     WP would receive    John Kennedy
                                                                               (Expression    4.0 - 4.25x LTM     would rollover
                                                                                of Interest)  Adjusted EBITDA     $44.0mm of his
                                                                                              in debt from        current equity
                                                                                                   , with $140mm  interest in
                                                                                              in the form of a    Autocam, while
                                                                                              Term Loan and the
                                                                                              remaining amount    would contri-
                                                                                              as a revolver,      bute $50mm
                                                                                              with a maximum      of equity
                                                                                              amount of $190      capital.
                                                                                              of debt.

-------------------------------------------------------------------------------
(1) Phase III and the Best & Final Offers dated September 7, 1999 assume $109,469 of net debt (debt minus cash) which is the amount shown on the balance sheet at June 30, 1999. The Best & Final Offers dated October 21, 1999 assume $105,626 of net debt which is the amount projected to be on the balance sheet at December 31, 1999. All of the Offers assume option proceeds (reduction of debt) of approximately $7.1 million based upon 703,511 options outstanding at an average exercise price of $10.06 per share.

(2) came into the process in mid-August and submitted only Phase II and Phase III Indications of Interest, but did not submit a Best & Final Offer.


(3) was not sent the updated financial figure, due to their initial bid and the lack of financing data surrounding their initial bid.

(4) Revised Best and Final Offers were requested, based on the parties receiving the revised projections of 6/30/00 prepared by the Company on 10/11/99.

------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 19 OF 34                 INVESTMENT BANKING
------------------------------------------------------------------------------

                                                                 RAYMOND JAMES

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------










             VALUATION ANALYSIS

























--------------------------------------------------------------------------------
  RAYMOND JAMES                                               INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

     ALTERNATIVE VALUATION METHODS EMPLOYED
     Discounted Cash Flow Analysis      DCF Issues

     - Present value of projected       - Financial forecasts
       unlevered free cash flows          developed by management

       "Inherent" value of businesses   - Discount rate
                                        - Terminal value


     Comparable Company                 Compco Issues                 Valuation Reference
          Analysis                                                          Range

     - "Public" Market Value            - Quality of comparables      - Analysis weighted
                                        - Based upon Public Data        toward DCF Analysis

       Based on trading value of                                      - Compcos and Compaqs
       comparable companies relative                                    do not internalize
       to appropriate benchmarks                                        working capital
                                                                        issues

     Comparable Acquisition             Compaq Issues
            Analysis

     - "Private" Market Valuation       - Quality of comparables
                                        - Availability of data
       Values based on multiples paid   - Consistency of Accounting
       for comparable companies in      - Impacted by deal-specific
       acquisition transactions           issues (i.e., synergies)





--------------------------------------------------------------------------------
RAYMOND JAMES                   Page 20 of 34                 INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------

     AUTOCAM OPERATING PERFORMANCE & PROJECTIONS
----------------------------------------------------------------------------

          AUTOCAM OPERATING PERFORMANCE AND PROJECTIONS
          (DOLLARS IN MILLIONS)
          ------------------------------------------------------------------
          ------------------------------------------------------------------

                                        RAYMOND                                           AUTOCAM
                                     JAMES/RONEY                 AUTOCAM                 MANAGEMENT
                                     CONFIDENTIAL              MANAGEMENT                REVISIONS
                                      OFFERING                PRESENTATION               RECEIVED
                                     MEMORANDUM                REVISIONS (2)             10/11/99 (3)
                                    -------------             --------------             ------------
REVENUES
--------
  1999PF                           $199.4                    $199.4                     $199.4
  2000E                             203.5                     217.3                      206.4
  2001E                               n/a                     243.7                      243.7
  2002E                               n/a                     273.0                      273.0
  2003E                               n/a                     288.0                      288.0
  2004E                               n/a                     289.6                      289.6

Adjusted EBITDA (1)
------------------
  1999PF                            $36.5                     $36.5                      $36.5
  2000E                              49.7                      49.7                       46.8
  2001E                               n/a                      60.9                       55.4
  2002E                               n/a                      69.9                       62.4
  2003E                               n/a                      73.8                       66.3
  2004E                               n/a                      74.2                       66.7

Adjusted EBIT (1)
------------------
  1999PF                            $21.2                     $21.2                      $21.2
  2000E                              32.6                      32.6                       30.6
  2001E                               n/a                      41.6                       36.1
  2002E                               n/a                      48.0                       40.5
  2003E                               n/a                      52.8                       45.3
  2004E                               n/a                      53.2                       45.6


(1) EBITDA and EBIT have been adjusted to reflect an addback of $964 for Public Company Expenses.
(2) Adjusted EBITDA and Adjusted EBIT for 2003 and 2004 were derived by Raymond James / Roney & Co. using historical margins and applying them to ACAM forecasted sales figures for those years.
(3) Adjusted EBITDA and Adjusted EBIT for 2002, 2003 and 2004 were derived by Raymond James / Roney & Co. using historical margins and applying them to ACAM forecasted sales figures for those years.

----------------------------------------------------------------------------
RAYMOND JAMES              PAGE 21 OF 34                  INVESTMENT BANKING
----------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

     VALUATION SUMMARY OF AUTOCAM
-------------------------------------------------------------------------------


     (DOLLARS IN MILLIONS)
-------------------------------------------------------------------------------


                                           TOTAL                         EQUITY                        EQUITY
                                       CONSIDERATION                   REFERENCE                      REFERENCE
METHODOLOGY                          REFERENCE RANGE(2)                  RANGE(2)                     RANGE(2)/SHARE
-----------------------------------------------------------------------------------------------------------------


PROPOSED CONSIDERATION                    $230.0                         $131.5                        $18.75

DISCOUNTED CASH FLOW(3)              $209.0 - $270.4                  $105.7 - $167.1              $15.08 - $23.83

COMPARABLE COMPANIES - 1999PF        $163.2 - $190.0                  $64.7 - $91.5                $9.23 - $13.05

COMPARABLE COMPANIES - 2000E         $206.7 - $238.6                  $108.2 - $140.1              $15.43 - $19.98

COMPARABLE ACQUISITIONS - 1999PF     $233.6 - $244.6                  $135.1 - $146.1              $19.27 - $20.84

COMPARABLE ACQUISITIONS - 2000E      $276.1 - $280.8                  $177.6 - $182.3              $25.33 - $26.00

REFERENCE RANGE AVG. - 1999PF        $201.9 - $235.0                  $103.4 - $136.0              $14.75 - $19.47

REFERENCE RANGE AVG. - 2000E         $230.6 - $263.3                  $132.1 - $164.8              $18.84 - $23.50

LESS: NET DEBT(2)                    (98.5) - (98.5)
-------------------------------------------------------------------------------------------------------------------

EQUITY REFERENCE RANGE - 1999PF      $103.4 - $136.0                                               $14.75 - $19.47
-------------------------------------------------------------------------------------------------------------------

EQUITY REFERENCE RANGE - 2000E       $132.1 - $164.8                                               $18.84 - $23.50
-------------------------------------------------------------------------------------------------------------------




                                       TOTAL CONSIDERATION AS A                  TOTAL CONSIDERATION AS A MULTIPLE
                                          MULTIPLE OF 1999PF                               OF 2000E (1)
                                   ----------------------------------         ----------------------------------------

                                   NET SALES      EBITDA       EBIT            NET SALES       EBITDA         EBIT
                                   ($199.4)       ($36.5)     ($21.2)           ($206.4)       ($46.8)       ($30.6)
----------------------------------------------------------------------------------------------------------------------


PROPOSED CONSIDERATION                 1.2x          6.3x       10.8x            1.1x           4.9x          7.5x

DISCOUNTED CASH FLOW(3)              1.0x-1.4x     5.7x-7.4x   9.9x-12.8x      1.0x-1.3x      4.5x-5.8x     6.8x-8.8x

COMPARABLE COMPANIES - 1999PF        0.8x-0.9x     4.5x-5.2x   7.7x-8.9x

COMPARABLE COMPANIES - 2000E                                                   1.0x-1.1x      4.4x-5.0x     6.8x-7.7x

COMPARABLE ACQUISITIONS - 1999PF     1.2x-1.2x     6.4x 6.7x   11.0x-11.5x

COMPARABLE ACQUISITIONS - 2000E                                                1.4x-1.4x      5.9x-6.0      9.0x-9.2x
                                    ----------------------------------------------------------------------------------
REFERENCE RANGE AVG. - 1999PF        1.0x-1.2x     5.5x-6.4x   9.5x-11.1x
                                    ----------------------------------------------------------------------------------
REFERENCE RANGE AVG. - 2000E                                                   1.1x-1.3x      4.9-5.6x      7.5x-8.6x
                                    ----------------------------------------------------------------------------------

LESS: NET DEBT(2)
----------------------------------------------------------------------------------------------------------------------

EQUITY REFERENCE RANGE - 1999PF
----------------------------------------------------------------------------------------------------------------------

EQUITY REFERENCE RANGE - 2000E
----------------------------------------------------------------------------------------------------------------------



     (1) Fiscal Year ended June 30; revised projections provided by Company management on 10/11/99.

     (2) Assumes forecasted net debt (debt less cash) of $105.6 million at 12/31/99 and option proceeds (703,551 options with an average exercise price of $10.06) of approximately $7.1 million as of 12/31/99 that would be a reduction of the debt. Based on information provided by Company management. Also assumes 7,010,544 total shares and options outstanding.

     (3) Assumes a terminal value multiple of 5.5x - 6.5x and a discount rate of 11.0%-15.0%.



--------------------------------------------------------------------------------
RAYMOND JAMES                    PAGE 22 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------

     DISCOUNTED CASH FLOW ANALYSIS
-------------------------------------------------------------------------------

     The discounted cash flow analysis is based upon 2000-2003 forecasts provided by the management of Autocam and projections for FY 2004 were developed by Raymond James / Roney with assistance from Autocam's management. These forecasts were completed in May 1999 and subsequently updated in September, 1999.


DISCOUNTED CASH FLOW ANALYSIS
(DOLLARS IN MILLIONS)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



Total Consideration Reference Range                    $209.0 - $270.4

Equity Value Reference Range(1)                        $105.7 - $167.1

Per Share Value Reference Range(1)                     $15.08 - $23.83


Discount Rate                                           11.0% - 15.0%

Terminal Value EBITDA Multiple                           5.5x - 6.5x


MULTIPLE OF FY 1999PF:

   Revenues                              $199.4          1.0x - 1.4x

   Adj. EBITDA                            $36.5          5.7X - 7.4x

   Adj. EBIT                              $21.2          9.9x - 12.8x


MULTIPLE OF FY 2000E:(2)

   Revenues                              $206.4          1.0x - 1.3x

   Adj. EBITDA                            $46.8          4.5X - 5.8x

   Adj. EBIT                              $30.6          6.8X - 8.8x
----------------------------------------------------------------------


(1) Utilizes net debt (debt less cash) of $110.4 million at 6/30/99 and option proceeds (703,551 options with an average exercise price of $10.06) of approximately $7.1 million as of 6/30/99 that would be a reduction of the debt. Based on information provided by Company management. Also assumes 7,010,544 total shares and options outstanding.

(2) Revised projections were provided by Autocam's management on 10/11/99 plus public company adjustments of $964,000.




--------------------------------------------------------------------------------
RAYMOND JAMES                    PAGE 23 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------

     As comparable public companies, publicly traded companies within the same industry with operations and customer base similar to Autocam (primarily suppliers to Tier I and big three automotive manufacturers) were chosen.


COMPARABLE COMPANIES VALUATION SUMMARY
(DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

                                                  IMPLIED TOTAL     IMPLIED EQUITY   IMPLIED EQUITY
                      COMPANY       MULTIPLE      CONSIDERATION       REFERENCE        REFERENCE
                       DATA         RANGE(1)     REFERENCE RANGE       RANGE(2)      RANGE(2)/SHARE
                      -------      --------     ---------------    --------------   --------------
1999PF Sales          $199.4       0.7x - 0.9x   $139.6 - $179.5    $41.1 - $81.0     $5.86 - $11.55

1999PF Adj. EBITDA     $36.5       5.0  - 5.7     182.5 -  208.1     84.0 - 109.6    $11.98 - $15.63

1999PF Adj. EBIT       $21.2       7.9  - 8.6     167.5 -  182.3     69.0 -  83.8     $9.84 - $11.95


2000E Sales(3)        $206.4       0.7x - 0.9x    144.5 -  185.8     46.0 -  87.3     $6.56 - $12.45

2000E Adj. EBITDA(3)   $46.8       5.0  - 5.7     234.0 -  266.8    135.5 - 168.3    $19.32 - $24.01

2000E Adj. EBIT(3)     $30.6       7-9  - 8.6     241.7 -  263.2    143.2 - 164.7    $20.43 - $23.49

----------------------------------------------------------------------------------------------------
Reference Range:       (1999PF Average)          $163.2   $190.0    $64.7   $91.5     $9.23 - $13.05

Reference Range:       (2000E Average)           $206.7   $238.6   $108.2  $140.1    $15.43 - $19.98
----------------------------------------------------------------------------------------------------


(1) Multiple Range consists of the Median and the Mean.

(2) Assumes forecasted net debt (debt less cash) of $105.6 million at 12/31/99 and option proceeds (703,551 options with an average exercise price of $10.06) of approximately $7.1 million as of 12/31/99 that would be a reduction of the debt. Based on information provided by Company management. Also assumes 7,010,544 total shares and options outstanding.

(3) Revised projections were provided by Autocam's management on 10/11/99.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RAYMOND JAMES                    PAGE 24 of 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


COMPARABLE ACQUISITIONS ANALYSIS
--------------------------------------------------------------------------------


SUMMARY OF COMPARABLE ACQUISITIONS ANALYSIS
(DOLLARS IN MILLIONS)
================================================================================================================
                                                      IMPLIED TOTAL                              IMPLIED EQUITY
                   COMPANY                       CONSIDERATION REFERENCE     IMPLIED EQUITY         REFERENCE
                    DATA     MULTIPLE RANGE(1)            RANGE            REFERENCE RANGE(2)    RANGE(2)/SHARE
----------------------------------------------------------------------------------------------------------------
1999PF Sales       $199.4     n/a   --   n/a          n/a   --   n/a          n/a  --   n/a            n/a
1999PF EBITDA       $36.5     6.4   --   6.7         233.6  --  244.6        135.1 --  146.1    $19.26 - $20.84
1999PF EBIT         $20.4     n/a   --   n/a          n/a   --   n/a          n/a  --   n/a            n/a

2000E Sales (3)    $206.4     n/a   --   n/a          n/a   --   n/a          n/a  --   n/a            n/a
2000E EBITDA (3)    $46.8     5.9   --   6.0         276.1  --  280.8        177.6 --  182.3    $25.33 - $26.00
2000E EBIT (3)      $30.6     n/a   --   n/a          n/a   --   n/a          n/a  --   n/a            n/a


----------------------------------------------------------------------------------------------------------------
Reference Range:  (1999PF/2000E Average)            $254.9     $262.7       $156.4    $164.2    $22.30 -- $23.42
----------------------------------------------------------------------------------------------------------------


NOTE:  Citation/Kelso Transaction had revised multiples of 6.0x and 5.0x historical and forecasted EBITDA respectively. These figures translate into Total Consideration of $228.6mm ($18.55/share) based on the LTM
       EBITDA (9/30/99) of #38.1mm, and Total Consideration of $234.0mm ($19.32/share) based on the revised Adjusted
       EBITDA of $46.8mm for FYE 6/30/00.

(1)  Multiple Range consists of Median and the Mean.
(2)  Assumes forecasted net debt (debt less cash) of $105.6 million at 12/31/99 and option proceeds (703,551 options with an average exercise price of $10.06) of approximately $7.1 million as of 12/31/99 that would be a reduction of the debt. Based on information provided by Company management. Also assumes 7,010,544 total shares and options outstanding.
(3)  Revised projections were provided by Autocam's management on 10/11/99
----------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
RAYMOND JAMES                    PAGE 25 OF 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------

SUMMARY OF COMPARABLE COMPANIES
--------------------------------------------------------------------------------

SELECTED COMPARABLE COMPANIES -- 1999E RESULTS
(DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TOTAL CONSIDERATION
                                                                              LTM RESULTS        MARGINS      AS A MULTIPLE OF:
                                                                      -----------------------------------------------------------
                                   EQUITY     NET         TOTAL
                                   VALUE     DEBT     CONSIDERATION   SALES     EBITDA     EBIT  EBITDA  EBIT   SALES  EBITDA  EBIT
----------------------------------------------------------------------------------------------------------------------------------
Arvin Industries, Inc. (ARV)      $682.8   $531.9      $1,214.7    $2,839.7    $275.4   $172.2   9.7%   6.1%  0.4x    4.4x    7.1x
Dana Corporation (DCN)           4,578.6  3,707.9       8,286.5    12,782.4   1,509.6    986.8  11.8    7.7   0.6     5.5     8.4
Donnelly Corporation                79.8    115.9         195.7       871.6      41.9     17.8   4.8    2.0   0.2     4.7    11.0
Dura Automotive                    249.7    668.7         918.5     1,376.2     183.2    132.7  13.3    9.6   0.7     5.0     6.9
Gentex Corporation               1,258.3   (117.4)      1,140.8       246.5      88.7     80.7  36.0   32.8   4.6    12.9    14.1
Gencorp, Inc.                      472.8    351.0         823.8     1,894.1     230.2    171.7  12.2    9.0   0.4     3.6     4.8
Intermet Corporation               269.4    199.4         468.8       888.6     116.0     79.9  13.1    9.0   0.5     4.0     5.9
Lamson & Sessions Co.               68.1     49.2         117.3       276.6      19.5     10.1   7.1    3.6   0.4     6.0    11.6
Lear Corporation                 2,155.0  3,318.9       5,473.9    10,773.1     799.4    536.1   7.4    5.0   0.5     6.8    10.2
Mascotech, Inc.                    658.9  1,280.0       1,938.9     1,686.4       n/a    218.2   n/a   12.9   1.1     n/a     8.9
Modine Manufacturing               697.6    175.5         873       1,222.2     154.9    110.7  13.8    9.9   0.8     5.6     7.9
Shiloh Industries, Inc.            137.3    146.6         284         314.6      40.5     23.6  12.9    7.5   0.9     7.0    12.0
Simpson Industries, Inc. (SMPS)    183.6     99.4         283         514.7      63.9     37.0  12.4    7.2   0.5     4.4     7.6
Superior Industries Intl. (SUP)    707.6    (93.9)        613.7       556.9     121.7     95.0  21.9   17.1   1.1     5.0     6.5
Tower Automotive (TWR)             728.2    573.6       1,301.7     1,942.7     297.4    202.5  15.3   10.4   0.7     4.4     6.4

                                                                                       HIGH     36.0%  32.8%  4.6x   12.9x   14.1x
                                                                                       AVERAGE  13.7   10.0   0.9     5.7     8.6
                                                                                       MEDIAN   12.6    9.0   0.6     5.0     7.9
                                                                                       LOW       4.8    2.0   0.2     3.6     4.8
----------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg News, Zaks Earnings Estimates & Equity Research Reports.


--------------------------------------------------------------------------------
RAYMOND JAMES                    PAGE 26 of 34                INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL
--------------------------------------------------------------------------------


     SUMMARY OF COMPARABLE ACQUISITIONS
--------------------------------------------------------------------------------

          SUMMARY OF COMPARABLE ACQUISITIONS ANALYSIS - FORECASTED ANALYSIS (DOLLARS IN MILLIONS)
          -----------------------------------------------------------------

                                                                                         TC AS A MULTIPLE OF
                                                                                         -------------------
TRANSACTION DATE      TARGET/ACQUIROR                                 TOTAL            FORECASTED      FORECASTED
                                                                   CONSIDERATION          SALES           EBITDA
-----------------------------------------------------------------------------------------------------------------
   8/01/99           Varlen Corporation/Amsted Industries, Inc.        $790                1.1x           6.5x
   7/27/99           Standard Products Co./Cooper Tire & Rubber Co.
                     (PENDING)                                          757                0.7x           6.0x
   6/24/99           Citation Corporation/Kelso & Co. (PENDING)         620                0.7x           5.0x
   6/18/99           Durakon Industries/Littlejohn & Co. LLC             84                0.4x           4.2x
   6/17/99           Walbro Corp./TI Group                              630                0.8x           5.3x
   4/27/99           Hilite Industries, Inc./Carreras Kestner & Co LLC   85                0.9x           5.6x
   2/12/99           Colfor Manufacturing/American Axle &
                     Manufacturing Co.                                  168                1.2x           7.0x
   1/28/99           Lucas Varity, plc/TRW, Inc.                       6,613               0.9x           7.4x
   1/26/99           Adwest Automotive PLC/Dura Automotive Systems      330                0.8x           6.2x
   1/07/99           Defiance, Inc./General Chemical Group, Inc.         73                0.7x           4.6x
  12/08/98           Hi-Stat/Stoneridge                                 362                2.0x           6.8x
  11/20/98           CMI International/Hayes Lemmerz International      605                0.9x           6.1x

                                                                        High               2.0x           7.4x
                                                                        Median             0.9x           5.9x
                                                                        Mean               0.9x           6.0x
                                                                        Low                0.4x           4.2x

-----------------------------------------------------------------------------------------------------------------
Source: Transaction Filings

--------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 27 OF 34                   INVESTMENT BANKING
--------------------------------------------------------------------------------

PROJECT TITAN                                                      CONFIDENTIAL
-------------------------------------------------------------------------------
SUMMARY OF COMPARABLE ACQUISITIONS
-------------------------------------------------------------------------------
SUMMARY OF COMPARABLE ACQUISITIONS ANALYSIS - HISTORICAL ANALYSIS
(DOLLARS IN MILLIONS)
-------------------------------------------------------------------------------

                                                                                                 TC AS A
                                                                                               MULTIPLE OF
                                                                                                   LTM
                                                                                   TOTAL       -----------
TRANSACTION DATE                   TARGET/ACQUIROR                              CONSIDERATION     EBITDA
----------------------------------------------------------------------------------------------------------
     7/27/99        Standard Products Co./Cooper Tire & Rubber CO. (PENDING)         757            6.4x
     6/24/99        Citation Corporation/Kelso & Co. (PENDING)                       620            6.2x
     6/18/99        Durakon Industries/Littlejohn & Co. LLC                           84            4.8X
     6/17/99        Walbro/TI Group                                                  630            7.1x
     4/27/99        Hilite Industries, Inc./Carreras Kestner & Co LLC                 85            6.1x
       4/99         Varlen Corporation/Amstead Industries                            785            7.5x
     1/28/99        Lucas Varity plc/TRW, Inc.                                     6,613            6.8x
     1/26/99        Adwest Automotive PLC/Dura Automotive Systems                    330            5.9x
     1/07/99        Defiance, Inc./General Chemical Group, Inc.                       73            4.9x
      12/98         Kuhlman Corporation/Borg-Warner Automotive                       789            5.9x
    12/08/98        Hi-Stat/Stoneridge                                               362           11.8x
    11/20/98        CMI International/Hayes Lemmerz International                    605            6.9x
      08/98         Cooper Automotive/Federal Mogul Corporation                    1,900            6.6x
                                                                                --------------------------
                                                                                   High            11.8x
                                                                                   Median           6.4x
                                                                                   Mean             6.7x
                                                                                   Low              4.8x
                                                                                --------------------------

-------------------------------------------------------------------------------
Source: Transaction Filings

-------------------------------------------------------------------------------
RAYMOND JAMES                 PAGE 28 OF 34                  INVESTMENT BANKING
-------------------------------------------------------------------------------

                                                                   RAYMOND JAMES

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------


     STOCK PREMIUM ANALYSIS











----------------------------------------------------------------------------
RAYMOND JAMES                                             INVESTMENT BANKING
----------------------------------------------------------------------------

PROJECT TITAN                                                       CONFIDENTIAL


                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                        SUMMARY AS OF SEPTEMBER 14, 1999

                         [AUTOCAM CORPORATION BAR GRAPH]

                  Average ACAM Stock Price      Average ACAM Offer Price      Average ACAM Premium
                  ------------------------      ------------------------      --------------------
Last 10 Days             $13.39                        $18.75                        40.0%
Last 30 Days             $13.27                        $18.75                        41.3%
Last 90 Days             $12.70                        $18.75                        47.6%
Last 180 Days            $12.05                        $18.75                        55.6%

RAYMOND JAMES                      PAGE 29 OF 34              INVESTMENT BANKING

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------


                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                     LAST 10 DAYS AS OF SEPTEMBER 14, 1999




                            [STOCK PREMIUM ANALYSIS GRAPH]








RAYMOND JAMES              PAGE 30 OF 34                  INVESTMENT BANKING

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------




                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                     LAST 30 DAYS AS OF SEPTEMBER 14, 1999






                         [STOCK PREMIUM ANALYSIS GRAPH]






RAYMOND JAMES              PAGE 31 OF 34                  INVESTMENT BANKING

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------




                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                     LAST 90 DAYS AS OF SEPTEMBER 14, 1999






                         [STOCK PREMIUM ANALYSIS GRAPH]






RAYMOND JAMES              PAGE 32 OF 34                  INVESTMENT BANKING

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------




                              AUTOCAM CORPORATION
                             STOCK PREMIUM ANALYSIS
                     LAST 180 DAYS AS OF SEPTEMBER 14, 1999






                         [STOCK PREMIUM ANALYSIS GRAPH]






RAYMOND JAMES              PAGE 33 OF 34                  INVESTMENT BANKING

PROJECT TITAN                                                   CONFIDENTIAL
----------------------------------------------------------------------------




                              AUTOCAM CORPORATION
             STOCK PRICE -- DOW JONES INDUSTRIAL AVERAGE COMPARISON
                           SINCE IPO DATE -- 10/31/91






                [DOW JONES INDUSTRIAL AVERAGE COMPARISON GRAPH]






RAYMOND JAMES              PAGE 34 OF 34                  INVESTMENT BANKING

--------------------------------------------------------------------------------
RECENT STOCK PERFORMANCE FOR SELECTED COMPARABLE COMPANIES
--------------------------------------------------------------------------------

                                                              9/1/99        10/5/99           10/20/99            10/27/99
                                                   HEAD       STOCK          STOCK              STOCK               STOCK
               COMPANY                           QUARTERS     PRICE          PRICE              PRICE               PRICE
--------------------------------------------------------------------------------------------------------------------------------
COMPARABLE AUTOMOTIVE COMPANIES
  Autocam Corporation (ACAM)                        MI        $13.00    $15.88      22.1%   $11.63     -10.6%   $10.63    -18.3%
  Arvin Industries, Inc. (ARV)                      IN        $35.50    $30.63     -13.7%   $25.94     -26.9%   $25.69    -27.6%
  Dana Corporation (DCN)                            OH        $42.75    $37.88     -11.4%   $27.81     -34.9%   $28.00    -34.5%
  Donnely Corporation (DON)                         MI        $16.19    $14.19     -12.4%   $14.25     -12.0%   $13.44    -17.0%
  Dura Automotive Systems (DRRA)                    MN        $25.94    $23.94      -7.7%   $18.44     -28.9%   $18.13    -30.1%
  Gentex Corporation (GNTX)                         MI        $20.63    $20.50      -0.6%   $17.84     -13.5%   $16.94    -17.9%
  Gencorp, Inc. (GY)                                OH        $20.02    $10.88     -45.7%   $11.00     -45.1%   $11.50    -42.6%
  Intermet Corporation (INMT)                       MI        $11.81    $ 9.75     -17.5%   $10.00     -15.3%   $10.88     -7.9%
  The Lamson & Sessions Company (LMS)               OH        $ 5.25    $ 5.25       0.0%   $ 4.75      -9.5%   $ 4.81     -8.3%
  Lear Corporation (LEA)                            MI        $40.69    $35.13     -13.7%   $32.50     -20.1%   $32.56    -20.0%
  Mascotech, Inc. (MSX)                             MI        $16.81    $16.69      -0.7%   $14.31     -14.9%   $14.81    -11.9%
  Modine Manufacturing Company (MODI)               WI        $29.59    $23.75     -19.7%   $24.03     -18.8%   $23.50    -20.6%
  Shiloh Industries, Inc. (SHLO)                    DE        $12.00    $11.38      -5.2%   $10.50     -12.5%   $ 9.13    -24.0%
  Simpson Industries, Inc. (SMPS)                   MI        $12.19    $11.38      -6.7%   $10.06     -17.4%   $10.19    -16.4%
  Superior Industries International (SUP)           CA        $27.88    $28.69       2.9%   $26.69      -4.3%   $26.38     -5.4%
  Tower Automotive, Inc. (TWR)                      MN        $20.38    $19.88      -2.5%   $16.31     -19.9%   $15.94    -21.8%

  Average Increase/(Decrease) from 9/1/99                                           -8.3%              -19.0%             -20.3%
  Average Increase/(Decrease) from 9/1/99 (Excluding ACAM)                         -10.3%              -19.6%             -20.4%

                                                                   RAYMOND JAMES









                                       B

                                 PROJECT TITAN
                         ALTERNATIVE INVESTMENT ANALYSIS

                      Oct-99   1 Year  2 Year  3 Year  4 Year  5 Year  10 Year                                 $18.5  $18.75  $19.0
                      ------   ------  ------  ------  ------  ------  -------                                 -----  ------  -----
Dow Jones Industrial  10,470.3 8.592.1 7,442.1 6,029.4 4,755.5 3,908.1 2,645.1       LTM EBITDA as of 9/30/99  $38.1  $38.1   $38.1
CAGR                             21.9%   40.7%   31.8%   30.1%   27.9%   16.5%
                                                                                     Enterprise Value         $233.0 $234.8  $236.5
S&P 500                1,301.7 1,098.7   914.6   705.3   581.5   472.4   340.4                                ---------------------
CAGR                             18.5%   42.3%   35.9%   30.8%   28.8%   16.1%       EBITDA Multiple           6.1x   6.2x     6.2x

Average CAGR                     20.2%   41.5%   33.8%   30.5%   28.4%   16.3%




                        Estimated    Estimated  Required                      MATRIX
                      Stock Price(1)  EBITDA    Multiple   4.5x   5.0x   5.5x   6.0x   6.5x   7.0x   7.5x
                      -----------------------------------------------------------------------------------
Year 2000      10.3%      $20.7        $46.0      5.4x    $55.2  $49.7  $45.1  $41.4  $38.2  $35.5  $33.1
               12.3%      $21.1        $46.0      5.5x    $55.8  $50.2  $45.6  $41.8  $38.6  $35.8  $33.5
               14.3%      $21.4        $46.0      5.5x    $56.3  $50.7  $46.1  $42.3  $39.0  $36.2  $33.8
               16.3%      $21.8        $46.0      5.6x    $56.9  $51.2  $46.6  $42.7  $39.4  $36.6  $34.2
               18.3%      $22.2        $46.0      5.6x    $57.5  $51.8  $47.1  $43.1  $39.8  $37.0  $34.5
               20.3%      $22.6        $46.0      5.7x    $58.1  $52.3  $47.5  $43.6  $40.2  $37.3  $34.9
               22.3%      $22.9        $46.0      5.7x    $58.7  $52.8  $48.0  $44.0  $40.6  $37.7  $35.2
               24.3%      $23.3        $46.0      5.8x    $59.3  $53.3  $48.5  $44.4  $41.0  $38.1  $35.6
               26.3%      $23.7        $46.0      5.9x    $59.9  $53.9  $49.0  $44.9  $41.4  $38.5  $35.9




                        Estimated    Estimated  Required                      MATRIX
                      Stock Price(1)  EBITDA    Multiple   4.5x   5.0x   5.5x   6.0x   6.5x   7.0x   7.5x
                      -----------------------------------------------------------------------------------
Year 2001      10.3%      $22.8        $53.0      5.0x    $58.5  $52.6  $47.9  $43.9  $40.5  $37.6  $35.1
               12.3%      $23.6        $53.0      5.1x    $59.8  $53.8  $48.9  $44.8  $41.4  $38.4  $35.9
               14.3%      $24.5        $53.0      5.2x    $61.1  $55.0  $50.0  $45.8  $42.3  $39.3  $36.7
               16.3%      $25.4        $53.0      5.3x    $62.5  $56.2  $51.1  $46.8  $43.2  $40.2  $37.5
               18.3%      $26.2        $53.0      5.4x    $63.8  $57.5  $52.2  $47.9  $44.2  $41.0  $38.3
               20.3%      $27.1        $53.0      5.5x    $65.2  $58.7  $53.4  $48.9  $45.2  $41.9  $39.1
               22.3%      $28.0        $53.0      5.7x    $66.6  $60.0  $54.5  $50.0  $46.1  $42.8  $40.0
               24.3%      $29.0        $53.0      5.8x    $68.1  $61.3  $55.7  $51.1  $47.1  $43.8  $40.9
               26.3%      $29.9        $53.0      5.9x    $69.6  $62.6  $56.9  $52.2  $48.2  $44.7  $41.7




                        Estimated    Estimated  Required                      MATRIX
                      Stock Price(1)  EBITDA    Multiple   4.5x   5.0x   5.5x   6.0x   6.5x   7.0x   7.5x
                      -----------------------------------------------------------------------------------
Year 2002      10.3%      $25.2        $60.0      4.7x    $62.2  $55.9  $50.9  $46.6  $43.0  $40.0  $37.3
               12.3%      $26.6        $60.0      4.8x    $64.3  $57.6  $52.6  $48.2  $44.5  $41.4  $38.6
               14.3%      $28.0        $60.0      5.0x    $66.6  $59.9  $54.5  $49.9  $46.1  $42.8  $39.9
               16.3%      $29.5        $60.0      5.2x    $68.9  $62.0  $56.4  $51.7  $47.7  $44.3  $41.3
               18.3%      $31.0        $60.0      5.3x    $71.3  $64.2  $58.3  $53.5  $49.4  $45.8  $42.8
               20.3%      $32.6        $60.0      5.5x    $73.8  $66.4  $60.4  $55.4  $51.1  $47.4  $44.3
               22.3%      $34.3        $60.0      5.7x    $76.4  $68.7  $62.5  $57.3  $52.9  $49.1  $45.8
               24.3%      $36.0        $60.0      5.9x    $79.1  $71.1  $64.7  $59.3  $54.7  $50.8  $47.4
               26.3%      $37.8        $60.0      6.1x    $81.8  $73.6  $66.9  $61.4  $56.6  $52.6  $49.1



(1)Based upon $18.75 offer price and net debt of $103.3.

                                                                  RAYMOND JAMES












                                       C

                                                      OCTOBER 27, 1999, 4:35 PM

                                 PROJECT TITAN
                       TRANSACTION TIMELINE (APPROXIMATE)
-------------------------------------------------------------------------------

                        [TRANSACTION TIMELINE CALENDAR]

                               [OCTOBER 28, 1999]
                               [NOVEMBER 5, 1999]
                               [JANUARY 3, 2000]
                               [FEBRUARY 8, 2000]

KEY DEADLINES

DATE                          ITEM OF IMPORTANCE                                                    RESPONSIBILITY
----                          ------------------                                                    --------------
SEPT 15-19     Ernst & Young ("E & Y") in Grand Rapids to complete due diligence
SEPT 16        Merger Agreement ("MA") received by Dickinson Wright ("DW") from Gibson Dunn ("GD")
SEPT 16-24     Complete disclosure schedules for MA
SEPT 17        ACAM team to review mechanical issues of MA AND submit comments to GD
SEPT 20        All hands meeting in Chicago to discuss business/other issues of MA
SEPT 20-22     EY in France and Brazil
SEPT 21-23     JK in France at F&P board meeting
SEPT 23-25     Financing commitment received by Aurora
SEPT 24        All hands meeting to discuss final business/other issues of MA
SEPT 24        Special Committee Meeting in Grand Rapids
OCT 28         BOARD OF DIRECTORS MEETING - TO UPDATE AND DECIDE ON APPROVAL OF THE TRANSACTION
OCT 29         Regular date for ACAM Earnings Release
NOV 5          MERGER AGREEMENT EXECUTED / PUBLIC ANNOUNCEMENT
NOV 8          HSR Filing and EEC Filing if required
NOV 9          File appropriate documents with SEC (Proxy/Merger Agreement/8K....etc)
NOV 19         Receive word from SEC on review vs. no review
DEC 22         Receive SEC comments
DEC 28         Respond to SEC comments
JAN 3          SEC EFFECTIVE
JAN 5          Provide notice of shareholders meeting
FEB 7          Shareholders meeting / Approval date
FEB 8          CLOSING OF THE TRANSACTION

-------------------------------------------------------------------------------
RAYMOND JAMES                                                INVESTMENT BANKING
-------------------------------------------------------------------------------